Exhibit 10.1

Credit Agreement

Dated as of
November 27, 2012

among

Ridgewood Energy O Fund, LLC,
Ridgewood Energy Q Fund, LLC,
Ridgewood Energy S Fund, LLC,
Ridgewood Energy T Fund, LLC,
Ridgewood Energy V Fund, LLC,
Ridgewood Energy W Fund, LLC,
Ridgewood Energy A-1 Fund, LLC, and
 Ridgewood Energy B-1 Fund, LLC,
as Borrowers,

Rahr Energy Investments LLC,
as Administrative Agent,

and

The Lenders Party Hereto

i

TABLE OF CONTENTS (Continued)

TABLE OF CONTENTS (Continued)

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Tranche Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Conveyance of Lender ORRI
Exhibit G	Form of APOD Certificate
Exhibit H	Form of Direction Letter
Exhibit I-1 – I-4	Forms of U.S. Tax Compliance Certificates
Schedule 1.01(a)	Borrower Net Revenue Interests
Schedule 1.01(b)	Borrower’s Internal Funding Amount
Schedule 1.01(c)	Borrower’s Pro-Rata Share
Schedule 1.01(d)	Milestones
Schedule 1.01(e)	Minimum Targeted Production
Schedule 1.01(f)	Overriding Royalty Percentage
Schedule 1.01(g)	Existing Liens
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts

TABLE OF CONTENTS (Continued)

Page

Schedule 7.20	Swap Agreements
Schedule 8.16	Walter APOD
Schedule 9.12	Specified JOAs

THIS CREDIT AGREEMENT dated as of November 27, 2012 is among:  Ridgewood Energy O Fund, LLC, a Delaware limited liability company, Ridgewood Energy Q Fund, LLC, a Delaware limited liability company, Ridgewood Energy S Fund, LLC, a Delaware limited liability company, Ridgewood Energy T Fund, LLC, a Delaware limited liability company, Ridgewood Energy V Fund, LLC, a Delaware limited liability company, Ridgewood Energy Fund W, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company, Ridgewood Energy B-1 Fund, LLC, a Delaware limited liability company, (collectively, the “Borrowers” and each a “Borrower”); each of the Lenders from time to time party hereto; and Rahr Energy Investments LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.          Each Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of such Borrower.

B.          The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.          In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01         Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02         Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned such term in the preamble.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Allocable ORRI Share” means, with respect to any Loan to any Borrower, an amount expressed as a percentage determined by dividing (a) the principal amount of such Loan by (b) such Borrower’s Allocable ORRI Value; provided, however, that the sum of the Allocable ORRI Shares attributable to all Loans made to such Borrower shall never exceed 100%.

“Allocable ORRI Value” means, with respect to any Borrower, an amount equal to (a) such Borrower’s Pro-Rata Share multiplied by (b) 300% of the Total ORRI Value.

“APOD” means the Initial APOD or the Walter APOD, as applicable.

“APOD Certificate” means a certificate substantially in the form of Exhibit G, to be delivered to the Administrative Agent concurrent with the delivery by the Borrowers of each APOD required to be delivered hereunder.

“Applicable Percentage” means, with respect to any Lender and any Tranche, the percentage of the Total Tranche Commitments represented by such Lender’s Tranche Commitment; provided that if the applicable Tranche Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Tranche Commitments most recently in effect.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc. and (b) any other independent petroleum engineers chosen by the Borrowers and reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 1.01(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to the earlier of (i) the completion of the development activities for the Project Properties in accordance with the Initial APOD and the Walter APOD and (ii) December 31, 2016.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned such term in the preamble.

“Borrower Net Revenue Interest” means, (a) with respect to each Borrower and each Existing Hydrocarbon Interest, the amount set forth on Schedule 1.01 (a), and (b) with respect to each Borrower and each Hydrocarbon Interest, other than an Existing Hydrocarbon Interest, such Borrower’s gross working interest share of production from such Hydrocarbon Interest less such Borrower’s share of the Existing Production Burdens payable with respect to such production.

“Borrower’s Internal Funding Amount” means with respect to each Borrower the amount set forth on Schedule 1.01(b).

“Borrower’s Pro-Rata Share” with respect to any Borrower means with respect to each Borrower the percentage set forth for such Borrower on Schedule 1.01(c).

 “Borrowing” means Loans of the same Tranche, made on the same date.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least ninety five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Cash Receipts” means all Cash or Cash Equivalents received by or on behalf of any Borrower or any of its Subsidiaries that is proceeds of such Borrower’s or such Subsidiary’s ownership or interest in the Project Properties including the following:  (a) sales of Hydrocarbons from Oil and Gas Properties, (b) Cash representing operating revenue earned or to be earned from the operation of the Oil and Gas Properties, (c) any proceeds from Swap Agreements resulting from or allocated to the Hydrocarbon Interests, (d) royalty payments and (e) any other Cash or Cash Equivalents received by or on behalf of such Borrower or its Subsidiaries resulting from its ownership of the Oil and Gas Properties; provided that (i) Loans or the proceeds of Loans, (ii) Cash or Cash Equivalents belonging to or received for the credit of third parties, such as royalty, working interest or other interest owners, that are received for transfer or payment to such third parties, and (iii) Cash or Cash Equivalents, if any, received from other working interest owners of the Oil and Gas Properties operated by such Borrower or its Subsidiaries that represent reimbursements or advance payments of joint interest billings to such other working interest owners in each case shall not constitute “Cash Receipts”.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, the Project Properties or any Oil and Gas Properties of any Borrower or any of its Subsidiaries.

“Change in Control” means, with respect to any Borrower, any time Ridgewood Energy Corporation ceases to be the manager of such Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Tranche Commitments.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, entered into with the bank or securities intermediary at which a deposit account or securities account is maintained by any Borrower.

“Conveyance” means the Conveyance of Overriding Royalty Interest attached hereto as Exhibit F.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accrued expenses, liabilities or other obligations of such Person, in each case to pay the deferred purchase price of Property or services (other than those being contested in good faith and for which adequate reserves have been maintained in accordance with GAAP) where such deferral exceeds nine months; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided that if not assumed or guaranteed the amount of such Debt shall not exceed the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss but excluding performance guarantees in connection with the conduct of such Person’s business; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments made more than one (1) month in advance of the month in which the commodities, goods or services are delivered, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services to the extent such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debt Service Cap” means, with respect to any Borrower and any Monthly Payment Date, an amount equal to seventy percent (70%) of such Borrower’s Net Revenues for the calendar month immediately preceding the calendar month in which such Montly Payment Date occurs; provided, that if in any three consecutive month period after the second well completed on the Project Properties is placed on production, such Borrower’s Net Revenue Interest share of the crude oil produced from the Project Properties is less than the minimum quantity set forth with respect to such Borrower set forth in the Minimum Targeted Production Schedule for any reason other than Force Majeure, the Debt Service Cap with respect to such Borrower shall be one hundred percent (100%) until such Borrower is current in the payment of its Monthly Payment Amounts, and all accrued and unpaid Prior Shortfall Amounts.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to timely fund any portion of the Loans required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, (c) has notified the Administrative Agent and/or any Borrower that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other existing agreements under which it commits to extend credit or (d) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Development Costs” means the following costs, with respect to the Oil and Gas Properties: (a) all direct costs and expenses incurred in (i) permitting, drilling, testing, evaluating, completing and equipping or plugging and abandoning of wells, and (ii) acquiring and installing platforms, pipelines, separators, heater-treaters, tanks, and other facilities designed for use in the production, handling, or treatment of oil, gas and water and (iii) otherwise developing the Project Properties, and (b) the indirect charges that are applicable to the operations described in the foregoing clause (a) under the terms of any applicable operating agreement, but Development Costs do not include any Exploratory Costs.

“Direction Letter” means a direction letter substantially in the form of Exhibit H.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any Borrower that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Environmental Laws” means any and all Governmental Requirements pertaining to health or safety (to the extent relating to Hazardous Materials exposure), the protection of the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which any Borrower or any of its Subsidiaries is conducting, or at any time has conducted business, or where any Property of any Borrower or any of its Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, those portions of the Occupational Safety and Health Act of 1970, as amended relating to Hazardous Materials, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means: (a) any “reportable event,” as defined in section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of a Plan to meet the minimum funding standards under section 412 of the Code or section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in section 430 of the Code or section 303 of ERISA); (c) the filing pursuant to section 412 of the Code or section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, a Subsidiary of the Borrower, or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, a Subsidiary of the Borrower, or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, a Subsidiary of the Borrower, or any ERISA Affiliate of any liability under section 4062(e) of ERISA or with respect to the withdrawal or partial withdrawal from any Plan (including as a “substantial employer,” as defined in section 4001(a)(2) of ERISA) or Multiemployer Plan (including the incurrence by the Borrower or any ERISA Affiliate of any Withdrawal Liability); (g) the occurrence of an act or omission which could give rise to the imposition on the Borrower, a Subsidiary of the Borrower, or any ERISA Affiliate of fines, penalties, Taxes or related charges under Chapter 43 of the Code or under section 409, section 502(c), (i), (l) or (m), or section 4071 of ERISA in respect of any Plan; or (h) the receipt by the Borrower, a Subsidiary of the Borrower, or any ERISA Affiliate of any notice concerning the imposition of a Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under real property leases, operating agreements (including the Specified JOAs), joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by a Borrower or any of its Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, rights-of-way,  restrictions, servitudes, permits, conditions, covenants, exceptions or reservations and other similar encumbrances in any Property of any Borrower or any of its Subsidiaries that do not secure any monetary obligations; (g) Liens on Cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) Liens arising from precautionary Uniform Commercial Code financing statement filings; (i) Liens created pursuant to the Security Instruments and other Liens created pursuant to any Loan Document after the date hereof and securing the Obligations, (j) defects, irregularities and deficiencies in the title of any rights-of- way or other Property (other than Properties described in clauses (a), (b), (c) or (e) of the definition of Oil and Gas Properties) which in the aggregate do not materially impair the use or value of such rights-of-way or such other Property for the purposes for which such rights-of-way and such other Property are held by any Borrower or any Subsidiary of any Borrower, and defects, irregularities and deficiencies in title to any Property of any Borrower or any Subsidiary of any Borrower, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation; (k) any obligations or duties affecting any Property to any Governmental Authority with respect to any oil and gas lease, franchise, grant, license or permit that do not materially impair the use of such Property for the purposes for which it is held or that arise by virtue of an event that is beyond the reasonable control of the applicable Borrower; and (l) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced.

“Excess Cash Flow” means for any Borrower, any platform-related revenues, production handling fees, and other additional revenues received by such Borrower with respect to the use of the Project Properties other than (a) any revenues included in the calculation of Net Revenues of such Borrower, (b) any proceeds received from a sale or transfer of any interest in the Project Properties permitted by Section 9.06, and (c) the proceeds of any Casualty Event that are not reinvested by such Borrower in accordance with Section 3.03(c)(i).

“Excess Cash Flow Application Date” has the meaning assigned to such term in Section 3.03(c)(ii).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii)  that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquires its applicable ownership interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.01(e) and (d) any U.S. federal Taxes imposed under FATCA.

“Existing Hydrocarbon Interest” means each Hydrocarbon Interest described in Schedule 1.01(h).

“Existing Production Burdens” means (i) with respect to any Borrower and any Hydrocarbon Interest owned by such Borrower or any of its Subsidiaries on the Effective Date, the aggregate amount royalties, overriding royalties and similar burdens on production from such Hydrocarbon Interest to which Borrower or any of its Subsidiaries are subject on the Effective Date, and (ii) with respect to any Borrower and any Hydrocarbon Interest acquired by such Borrower or any of its Subsidiaries after the Effective Date, the aggregate amount royalties, overriding royalties and similar burdens on production from such Hydrocarbon Interest to which Borrower or any of its Subsidiaries are subject on the date of acquisition of such Hydrocarbon Interest by Borrower or any of its Subsidiaries.

“Exploratory Costs” means all costs and expenses incurred in (a) the acquisition of Hydrocarbon Interests, (b) the maintenance of Hydrocarbon Interests, (c) the acquisition, licensing and evaluation of seismic data, and (d) the drilling of any well designated as an exploratory well by the operator of such well; provided, that Exploratory Costs shall not include any costs or expenses incurred in the subsequent completion of such well or any other development operation in respect of such well undertaken to obtain production therefrom.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such Transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Statements” means the financial statement or statements of each Borrower referred to in Section 7.04(a).

“First Milestone” with respect to a Borrower means the point in time when the applicable number of barrels of crude oil or condensate set forth on Schedule 1.01(d) have been produced and saved from the Hydrocarbon Interests attributable to such Borrower’s Net Revenue Interest.

“Force Majeure” means any event which (a) renders it impossible to produce, transport or market production from the Project Properties, (b) is beyond the reasonable control of the operator of the applicable facilities, (c) and is not due to fault or negligence of the operator of the applicable facilities, and (d) cannot be avoided by the exercise of due diligence and the expenditure of a reasonable sum of money.  Subject to the satisfaction of the conditions set forth in sections (a) through (d) above, Force Majeure shall include, without limitation:

(a)           fires or serious accidents affecting wells, platforms, pipelines, processing plants or other equipment or facilities,

(b)           hurricanes and other exceptional meteorological conditions;

(c)           cataclysms, declared or undeclared wars, acts of the public enemy, sabotage, terrorist acts, commercial embargoes, demonstrations, civil disturbances, revolts and insurrections, and

(d)           the impossibility of the operator of any well or facility, despite its best efforts, to obtain in a timely and appropriate manner any license, permit or other governmental authorization necessary to enable such operate to conduct operations with respect to such well or facility.

Force Majeure shall not include (i) insufficient reserves, (ii) insufficient productive capability of reservoirs, (iii) economic hardship, (iv) changes in market conditions, or (v) late delivery of machinery, equipment, materials, spare parts, or consumable goods except when such late delivery is due to Force Majeure.

“Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of any Borrower that is not a Domestic Subsidiary.

“GAAP” means the International Financial Reporting Standards published by the International Accounting Standards Board as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Hazardous Material” means any substance regulated or as to which liability may arise under any applicable Environmental Law including:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical waste.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means with respect to any Borrower, all rights, titles, interests and estates now or hereafter acquired by such Borrower or any of its Subsidiaries in and to oil and gas leases, overriding royalty interests, net profit interests, production payment interests and other interests, including any reserved or residual interests of any nature, in each case covering all or any portion of any Project Property.  Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and/or the Subsidiaries, as the context requires.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned such term in Section 12.03(b).

“Information” has the meaning assigned such term in Section 12.11.

“Initial APOD” means the initial approved plan of development of the Project Properties and all related Hydrocarbon Interests, which shall consist of the following: (i) the fabrication and installation of a nine slot fixed leg platform and related production facilities and export pipelines designed to handle at a minimum the expected production from wells A-1, A-2, A-3 and A-4 described in the Walter APOD, and (ii) the drilling, completion and equipping for production of wells A-1, A-2, A-3 and A-4 described in the Walter APOD, as the same may be updated and approved from time to time in accordance with the terms of this Agreement.

“Initial Reserve Report” means the report of Netherland, Sewell & Associates, Inc., dated as of June 6, 2012, with respect to the Oil and Gas Properties of the Borrowers and their Subsidiaries as of May 1, 2012.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding one-hundred eighty (180) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Knowledge” means the actual knowledge, without any obligation to make any inquiry or investigation of any (i) person who is not an employee or officer of any Borrower or any Subsidiary of any Borrower or (ii) record or file not in the possession or control of any Borrower or any Subsidiary of any Borrower, of the following representatives of the Borrowers:  Robert Swanson, Matthew Swanson, Kenny Lang, Joe Morris, Pete Zwart, and Kathleen McSherry.

“Lender ORRI” means an overriding royalty interest conveyed or deemed conveyed to the Lenders pursuant to Section 8.17(a), (b) or (c).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties and (b) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and the Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation, unwind or termination of all or any part of such Swap Agreement or the creation of an offsetting position against all or any part of such Swap Agreement.  The term “Liquidated” has a correlative meaning thereto.

“Loan Documents” means this Agreement, the Notes and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, for any Tranche, at any time while no Loans of such Tranche are outstanding, Lenders having more than fifty percent (50%) of the Tranche Commitments of such Tranche; and at any time while any Loans of such Tranche are outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans of such Tranche (without regard to any sale by a Lender of a participation in any Loan under Section 1.01(d)). The Loans, Tranche Exposure, and Tranche Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Material Adverse Effect” means a material adverse effect on (a) the Project Properties, or the operations or condition of such Project Properties but excluding changes in commodity prices affecting other investors in substantially similar fashion, (b) the ability of the applicable Borrower to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Maturity Date” means December 31, 2020.

“Minimum Targeted Production Schedule” means the schedule attached hereto as Schedule 1.01(e).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Monthly Fixed Amount” for any Borrower means the product of (a) the outstanding principal amount of all Loans made to such Borrower as of the date immediately prior to initial production from the Project Properties and (b)(i) 1.25% for the period from the initial production from the Project Properties to the date that is seven months thereafter, and (ii) 4.5% thereafter, and (iii) zero prior to such initial production.

“Monthly Payment Amount” means, with respect to any Borrower and any Monthly Payment Date, an amount equal to such Borrower’s Monthly Fixed Amount for the calendar month immediately preceding the calendar month in which the Monthly Payment Date occurs; provided that in no event shall the Monthly Payment Amount exceed the Debt Service Cap for the calendar month immediately preceding the calendar month in which the Monthly Payment Date occurs.

“Monthly Payment Date” means the last Business Day of each calendar month beginning with the last Business Day of the second calendar month after the first month in which oil and or gas is produced and sold from the Project Properties.

“Mortgaged Property” means any Property owned by the Borrower which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“Net Revenues” means, for any Borrower and any Monthly Payment Date, all proceeds received by such Borrower in the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs from the sale of Hydrocarbons produced from such Borrower’s interest in the Project Properties, less Borrower’s share of (i) Existing Production Burdens payable with respect to such production, (ii) Operating Costs incurred during the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs with respect to the Project Properties (and which have not been funded out of prior production proceeds from the Project Properties), and (iii) after the completion of the development contemplated by the APOD, Development Costs incurred during the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs in accordance with the Walter APOD and not funded in whole or in part by loans made by Lender; provided that the aggregate expenses and costs of any Borrower subject to this clause (iii) shall not exceed such Borrower’s Pro-Rata Share of $19.058 million.

“Notes” means the promissory notes of the Borrower described in Section 2.02(c) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means any and all amounts owing or to be owing by the applicable Borrower or any of its Subsidiaries (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, any Lender or each Related Party of any of the foregoing under any Loan Document and all renewals, extensions and/or rearrangements of any of the above.

“Oil and Gas Properties” means the following: (a) the Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property related to the Hydrocarbon Interests (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing related to the Hydrocarbon Interests.  Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and/or the Subsidiaries, as the context requires.

“Operating Account” has the meaning assigned to such term in Section 8.18.

“Operating Account Bank” has the meaning assigned to such term in Section 8.18.

“Operating Costs” means (a) all direct costs and expenses incurred pursuant to the terms of any applicable operating agreement in connection with operating and maintaining wells, equipment and facilities located on or used in connection with the Project Properties, handling, marketing, transporting or disposing of the production from the Project Properties and (b) the indirect charges that are applicable to the operations described in the foregoing clause (a) under the terms of any applicable operating agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overriding Royalty Percentage” means, with respect to any Borrower for any Hydrocarbon Interest, (i) the product of (a) the Borrower’s Borrower Net Revenue Interest in the applicable Hydrocarbon Interest and (b) 16.3284% until such time as the First Milestone occurs, (ii) the product of (a) the Borrower’s Borrower Net Revenue Interest in the applicable Hydrocarbon Interest and (b) 10.8856% from such time as the First Milestone has occurred until such time as the Second Milestone occurs, and (iii) the product of (a) the Borrower’s Borrower Net Revenue Interest in the applicable Hydrocarbon Interest and (b) 5.4428% thereafter.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as defined in section 3(2) of ERISA) that is subject to the provisions of Title IV of ERISA, section 412 of the Code or section 302 of ERISA (other than a Multiemployer Plan), and in respect of which the applicable Borrower, any Subsidiary of such Borrower, or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer pursuant to section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Prior Shortfall Amount” means, for any Borrower as of any point in time, the amount by which the payments made pursuant to Section 3.01(a) by such Borrower from the Effective Date until such time are less than the cumulative Monthly Fixed Amounts for such Borrower from the Effective Date until such time.

“Production Proceeds” has the meaning assigned to such term in Section 12.16.

“Project Properties” means the following blocks located in the Outer Continental Shelf of the Gulf of Mexico: Ewing Bank Block 834, Ewing Bank Block 790, Ewing Bank Block 789, Ewing Bank Block 835, and Mississippi Canyon Block 793.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned such term in Section 1.01(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remaining Allocable ORRI Share” means with respect to any Borrower at any time the difference between 100% and the aggregate Allocable ORRI Share with respect to the Loans theretofore made to it.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, at any time while no Loans are outstanding, Lenders having more than fifty percent (50%) of the Total Facility Amount; and at any time while any Loans of such Tranche are outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Total Credit Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 1.01(d)). The Loans, Tranche Exposure, and Tranche Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Reserve Report” means a report setting forth the estimated oil and gas reserves attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of the date of such report, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at such date delivered (a) on each March 31 with respect to the preceding year ended December 31 prepared by an Approved Petroleum Engineer and (b) delivered on each September 30 with respect to the preceding six (6) month period ended June 30, prepared by the Borrowers.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, Managing Director, the President, any Financial Officer or Finance Director or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Milestone” with respect to a Borrower means the point in time when the applicable number of barrels of crude oil or condensate set forth on Schedule 1.01(d) have been produced and saved from the Hydrocarbons Interests attributable to such Borrower’s Net Revenue Interest.

“Security Instruments” means the security agreements, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit D, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified JOAs” means the agreements set forth on Schedule 9.12.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated Financial Statements if such Financial Statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the applicable Borrower.

“Swap Agreement” means any agreement, other than contracts for the sale and physical delivery of Hydrocarbons in the ordinary course of business, with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these Transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the Financial Statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means for any Borrower the earlier of the (i) Maturity Date or (ii) the date on which the Tranche Commitments for such Borrower’s Tranche are terminated and the principal of such Borrower’s Loans are declared to be due and payable pursuant to Section 10.02.

“Total Credit Exposure” means the sum of Total Tranche Exposure for all Tranches.

“Total Facility Amount” means the sum of Total Tranche Commitments for all Tranches.

“Total ORRI Value” means $7,030,000.

“Total Tranche Commitment” means with respect to any Tranche, the sum of all Lenders’ Tranche Commitments for such Tranche.

“Total Tranche Exposure” means with respect to any Tranche, the sum of all Lenders’ Tranche Exposure for such Tranche at such time.

“Tranche” means, with respect to any Borrower, the Tranche Commitments and the Loans made to such Borrower by the Lenders.

“Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, to a Borrower, in the amount set forth opposite such Lender’s name for the applicable Borrower on Annex I.

“Tranche Exposure” means with respect to any Lender for any Tranche, the sum of the outstanding principal amount of such Lender’s Loans for such Tranche at such time.

“Transactions” means, with respect to each Borrower, the execution, delivery and performance by such Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by such Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 1.01(a)(i)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

“Walter APOD” means the approved plan of development attached hereto as Schedule 8.16, as the same may from time to time be updated and approved from time to time in accordance with the terms of this Agreement.

“Withholding Agent” means any Borrower and the Administrative Agent.

“Wholly-Owned Subsidiary” means any Subsidiary of any Borrower of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the applicable Borrower or one or more of such Borrower’s Wholly-Owned Subsidiaries or are owned by such Borrower and one or more of such Borrower’s Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

Section 1.03        Tranches of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Tranche.

Section 1.04        Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement, and (g) condensate shall be treated as if it is oil for purposes of all milestones (including the First Milestone and the Second Milestone), production schedules and any other representation, warranty or covenant, that refers to or is calculated with reference to the production of oil, in order to give full credit to the amount of condensate production in any such reference or calculation.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05        Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Financial Statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the applicable Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which Financial Statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the applicable Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article IX or any requirement set forth in any Loan Document or any definition used therein to eliminate the effect of any change in GAAP on the operation of such covenant, requirement or definition (or if the Administrative Agent notifies such Borrower that the Required Lenders wish to amend Article IX or any other Loan Document for such purposes), then such Borrower’s compliance with such covenant or requirements shall be determined on the basis of GAAP in effect immediately before the change in GAAP became effective, until either such notice is withdrawn or such covenant or requirement or definition is amended in a manner satisfactory to such Borrower and the Majority Lenders.

ARTICLE II
The Credits

Section 2.01        Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to each Borrower during the Availability Period  in an aggregate principal amount that will not result in g) such Lender’s Tranche Exposure with respect to such Borrower exceeding such Lender’s Tranche Commitment with respect to such Borrower, h) the Total Tranche Exposure for any Tranche exceeding the Total Tranche Commitments for such Tranche, or (c) the Total Credit Exposure exceeding the Total Facility Amount.  The proceeds of the Loans to each Borrower will be used solely by such Borrower (i) first, to fund Development Costs of the Project Properties incurred in accordance with the Initial APOD; (ii) if after completion of the operations contemplated by the Initial APOD a Lender’s Tranche Exposure with respect to such Borrower is less than such Lender’s Tranche Commitment with respect to such Borrower, to fund additional Development Costs of the Project Properties incurred in accordance with the Walter APOD; (iii) to fund expenses of the Lenders through the Effective Date for which such Borrower is responsible under the terms of this Agreement. Prior to or contemporaneously with the funding of each Loan requested by Borrower, such Borrower shall have funded from sources other than the proceeds of the Loans aggregate Development Costs, including the Development Costs to be funded in whole or in part from the proceeds of the requested Loan, of the Project Properties incurred in accordance with the Initial APOD, or Walter APOD, as applicable, since the Effective Date in an amount not less than such Borrower’s Internal Funding Amount of such aggregate Development Costs, including the Development Costs to be funded in whole or in part from the proceeds of the requested Loan.  For the avoidance of doubt, all Loans shall be funded in dollars.

Section 2.02        Loans and Borrowings.

(a)         Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans under the same Tranche made by the Lenders ratably in accordance with their respective Tranche Commitments under the applicable Tranche and must occur on the first Business Day of a calendar month. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Tranche Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)         Minimum Amounts; Limitation on Number of Borrowings.  Each Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Tranche Commitment for such Tranche.

(c)         Notes.  Any Lender may request that Loans made by it under any Tranche be evidenced by a single promissory note of the Borrower for such Tranche in substantially the form of Exhibit A, dated, in the case of i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the Effective Date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Tranche Commitment as in effect on such date for the applicable Tranche, and otherwise duly completed.  In the event that any Lender’s Tranche Commitment under the applicable Tranche increases or decreases for any reason (whether pursuant to Section 2.05, Section 1.01(b) or otherwise), upon the request of such Lender, the applicable Borrower shall deliver or cause to be delivered on the Effective Date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Tranche Commitment for the applicable Tranche after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, and interest rate of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the applicable Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03         Requests for Borrowings.  To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by e-mail, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, such notice to be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by such Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)         the aggregate amount of the requested Borrowing;

(b)         the date of such Borrowing, which shall be a Business Day;

(c)         the current Total Credit Exposure (without regard to the requested Borrowing) and the pro forma Total Credit Exposure (giving effect to the requested Borrowing);

(d)         the current Total Tranche Exposure (without regard to the requested Borrowing) and the pro forma Total Tranche Exposure (giving effect to the requested Borrowing);

(e)         except for Borrowings requested to pay expenses of the Lenders, the Development Costs to be funded by the proceeds of such requested Borrowing and the other sources of funding for such Development Costs;

(f)          except for Borrowings requested to pay expenses of the Lenders, that such Development Costs were incurred in accordance with the APOD or if all operations contemplated by the APOD have been completed that such Development Costs were incurred in accordance with the Walter APOD;

(g)         except for Borrowings requested to pay expenses of the Lenders, the aggregate amount of Development Costs of the Project Properties incurred by Borrower in accordance with the Initial APOD, or Walter APOD, as applicable, since the Effective Date funded (or to be funded contemporaneously with the funding of the requested Borrowing) by Borrower from sources other than the proceeds of the Loans, and that such aggregate amount of Development Costs is not less than such Borrower’s Internal Funding Amount;

(h)         that attached thereto is a copy of the joint interest billing statement(s) under the applicable Specified JOA for the Development Costs to be funded with the proceeds of the requested Borrowing; and

(i)          the Borrower shall certify that, as of the date of such certification, the remaining Tranche Commitments of the Lenders hereunder, together with other funds available to the Borrower (including internal sources of capital), are sufficient to enable the Borrower to pay in full, on a timely basis, its share of the remaining Development Costs then expected to be incurred to complete the Initial APOD; and

(j)          if the Borrowing is requested to pay expenses of the Lenders through the Effective Date for which such Borrower is responsible under the terms of this Agreement, the amount of such expenses.

Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the Total Tranche Exposure to exceed the Total Tranche Commitments for such Tranche.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04        Funding of Borrowings.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Operating Account.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

Section 2.05        Termination of Credit Amounts.  Unless previously terminated, the Tranche Commitments shall terminate at the expiration of the Availability Period.  If at any time the Total Tranche Commitments for any Tranche are terminated or reduced to zero, then such Tranche Commitments shall terminate on the Effective Date of such termination or reduction.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01        Repayment of Loans.

(a)         Monthly Payments.  Until the outstanding unpaid principal balance of and accrued unpaid interest on the Loans have been repaid in full, each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders on each Monthly Payment Date the lesser of (i) the sum of the applicable Monthly Payment Amount for such month plus the Prior Shortfall Amount for such month and (ii) the Debt Service Cap for such month, to the account in New York City designated in writing from time to time by the Administrative Agent.

(b)         Termination Date.  Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders on the Termination Date, the then unpaid principal amount and all accrued and unpaid interest of each Loan.

Section 3.02         Interest.

(a)         Base Interest Rate.  The outstanding unpaid balance of the Loans comprising each Borrowing shall bear interest at a rate per annum equal to eight percent (8%) compounded annually.

(b)         Post-Default Rate.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then such overdue amount and all accrued interest for such Borrower, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(c)         Interest and Principal Payments.  Each Monthly Payment Amount and Prior Shortfall Amount shall be applied first to accrued and unpaid interest and then to the payment of outstanding principal.  Accrued interest on each Loan shall be payable in arrears on each Monthly Payment Date to the extent of the Monthly Payment Amount and Prior Shortfall Amount then due and payable and on the Termination Date; provided that iii) interest accrued pursuant to Section 3.02(b) shall be payable on demand and iv) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)         Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

Section 3.03        Prepayments.

(a)         Optional Prepayments.  Each Borrower shall have the right on any Monthly Payment Date to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.03(b).

(b)         Notice and Terms of Optional Prepayment.  Each Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the applicable Monthly Payment Date.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)         Mandatory Prepayments.

 (i)        If any Borrower shall receive net cash proceeds as the result of any Casualty Event in any calendar year in excess of $250,000, then, within two-hundred seventy (270) days of such receipt, such Borrower may reinvest all or a portion of such net cash proceeds in the repair or replacement of the damaged, destroyed or taken portion of the Project Properties or Oil and Gas Properties; provided, that any net cash proceeds not reinvested within such period must be applied toward the prepayment of the Loans of such Borrower.

 (ii)       If, for any calendar month any Borrower receives Excess Cash Flow, such Borrower shall, on the relevant Excess Cash Flow Application Date, apply such Excess Cash Flow toward the prepayment of the Loans of such Borrower.  Each such prepayment and commitment reduction shall be made on the Monthly Payment Date which occurs in the calendar month following the calendar month  in which Borrower receives such Excess Cash Flow (an “Excess Cash Flow Application Date”).

 (iii)      Each prepayment of Borrowings pursuant to this Section 3.03(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.03(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

 (iv)      If upon the last day of any “accrual period” (as defined in Treasury Regulation Section 1.1272-1(b)(1)(ii)) ending after the fifth anniversary of the date of a Borrowing (a “Testing Date”) the aggregate amount of interest which would be includible in gross income with respect to the Loans comprising such Borrowing before the close of such Testing Date exceeds an amount equal to the sum of (A) the aggregate amount of interest to be paid with respect to such Loans before the close of such Testing Date (determined without regard to the payment required pursuant to this provision) and (B) the product of (1) the “issue price” (as defined in Section 1273(b) of the Code) of such Loans and (2) the “yield to maturity” (interpreted in accordance with Section 163(i)(2)(B)(ii) of the Code) of such Loans, an amount in cash equal to such excess shall be paid by the applicable Borrower on such Loans.  The intent of the immediately foregoing proviso is that an applicable Borrower shall be obligated to make payments under the Loans of such Borrower such that no payment shall be deferred beyond a date that would result in such Loans being treated as an “applicable high yield debt obligation” under Sections 163(e)(5) and 163(i) of the Code and shall be interpreted consistently with such intent.

(d)         No Premium or Penalty.  Prepayments permitted or required under this Section 3.03 shall be without premium or penalty, except to the extent the conveyance of a Lender ORRI would constitute a premium or penalty as provided in Section 8.17(c).

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)         Payments by the Borrowers.  Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.01 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, and except that payments pursuant to Section 5.01 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)         Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied v) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and vi) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)         Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that vii) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and viii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 4.02         Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03         Payments and Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 4.02, Section 5.01(f) or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or j) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (a) and (b) above, in any order as determined by the Administrative Agent in its sole discretion.

Section 4.04         Payments and Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 4.02, Section 5.01(f) or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), k) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or l) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (a) and (b) above, in any order as determined by the Administrative Agent in its sole discretion.

Section 4.05          Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrowers unto and in favor of the Administrative Agent for the benefit of the applicable Lenders of all of each Borrower’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, m) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to such Borrower and n) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to such Borrower.

Section 4.06            Defaulting Lenders; Removal of Lenders.

(a)            Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

  (i)            such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Required Lenders; and

  (ii)           any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Tranche Commitments under the applicable. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 4.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

  (b)           Defaulting Lender Cure.  If the applicable Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Tranche Commitments under the applicable Tranche, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

  (c)           Removal of Lender.  If at any time any Lender becomes a Defaulting Lender, the applicable Borrower may, on ten (10) Business Days’ prior written notice in the case of clause (i) below, or 20 Business Days’ notice in the case of clause (ii) below, to the Administrative Agent, to Rahr Energy Investments LLC and to such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 12.04(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more replacement Lenders, or (ii) require Rahr Energy Investments LLC to satisfy the Commitment of any Defaulting Lender either (a) by replacing such Defaulting Lender with a third party selected by Rahr Energy Investments LLC, or (b) by purchasing at par the Defaulting Lender’s interests herein and assuming and performing the Commitments and other obligations so purchased.  Notwithstanding any other term or provision of this Agreement, no assignment by Rahr Energy Investments LLC, under Section 12.04 hereof or otherwise, shall release or discharge Rahr Energy Investments LLC from its obligations under this Section 4.05.

  (d)           Duties of Exiting Lender.  Any Lender being replaced pursuant to Section 4.05 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment, and (ii) deliver any Notes evidencing such Loans to each applicable Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations, (ii) all obligations of each applicable Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by such Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

ARTICLE V
Taxes; Mitigation Obligations

Section 5.01         Taxes.

  (a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

  (b)           Payment of Other Taxes by the Borrowers.  Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

  (c)           Indemnification by the Borrowers.  Each Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.01 shall be delivered to such Borrower and shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes under this Section 5.01 unless such Recipient shall make written demand on such Borrower for such reimbursement no later than six months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes to the relevant Governmental Authority; provided that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 6-month period referred to above shall be extended to include the retroactive effect thereof.

  (d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

  (e)           Status of Lenders.

 (i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Agent and the Borrowers, at the time or times prescribed by applicable law or  reasonably requested by the Administrative Agent or the Borrowers, such properly completed and executed documentation prescribed by applicable law or  reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

 (ii)         Without limiting the generality of the foregoing, with respect to each U.S. Borrower:

(A)              any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI (or any successor form);

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871 (h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W- 9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)          Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), ii) any Taxes attributable to such Lender’s failure to comply with the provisions of  Section 12.04(d) relating to the maintenance of a Participant Register and iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)         Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.01 (including by the payment of additional amounts pursuant to this Section 5.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)         Designation of Different Lending Office.  If any Lender requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 5.01, then such Lender shall (at the request of the applicable Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 5.01 in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE VI
Conditions Precedent

Section 6.01          Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)           The Administrative Agent and the Lenders shall have received all fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the reasonable fees and expenses of Vinson & Elkins LLP, counsel to the Administrative Agent).

(b)           The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower each setting forth resolutions of the members, its board of directors or other appropriate governing body with respect to the authorization of such Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions contemplated in those documents, the officers of such Borrower iv) who are authorized to sign the Loan Documents to which such Borrower is a party and v) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, specimen signatures of such authorized officers, and the limited liability company agreement, the articles or certificate of incorporation and by-laws or other applicable organizational documents of such Borrower, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Borrower to the contrary.

(c)           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Borrower in such jurisdiction.

(d)           The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C (except with respect to section (e) thereof), duly and properly executed by a Responsible Officer of each Borrower and dated as of the Effective Date.

(e)           The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount up to its Tranche Commitment dated as of the date hereof for each Tranche.

(g)           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create or will create first priority, perfected Liens (subject only to Excepted Liens and the matters set forth in Section 6.01(i)) on the Oil and Gas Properties of each Borrower.

(h)           The Administrative Agent shall have received an opinion of vi) Fulbright & Jaworski L.L.P., special counsel to the Borrowers, vii) in-house counsel of each Borrower and viii) local counsel in any other jurisdictions reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.

(i)            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to all of the Hydrocarbon Interests evaluated in the Initial Reserve Report, and the results thereof shall be acceptable to the Administrative Agent in its sole and absolute discretion, it being acknowledged hereby that with respect to documentation of the Borrowers’ title to their respective interests (as set forth in Schedule 1.01(a)) in Ewing Bank Block 790 and Mississippi Canyon Block 793, satisfactory documentation shall consist of documentation (reasonably satisfactory to Administrative Agent) evidencing delivery to the Bureau of Ocean Energy Management, Regulation and Enforcement for filing, of assignments of each such Borrower’s interests therein.

(j)            The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrowers and their Subsidiaries.

(k)           The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower certifying that such Borrower has received all consents and approvals required by Section 7.03.

(l)            The Administrative Agent shall have received the Financial Statements referred to in Section 7.04(a), and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b).

(m)          The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Oil and Gas Properties of the Borrowers and their Subsidiaries (other than Excepted Liens) in the States of Delaware and Louisiana; other than those being released on or prior to the Effective Date or Liens permitted by Section 9.01.

(n)           The Administrative Agent shall have received a copy, certified by a Responsible Officer of each Borrower as true and complete, of each of the Specified JOAs (in each case, together with all amendments or supplements thereto, and all agreements that have the effect of amending, modifying or supplementing any such Specified JOA, if any, through the Effective Date).

(o)           The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Oil and Gas Properties (other than Excepted Liens) have been released or terminated or assigned to the Administrative Agent, subject only to the filing of applicable terminations, releases or assignments.

(p)           The Administrative Agent shall have received a pro forma unaudited consolidated balance sheet of each Borrower and its Subsidiaries as of the Effective Date, after giving effect to the making of the initial Loans hereunder, the application of the proceeds thereof and the other Transactions contemplated to occur on the Effective Date, certified by such Borrower’s chief financial officer as having been prepared in good faith based upon reasonable assumptions and with customary qualifications, and demonstrating a positive working capital position (after all transaction fees are paid) reasonably satisfactory to the Administrative Agent.

(q)           The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on March 31, 2013 (and, in the event such conditions are not so satisfied, extended or waived, the Lenders shall have the option to terminate the Commitments by written notice to the Borrowers).

Section 6.02           Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding) is subject to the satisfaction of the following conditions:

(a)           At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

(b)           At the time of and immediately after giving effect to such Borrowing no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect (but excluding changes in commodity prices).

(c)           The representations and warranties of the applicable Borrower set forth in Article VIII of this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects (subject to materiality qualifications set forth in such representation or warranty, if any)) on and as of the date of such Borrowing except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) until the earlier to occur of (1) the Administrative Agent having received documentation, reasonably satisfactory to Administrative Agent that evidences such Borrower’s possession of defensible title and to the interests of such Borrower in Ewing Bank Block 790 and Mississippi Canyon Block 793 and (2) such time as the aggregate amount of Loans borrowed hereunder by the Borrowers exceeds $15,000,000, the representations and warranties of Section 7.16, only as such representations and warranties relate to such Borrower’s interests in Ewing Bank Block 790 and Mississippi Canyon Block 793, will not be deemed made by any Borrower.

(d)           The making of such Loan would not violate, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law, except for any amendment or other modification to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, that would have a Material Adverse Effect, shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan or the consummation of the Transactions contemplated by this Agreement or any other Loan Document.

(e)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

(f)           Upon the making of such Loan, the applicable Borrower will have all funds necessary to fund its portion of the development of the Project Properties for which such funds are being requested.

(g)           The information set forth in the applicable Borrowing Request shall be true and correct.

Each request for a Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through(g).

ARTICLE VII
Representations and Warranties

Each Borrower represents and warrants severally on behalf of itself to the Lenders that:

Section 7.01          Organization; Powers.  Each of such Borrower and its Subsidiaries is duly organized, validly existing and in good standing (where such concept applies) under the laws of the jurisdiction of its organization, has all requisite limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

Section 7.02          Authority; Enforceability.  The Transactions are within such Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company and, if required, equity holder action.  Each Loan Document to which such Borrower is a party has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03          Approvals; No Conflicts.  The Transactions o) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of such Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required by this Agreement, p) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Borrower or any of its Subsidiaries or any order of any Governmental Authority applicable to such Borrower or any of its Subsidiaries or any of their respective Oil and Gas Properties, and q) will not violate or result in a Default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or any of their respective Oil and Gas Properties, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries and will not result in the creation or imposition of any Lien on any Oil and Gas Property of such Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents).

Section 7.04           Financial Condition; No Material Adverse Change.

(a)           Such Borrower has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated statements of income, changes in stockholders’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 2011 certified by its chief financial officer.  Such Financial Statements present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of such Borrower as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly Financial Statements.

(b)           Since December 31, 2011 there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect (provided that any change in non-cash charges or expenses accrued by such Borrower to meet ceiling test levels in conformity with Securities and Exchange Commission Regulation S-X article 4-10(C)(4), in and of itself shall not be deemed to be a violation of this Section 7.04(b)).

Section 7.05           Litigation.

(a)           Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or ii) that involve any Loan Document or the Transactions.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06            Environmental Matters.  Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           to such Borrower’s Knowledge, such Borrower, its Subsidiaries and each of their respective Oil and Gas Properties are, and have been in compliance with all applicable Environmental Laws within all applicable statute of limitation periods;

(b)           to such Borrower’s Knowledge, the operator of each Oil and Gas Property has attained all material Environmental Permits required for the operation of each such Oil and Gas Property that such operator operates, with all such material Environmental Permits being currently in full force and effect, and neither such Borrower nor its Subsidiaries have received any written notice or otherwise has Knowledge that any such existing material Environmental Permit will be revoked or that any application for any material new Environmental Permit or renewal of any existing material Environmental Permit will be protested or denied;

(c)           there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to such Borrower’s Knowledge, threatened against such Borrower or any of its Subsidiaries or any of their respective Oil and Gas Properties or as a result of any operations at such Oil and Gas Properties;

(d)           to such Borrower’s Knowledge, (i) there has been no Release or, threatened Release, of Hazardous Materials at, on, under or from any of such Borrower’s or any of its Subsidiaries’ Oil and Gas Properties, (ii) there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Oil and Gas Properties and (iii) none of such Oil and Gas Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(e)           neither such Borrower nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite such Borrower’s or any of its Subsidiaries’ Oil and Gas Properties and, to such Borrower’s Knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(f)           to such Borrower’s Knowledge, (i) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of such Borrower’s or any of its Subsidiaries’ Oil and Gas Properties that could reasonably be expected to form the basis for a claim for damages or compensation, and (ii) there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(g)           such Borrower and its Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and material correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in such Borrower’s or any of its Subsidiaries’ possession or control and relating to their respective Oil and Gas Properties or operations thereon.

Section 7.07           Compliance with the Laws and Agreements; No Defaults.

(a)           Each of such Borrower and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Project Property and all agreements and other instruments binding upon it or its Project Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Project Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither such Borrower nor any of its Subsidiaries is in Default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a Default or would require such Borrower or any of its Subsidiaries to Redeem or make any offer to Redeem under any indenture, note, credit agreement or credit instrument pursuant to which any Material Indebtedness is outstanding or by which such Borrower or any of its Subsidiaries or any of their respective Project Properties is bound.

(c)           No Default has occurred and is continuing.

Section 7.08          Investment Company Act.  Neither such Borrower nor any of its Subsidiaries is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09          Taxes.  Each of such Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except r) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP or s) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of such Borrower in respect of Taxes are adequate in accordance with GAAP.  No Tax Lien has been filed on any of the assets of such Borrower and, to the knowledge of such Borrower, no claim is being asserted against such Borrower by any Governmental Authority with respect to any unpaid Tax.

Section 7.10           ERISA.  Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: t) no ERISA Event has occurred or is reasonably expected to occur; u) neither such Borrower, any Subsidiary of such Borrower, nor any ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan; v) such Borrower, each Subsidiary of such Borrower, and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan; w) neither such Borrower, any Subsidiary of such Borrower, nor any ERISA Affiliate has failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code; and (e) neither such Borrower, any Subsidiary of such Borrower, nor any ERISA Affiliate has incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under section 4007 of ERISA that are not past due.  The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of such Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by a material amount, and the sum of such excesses for all such Plans is not material.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.  The expected post retirement benefit obligation (determined as of the last day of the Borrower’s most recently ended fiscal year in accordance with Accounting Codification 715, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of such Borrower, the Subsidiaries of such Borrower, and any ERISA Affiliates is not material.

Section 7.11           Disclosure; No Material Misstatements.  Borrower has provided to the Administrative Agent true, correct and complete copies of all oil and gas leases, operating agreements, farm-out agreements, unitization and/or pooling declarations and agreements, area of mutual interest agreements, conveyances or reservations of overriding royalty interests, net profits interests, production payments or other similar interests, contracts for the sale, transportation or exchange of oil and/or natural gas, processing agreements, and other agreements pertaining to its interest in the Oil and Gas Properties and the Hydrocarbons produced therefrom, including the agreements and instruments described in Schedule 1.01(g).  Borrower has disclosed to Administrative Agent all other matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the other reports, Financial Statements, certificates or other written information furnished by or on behalf of such Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken together as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (1) with respect to projected financial information, projected production data and geological and geographical data and engineering projections, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of such preparation, and (2) no representation is made in respect of general economic or general industry conditions.  To such Borrower’s Knowledge, there are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of such Borrower or any of its Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that such Borrower and its Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12           Insurance.  Such Borrower has, and has caused all of its Subsidiaries to have, x) all insurance policies sufficient for its compliance by each of them with all material Governmental Requirements and all material agreements and y) insurance coverage in at least amounts and against such risk that are customarily insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Borrower and its Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies but only to the extent pertaining to the Oil and Gas Properties.

Section 7.13           Restriction on Liens.  Neither such Borrower nor any of its Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.01, but then only on the Project Property subject of such Capital Leases), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of the Oil and Gas Properties to secure the Obligations and the Loan Documents.

Section 7.14           Subsidiaries.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, (a) such Borrower has no Subsidiaries, (b) such Borrower has no Foreign Subsidiaries, and (c) each Subsidiary of such Borrower is a Wholly-Owned Subsidiary.

Section 7.15           Location of Business and Offices.  Each of such Borrower’s and its Subsidiaries’ jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(j)).

Section 7.16           Properties; Titles, Etc.  Except as set forth in Section 6.02(c):

(a)           Each of such Borrower and its Subsidiaries has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.05 since the delivery of such Reserve Report) free and clear of all Liens except Liens permitted by Section 9.01.  After giving full effect to the Excepted Liens, such Borrower or such Subsidiary specified as the owner owns the net interests in production attributable to the Oil and Gas Properties as reflected in the most recently delivered Reserve Report, and the ownership of such Oil and Gas Properties shall not in any material respect obligate such Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in an amount in excess of the working interest of each Oil and Gas Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Borrower’s or such Subsidiary’s net revenue interest in such Oil and Gas Property.

(b)           All material leases and agreements necessary for the conduct of the business of such Borrower and its Subsidiaries related to the Oil and Gas Properties are valid and subsisting, in full force and effect, and there exists no Default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a Default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)           The rights and Properties presently owned, leased or licensed related to the Oil and Gas Properties by such Borrower and its Subsidiaries, including all easements and rights of way, include all rights and Properties necessary to permit such Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)           All of the Properties of such Borrower and its Subsidiaries related to the Oil and Gas Properties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent industry standards except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)           Each of such Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each of such Borrower and its Subsidiaries or the operator of the applicable Oil and Gas Property either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used by it in relation to the Oil and Gas Properties as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17          Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, to such Borrower’s Knowledge, the Oil and Gas Properties of such Borrower and its Subsidiaries have been maintained, operated and developed by the operator of such Oil and Gas Properties in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of such Borrower and its Subsidiaries.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, to such Borrower’s Knowledge, (1) no Oil and Gas Property of such Borrower or any of its Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (2) none of the wells comprising a part of the Oil and Gas Properties of such Borrower or any of its Subsidiaries is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Borrower or such Subsidiary.  To such Borrower’s Knowledge, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by such Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained by such operator in a state adequate to conduct normal operations (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18          Gas Imbalances, Prepayments.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(b), to such Borrower’s Knowledge, on a net basis there are no gas imbalances, take or pay or other prepayments which would require such Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 7.19          Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts such Borrower represents that it or any of its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), to such Borrower’s Knowledge, no material agreements exist with respect to the Oil and Gas Properties which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from such Borrower’s or such Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that ii) pertain to the sale of production at a fixed price and iii) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20          Swap Agreements.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by such Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements entered into with respect to the Oil and Gas Properties of such Borrower and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21          Use of Loans.  The proceeds of the Loans will be used solely by such Borrower (i) first, to fund Development Costs of the Project Properties incurred in accordance with the Initial APOD; (ii) if after completion of the operations contemplated by the Initial APOD a Lender’s Tranche Exposure with respect to such Borrower is less than such Lender’s Tranche Commitment with respect to such Borrower, to fund additional Development Costs of the Project Properties incurred in accordance with the Walter APOD; (iii) to fund expenses of the Lenders through the Effective Date for which such Borrower is responsible under the terms of this Agreement. Prior to or contemporaneously with the funding of each Loan requested by Borrower, such Borrower shall have funded from sources other than the proceeds of the Loans aggregate Development Costs, including the Development Costs to be funded in whole or in part from the proceeds of the requested Loan, of the Project Properties incurred in accordance with the Initial APOD, or Walter APOD, as applicable, since the Effective Date in an amount not less than such Borrower’s Internal Funding Amount of such aggregate Development Costs, including the Development Costs to be funded in whole or in part from the proceeds of the requested Loan.  Such Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22          Solvency.  After giving effect to the Transactions contemplated hereby, iv) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of such Borrower and its Subsidiaries, taken as a whole, will exceed the aggregate Debt of such Borrower and its Subsidiaries on a consolidated basis as the Debt becomes absolute and matures, v) each of such Borrower and its Subsidiaries will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of Cash to be received by each of such Borrower  and its Subsidiaries and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and vi) each of such Borrower and its Subsidiaries will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23          OFAC.  Neither such Borrower nor any of its Subsidiaries is, nor any director, officer, agent, employee or Affiliate of such Borrower or any of its Subsidiaries, is currently subject to any material U.S. sanctions administered by OFAC, and such Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE VIII
Affirmative Covenants

Except with respect to Section 8.17, as provided in Section 12.05, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents, other than the Lender ORRI, shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

Section 8.01          Financial Statements; Other Information.  Such Borrower will furnish to the Administrative Agent and each Lender:

(a)           Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than ninety (90) days after the end of each fiscal year of such Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte and Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated Financial Statements present fairly in all material respects the financial condition and results of operations of such Borrower on a consolidated basis in accordance with GAAP consistently applied.

(b)           Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of such Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Certificate of Financial Officer — Compliance.  Concurrently with any delivery of Financial Statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of such Borrower in substantially the form of Exhibit C hereto vii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, viii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b), and ix) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited Financial Statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the Financial Statements accompanying such certificate.

(d)           Annual Budget.  Within sixty (60) days after the end of each fiscal year of such Borrower, a report, in a form satisfactory to the Administrative Agent, prepared by or on behalf of such Borrower detailing on a monthly basis x) the projected production of Hydrocarbons from the Oil and Gas Properties by such Borrower and its Subsidiaries and the assumptions used in calculating such projections, xi) an annual operating budget for such Borrower’s and its Subsidiaries’ Oil and Gas Properties for such fiscal year, xii) the projected capital expenditures on the Oil and Gas Properties to be incurred by such Borrower and its Subsidiaries, with a breakdown of those capital expenditures to be used for the development of the Oil and Gas Properties of such Borrower and its Subsidiaries, and the assumptions used in calculating such projections, and xiii) such other information as may be reasonably requested by the Administrative Agent related to the Oil and Gas Properties.

(e)           Certificate of Financial Officer — Swap Agreements.  Concurrently with any delivery of Financial Statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer of such Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements entered into with respect to the Oil and Gas Properties of such Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)            Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of Financial Statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g)           Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other material report or letter submitted to such Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of such Borrower or any such Subsidiary, or the board of directors (or equivalent governing body) of such Borrower or any such Subsidiary, and a copy of any response by such Borrower or any such Subsidiary or the board of directors (or equivalent governing body) of such Borrower or any such Subsidiary, to such letter or report.

(h)           Notice of Liquidation of Swap Agreements.  In the event that such Borrower receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which such Borrower is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by the Administrative Agent or any Lender.

(i)            Notice of Casualty Events.  Prompt written notice, and in any event within three Business Days of such Borrower obtaining knowledge thereof, of the occurrence of any Casualty Event with respect to an Oil and Gas Property having a fair market value in excess of $2,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $2,000,000.

(j)            Information Regarding the Borrowers.  Prompt written notice (and in any event within thirty (30) days prior thereto) of any change xiv) in such Borrower’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, xv) in the location of such Borrower’s chief executive office or principal place of business, xvi) in such Borrower’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, xvii) in such Borrower’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and xviii) in such Borrower’s federal taxpayer identification number.

(k)          Production Report and Lease Operating Statements.  Concurrently with any delivery of Financial Statements under Section 8.01(a) or Section 8.01(b), or if not available at such time, promptly upon receipt thereof by such Borrower, a report setting forth, for each calendar month during the then current fiscal year to date through and including the last day of the fiscal quarter for which Financial Statements are being delivered, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(l)            Acquisition of Oil and Gas Properties.  In the event that such Borrower acquires any Hydrocarbon Interest or material Oil and Gas Property not evaluated in the most recent Reserve Report, prompt written notice of such acquisition, together with all title information and other information requested by the Administrative Agent or any Lender necessary to grant a security interest in such new Hydrocarbon Interest or material Oil and Gas Property.

(m)          Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to (i) the certificate or articles of incorporation, bylaws, any preferred stock designation or any other organizational document of such Borrower, or (ii) any of the Specified JOAs.

(n)           Notice of Production. Not later than ten (10) days after oil and/or gas is first produced and sold from the Project Properties, written notice of the date of such occurrence, and not later than ten (10) days after the second well completed on the Project Properties is placed on production, written notice of such occurrence.

(o)           Payment Calculations. On each Monthly Payment Date a report setting forth the following:  (i) the Monthly Fixed Amount for each Borrower for the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, (ii) the Net Revenues of each Borrower for the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, including a statement of all proceeds received by each Borrower during such month from  the sale of Hydrocarbons produced from such Borrower’s interest in the Project Properties, each Borrower’s share of the Existing Production Burdens payable with respect to such production, each Borrower’s share of the Operating Costs incurred during such monthly period with respect to the Project Properties (and which have not been funded out of prior production proceeds from the Project Properties), and after the completion of the development contemplated by the APOD, each Borrower’s share of any Development Costs deducted in computing such Net Revenues in accordance with clause (iii) of the definition of Net Revenues,  (iii) any Prior Shortfall Amount for each Borrower, (iv) calculations showing as to each Borrower the last occurrence, if any, of a consecutive three month period after the second well competed on the Project Properties was placed on production, during which such Borrower’s Net Revenue Interest share of crude oil produced from the Project Properties has been less than the minimum quantity set forth with respect to such Borrower in the Minimum Targeted Production Schedule for any reason other than Force Majeure, (v) the Debt Service Cap for each Borrower for the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, (vi) the calculation of the Monthly Payment Amount for each Borrower for the calendar month in which such Monthly Payment Date occurs, (vii) the calculation of the amount due under Section 3.01(a) by each Borrower on such Monthly Payment Date, (viii) the amount of such payment by each Borrower to be applied to interest and to be applied to principal pursuant to Section 3.02, (ix) the amount of any Excess Cash Flow (other than proceeds of any Casualty Event) received by each Borrower in the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, (x) the amount of any proceeds of any Casualty Event received by each Borrower in the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, (xi) the amount of any proceeds of any Casualty Event reinvested in the repair or replacement of the damaged, destroyed or taken portion of the Project Properties or Oil and Gas Properties in the calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs, (xii) the amount of Excess Cash Flow to be applied by each Borrower to the repayment of the Loans on such Monthly Payment Date pursuant to Section 3.03 (c), (xiii) the amount of such payment by each Borrower to be applied to interest and to be applied to principal pursuant to Sections 3.02 and 3.03, and (xiv) the outstanding principal amount of the Loans to each Borrower prior to the payments due on such Monthly Payment Date and the outstanding principal amount of the Loans to each Borrower after the application of the payments due by such Borrower on such Monthly Payment Date.

(p)           Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of such Borrower or any of its Subsidiaries (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA, and Multiemployer Plan to which such Borrower or any of its Subsidiaries, or any ERISA Affiliate contributes or otherwise participates), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(q)           Delivery of Information Electronically.  Notices to, and any other information required to be delivered to, the Administrative Agent and the Lenders under this Section 8.01 may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, including broadcast email to the Lenders that the available information has been made available to the Lenders through an internet based or other electronic vehicle.

Section 8.02          Notices of Material Events.  Each Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default by such Borrower;

(b)           the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting such Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of such Borrower or any of its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, excluding any Material Adverse Effect that results from, or could reasonably be expected to result from, changes in commodity prices.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03          Existence; Conduct of Business.  Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Oil and Gas Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.04.

Section 8.04          Payment of Obligations.  Each Borrower will, and will cause each of its Subsidiaries to, pay its material obligations, including material Tax liabilities of such Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where z) the validity or amount thereof is being contested in good faith by appropriate proceedings, aa) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and bb) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Oil and Gas Property of such Borrower or any of its Subsidiaries.

Section 8.05          Performance of Obligations under Loan Documents.  Each Borrower will pay its Loans according to the terms hereof, and each Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06          Operation and Maintenance of Properties.  Each Borrower, at its own expense, will, and will cause each of its Subsidiaries to use commercially reasonable efforts to exercise its rights and authority under the Specified JOAs to cause the operator of the applicable Oil and Gas Properties to:

(a)           operate its Oil and Gas Properties or cause such Oil and Gas Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements applicable to it, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority to which it is subject from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b)           keep and maintain all Property material to the conduct of its business and related to the operation of any Oil and Gas Property in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties and related to the operation of any Oil and Gas Property, including, without limitation, all material equipment, machinery and facilities;

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or Default thereunder;

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties; and

(e)           operate its Oil and Gas Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.07           Insurance.  Each Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in such insurance policy or policies insuring any of the Mortgaged Properties shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08           Books and Records; Inspection Rights.  Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09           Compliance with Laws.  Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10           Environmental Matters.

(a)           Each Borrower shall at its sole expense: (1) comply, and shall cause the Oil and Gas Properties that it operates and each of its Subsidiaries and each of its Subsidiaries’ Properties operated by it to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (2) not Release or threaten to Release, and shall cause each such Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from such Oil and Gas Property or any other property offsite such Oil and Gas Property to the extent caused by such Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (3) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed by it in connection with its operation or use of such Borrower’s or its Subsidiaries’ Oil and Gas Properties that are operated by it, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (4) promptly commence and diligently prosecute to completion, and shall cause each of its Subsidiaries to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required of it or reasonably necessary on its part under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of such Borrower’s or its Subsidiaries’ Oil and Gas Properties which it operates, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (5) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (6) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be reasonably necessary to continuously determine and assure that such Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           Each Borrower will promptly, but in no event later than five (5) Business Days after it learns of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against such Borrower or any of its Subsidiaries or their respective Oil and Gas Properties of which such Borrower has knowledge in connection with any Environmental Laws if such Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c)           Each Borrower will, and will cause each of its Subsidiaries to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards, or any lesser standard approved by the Administrative Agent and the Lenders, to the extent such Borrower or its Subsidiary is authorized under the applicable operating agreement to cause the performance of such assessments, audits and tests, upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Hydrocarbon Interests or material Oil and Gas Properties.

Section 8.11           Further Assurances.

(a)           Each Borrower at its sole expense will, and will cause each of its Subsidiaries to promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Borrower or each of its Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)           Each Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of such Borrower where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12          Reserve Reports.

(a)           On or before March 31st and September 30th of each year, commencing March 31, 2013, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrowers as of the immediately preceding December 31st and June 30th, respectively.  The Reserve Report as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrowers, each of whom shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b)           With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer of each Borrower, certifying that in all material respects:  (7) to the Knowledge of the Borrowers, the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (8) except for Liens permitted by Section 9.01, each Borrower or its Subsidiaries owns good and defensible title to all of the Oil and Gas Properties evaluated in such Reserve Report and attributed to such Borrower and such Properties are free of all Liens, (9) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Borrower or any of such Borrower’s Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (10) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (11) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which any Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof (12) all of the Oil and Gas Properties owned by Borrower are Mortgaged Properties, and (vii) documents evidencing all Lender ORRIs required to be delivered with respect to the Oil and Gas Properties owned by the Borrower have been delivered.

Section 8.13            Title Information.

(a)           On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), each Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering any of its Oil and Gas Properties acquired since the date of the prior Reserve Report so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on all of such Borrower’s Oil and Gas Properties.

(b)           Borrower shall, within 60 days of notice from the Administrative Agent that any title defect or exception exists with respect to the Mortgaged Properties cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.01.

Section 8.14            Mortgaged Properties.  Each Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on all Oil and Gas Properties owned from time to time by Borrower or any of its Subsidiaries.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  Such Liens as to the Oil and Gas Properties owned by each Borrower on the Effective Date shall be granted on the Effective Date.  As to any Oil and Gas Property acquired by any Borrower after the Effective Date, such Liens shall be granted within ten (10) days after the acquisition of such Oil and Gas Property by such Borrower

Section 8.15           Marketing Activities.  Each Borrower will use its commercially reasonable efforts to ensure that such Borrower’s working interest in gas, gas liquids, oil, condensate, and other liquid hydrocarbons produced from the Project Properties (including the share applicable to the Lender ORRI are marketed by Ridgewood Energy Corporation on an arm’s length basis to credit worthy purchasers that are not Affiliates of any Borrower or of Ridgewood Energy Corporation.

Section 8.16           APODs.  Each Borrower will use its commercially reasonable efforts to develop its Oil and Gas Properties, in accordance in all material respects with the Initial APOD, and after completion thereof, the Walter APOD; provided that such Borrower may vote in favor of and elect to participate in any operation if such Borrower’s failure to vote in favor of or to participate in such operation would subject such Borrower to any penalty or forfeiture under an applicable operating, participation or farmout agreement without having the opportunity to avoid such penalty or forfeiture by subsequently electing to participate in such operation.  If any Borrower desires to make any material change to an APOD, it shall submit a revised APOD, along with a written narrative describing such changes and an APOD Certificate, to the Administrative Agent for its review.  Any revised APOD submitted to the Administrative Agent shall not be considered the current APOD until such time as the Administrative Agent shall have consented in writing to such revised APOD, provided that such consent shall not be withheld, conditioned or delayed if such revised APOD could not be reasonably expected to have a material adverse effect on the Borrowers’ ability to discharge the Obligations or the Lenders’ expected return on investment.

Section 8.17           Lender ORRI.

(a)           Each time a Borrowing is made by any Borrower until (and including) such time as the aggregate principal amount of the Loans made to such Borrower equal such Borrower’s Allocable ORRI Value, such Borrower shall be deemed to have conveyed to the Lenders, in undivided shares proportionate to their respective Tranche Commitments to such Borrower, a Lender ORRI in accordance with the terms of the Conveyance  in each Existing Hydrocarbon Interest equal to such Borrower’s Allocable ORRI Share of its Overriding Royalty Percentage with respect to such Hydrocarbon Interest.  The Lenders shall be deemed to own each such Lender ORRI from and after the date of the applicable Borrowing, and each Borrower agrees to hold title on behalf of the Lenders to each such Lender ORRI, until title to such Lender ORRI is transferred to the Lenders in accordance with the terms of this Agreement.  Each Borrower agrees not to transfer or encumber any Lender ORRI for which it is holding title on behalf of the Lenders without the prior written consent of the Lenders.  At any time and from time to time after the initial Loan is made to any Borrower hereunder, the Lenders may request by written notice to such Borrower that record title to any Lender ORRIs theretofore deemed conveyed to the Lenders hereunder by such Borrower be conveyed to the Lenders by the execution and delivery by such Borrower of a Conveyance covering the Allocable ORRI Share attributable to all Borrowings made by such Borrower with respect to which Conveyances have not theretofore been executed and delivered.  In the event that the Lenders make any such request, the applicable Borrower will execute and deliver such Conveyances within 10 days after receipt of the applicable request.

(b)           In the event that any Borrower acquires any Hydrocarbon Interest, other than an Existing Hydrocarbon Interest, such Borrower shall within ten (10) Business Days after the acquisition of such Hydrocarbon Interest execute and deliver to the Lenders, in undivided shares proportionate to their respective Tranche Commitments to such Borrower, a Lender ORRI in accordance with the terms of the Conveyance  in such Hydrocarbon Interest equal to such Borrower’s Overriding Royalty Percentage with respect to such Hydrocarbon Interest.

(c)           In the event of the optional prepayment in full by any Borrower of the Loans made to such Borrower hereunder prior to the time that the Lenders have made Loans to such Borrower equal to such Borrower’s Allocable ORRI Value, then in addition to the Lender ORRIs conveyed or deemed conveyed by such Borrower pursuant to Section 8.17(a) and (b), such Borrower shall be deemed to have conveyed to the Lenders, in undivided shares proportionate to their respective Tranche Commitments to such Borrower, a Lender ORRI in accordance with the terms of the Conveyance  in each Existing Hydrocarbon Interest equal to Borrower’s Remaining Allocable ORRI Share of its Overriding Royalty Percentage with respect to such Hydrocarbon Interest.  The Lenders shall be deemed to own each such Lender ORRI from and after the date of such optional prepayment, and each Borrower agrees to hold title on behalf of the Lenders to each such Lender ORRI, until title to such Lender ORRI is transferred to the Lenders in accordance with the terms of this Agreement.  Each Borrower agrees not to transfer or encumber any Lender ORRI for which it is holding title on behalf of the Lenders without the prior written consent of the Lenders. At any time after the optional prepayment in full of the Loans to any Borrower, the Lenders may request that record title to any Lender ORRIs theretofore deemed conveyed to the Lenders by such Borrower pursuant to this Section 8.17(c) be conveyed to the Lenders by the execution and delivery by such Borrower of a Conveyance covering the Borrower’s Remaining Allocable ORRI Share of its Overriding Royalty Percentage with respect to the Existing Hydrocarbon Interests.   In the event that the Lenders make any such request, the applicable Borrower will execute and deliver such Conveyances within 10 days after receipt of the applicable request.

(d)           Each Lender ORRI: (i) shall be a separate real property interest (ii) be filed for recording by the applicable Borrower promptly after the execution and delivery of the applicable Conveyance thereof pursuant to Section 8.17(a) or Section 8.17(c), as applicable, (iii) shall be delivered by such Borrower to the Administrative Agent promptly after its return from recording, (iv) shall survive any termination of this Agreement, (v) shall continue to burden any Oil and Gas Properties disposed of by the Borrower, (vi) shall be non-cost-bearing, (vii) shall accrue and be payable only from and after the earlier to occur of the first day of the calendar month immediately preceding the Monthly Payment Date on which the Loans to the applicable Borrower have been fully repaid in accordance with the terms hereof, or in which the Termination Date occurs, (viii) will not bear any costs of exploring, developing, operating or producing the Hydrocarbon Interests, (ix) notwithstanding the foregoing, shall be determined, computed and paid in the same manner as the royalties payable to the United States of America on production from the Project Properties is determined, computed and paid, and (x) shall be conveyed based on the Conveyance.

(e)           If, prior to finalization of the division order process and after the Loans are repaid in full, any Borrower receives proceeds of production from a Hydrocarbon Interest with respect to which such Borrower is deemed to have or has conveyed a Lender ORRI under this Section 8.17, such Borrower shall estimate the amount of such revenue payable on account of the Lender ORRI and shall pay such estimated proceeds to the Administrative Agent.

(f)           For U.S. federal income tax purposes (and state, local or foreign tax purposes where applicable), the Borrowers, the Administrative Agent and the Lenders agree that (i) the Lender ORRIs constitute royalties, (ii) each Lender ORRI attributable to a Lender conveyed in connection with a Loan pursuant to Section 8.17(a) constitutes an “investment unit” within the meaning of Section 1273(c)(2) of the Code (each such Lender ORRI and Loan is an “Investment Unit”), (iii) the “issue price” of each Investment Unit for purposes of Section 1273(b)(2) of the Code is equal to the amount of the Loan attributable to such Investment Unit, (iv) the “issue price” of the Loan attributable to each Investment Unit for purposes of computing “original issue discount” (within the meaning of Section 1273(a)(1) of the Code) is equal to the amount of such Loan reduced by an amount equal to the Single Lender ORRI Value, and (v) an amount equal to the Lender ORRI Value will considered to be received by the Borrowers pursuant to the pool of capital doctrine.  The “Lender ORRI Value” means the amount which is equal to (y) the product of the Borrower’s Pro-Rata Share and the Total ORRI Value, multiplied by (z) the Borrower’s Allocable ORRI Share conveyed in connection with the Borrowing pursuant to Section 8.17(a).  The “Single Lender ORRI Value” means the amount which is equal to the Lender’s ORRI Value multiplied by the Lender’s Applicable Percentage.  The Borrowers and the Administrative Agent shall agree to work together to prepare the “original issue discount” calculations.  None of the Borrowers, the Administrative Agent or Lenders shall take any position inconsistent with the foregoing on any report, return claim for refund or other filing for U.S. federal, state or other tax purposes unless all such parties agree otherwise or as otherwise may be required by applicable law.

(g)           In no event shall any Borrower convey to Lenders a Lender ORRI that exceeds, with respect to any Project Property, or with respect to any Hydrocarbon Interest acquired after the date hereof, the applicable percentage interest therein set forth in Schedule 1.01(f).

Section 8.18          Operating Account.  Within fifteen (15) Business Days after first production of oil or gas from the Project Properties, each Borrower shall create, and shall maintain until the Termination Date,  an interest-bearing account (the “Operating Account”) in the name of such Borrower with a bank (“Operating Account Bank”), selected by such Borrower and reasonably acceptable to the Administrative Agent, which has entered into a Control Agreement specifying that if an Event of Default has occurred and is continuing, the Operating Account Bank shall comply with all instructions it receives from the Administrative Agent with respect to the Operating Account without further consent from such Borrower.  All Cash Receipts to be received by such Borrower shall be deposited in the Operating Account, and such Borrower shall direct (and hereby agrees to direct) each payor of any Cash Receipts from the Oil and Gas Properties now and in the future to make payment to such Operating Account.  Such Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (and such appointment shall be deemed to be coupled with an interest so long as any Loans made to such Borrower remain outstanding) to address any Direction Letter executed by such Borrower it may hold and deliver or have delivered any such letter to any Person purchasing Hydrocarbons from such Borrower’s Oil and Gas Properties that is not then directing payment for such Hydrocarbons to the Operating Account.  Not later than fifteen (15) Business Days after the first production of oil or gas from the Project Properties, such Borrower shall send Direction Letters to all existing purchasers (and within fifteen (15) Business Days after entering into an agreement with any new purchaser, to such new purchaser) of Hydrocarbons produced from the Oil and Gas Properties of such Borrower, directing them to forward all amounts payable to such Borrower directly to the Operating Account at the mailing address of the Operating Account Bank.  Notwithstanding the foregoing, each such Control Agreement shall permit such Borrower to withdraw from the Operating Account any amounts contained therein so long as the Administrative Agent has not sent the depository bank party to such Control Agreement a notice indicating the existence of an Event of Default.

ARTICLE IX
Negative Covenants

Except as otherwise provided in Section 12.05, until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents, other than the Lender ORRI, have been paid in full, each Borrower covenants and agrees with the Lenders that:

Section 9.01          Liens.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of the Oil and Gas Properties (now owned or hereafter acquired), except Excepted Liens.

Section 9.02          Nature of Business; International Operations.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, allow any material change to be made in the character of its business as an investor in oil and gas exploration and production, and related marketing and sales of production.

Section 9.03          Proceeds of Notes.  No Borrower will permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21.  No Borrower nor any Person acting on behalf of any Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.04          Mergers, Etc.  No Borrower will, and will not permit any of its Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or Liquidate or dissolve; provided, that (a) any Wholly-Owned Subsidiary of a Borrower may participate in a consolidation with any other Wholly-Owned Subsidiary of such Borrower and (b) any Wholly-Owned Subsidiary of a Borrower may participate in a consolidation with such Borrower so long as such Borrower is the continuing or surviving entity.

Section 9.05          Sale of Properties.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property except for (a) the sale of Hydrocarbons in the ordinary course of business; or (b) the sale or transfer of equipment.

Section 9.06          Environmental Matters.  To the extent within each Borrower’s control pursuant to the exercise thereby of commercially reasonable efforts pursuant to any applicable operating agreement, no Borrower will cause or permit, or allow any of its Subsidiaries to cause or permit, any of its Properties that are Oil and Gas Properties to be in violation of, or do anything that will result in a Release or threatened Release of Hazardous Materials or exposure of any Person or Property to any Hazardous Materials in any manner that could reasonably be expected to cause harm or injury or otherwise result in a violation of any Environmental Laws, or cause any such Property to become subject to any Remedial Work obligation under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.07          Transactions with Affiliates.  No Borrower will enter into, or allow any of its Subsidiaries to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of Project Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, provided that, this Section 9.07 shall not apply to (i) the payment of reasonable and customary fees to directors of any Borrower who are not employees of such Borrower; (ii) investments in a Borrower by any Person and (iii) transactions not pertaining to or affecting Project Properties.

Section 9.08          Subsidiaries.  No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create or acquire any additional Subsidiary, unless such Borrower gives written notice to the Administrative Agent of such creation or acquisition.

Section 9.09          Subsidiary Ownership of Mortgaged Property.  No Borrower will allow any of its Subsidiaries to own any Mortgaged Property.

Section 9.10          Marketing Activities.  No Borrower will, nor will it permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons from the Oil and Gas Properties or enter into any contracts related thereto other than (1) contracts for the sale, transportation, and processing of Hydrocarbons scheduled or reasonably estimated to be produced from  the Oil and Gas Properties during the period of such contract, that are usual and customary in the oil and gas business, (2) contracts for the sale, transportation, and processing of Hydrocarbons scheduled or reasonably estimated to be produced from Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of such Borrower and its Subsidiaries that such Borrower or any of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (3) other contracts for the purchase and/or sale of Hydrocarbons of third parties (a) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (b) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.11           Amendments to Specified JOAs.  To the extent within the control of a Borrower or its Subsidiary under the applicable operating agreement, no Borrower will, nor will it permit any of its Subsidiaries to, amend, modify or supplement any of the Specified JOAs (or enter into any agreement that would have the effect of amending, modifying or supplementing any of the Specified JOAs) if the effect thereof could reasonably be expected to be materially adverse to the Lenders (and provided that such Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification, supplement or agreement), without the prior written consent of the Required Lenders; provided that (a) such consent shall not be unreasonably withheld and (b) no such consent shall be required for any such amendment, modification, or supplementation of the Specified JOAs that does not require the approval of any Borrower or its Subsidiaries.  Without limitation of the foregoing, any amendment, modification, supplement or agreement that has the effect of requiring an assignment by any Borrower or any of its Subsidiaries of any proved, developed and producing Oil and Gas Properties shall be deemed to be materially adverse to the Lenders.

ARTICLE X
Events of Default; Remedies

Section 10.01         Events of Default.  The occurrence of one or more of the following events with respect to any Borrower shall constitute an “Event of Default” for such Borrower:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, Financial Statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

(d)           the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Article IX;

(e)           the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 consecutive days after the earlier to occur of ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or iii) a Responsible Officer of the Borrower otherwise becoming aware of such default;

(f)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any of its Subsidiaries to make an offer in respect thereof;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking iv) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (1) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           the Borrower shall (2) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (3) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (4) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (5) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (6) make a general assignment for the benefit of creditors or (7) take any action for the purpose of effecting any of the foregoing; or the holders of Equity Interests of the Borrower shall make any request or take any action for the purpose of calling a meeting of the equity holders of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs;

(i)            the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)           (8) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (9) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, vacated, discharged or otherwise paid or satisfied in accordance with its terms, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(k)           the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any of its Subsidiaries or any of their Affiliates shall so state in writing;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has, or could reasonably be expected to have, a Material Adverse Effect;

(m)           a default or breach of a payment obligation by a Borrower in the amount of $100,000 or greater shall have occurred under any Specified JOA and such default shall continue unremedied for a period of 30 consecutive days after the earlier to occur of v) notice thereof from the applicable operator to the Borrower or vi) a Responsible Officer of the Borrower otherwise becoming aware of such default; or

(n)           a Change in Control shall occur with respect to such Borrower.

Section 10.02         Remedies.  vii) In the case of an Event of Default other than one described in Section 10.01(g) or Section 10.01(h), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the applicable defaulting Borrower, take either or both of the following actions, at the same or different times:  (1) terminate such Borrower’s Tranche Commitments, and thereupon such Borrower’s Tranche Commitments shall terminate immediately, and (2) declare such Borrower’s Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Borrower’s Loans so declared to be due and payable, together with accrued interest thereon and all of such Borrower’s fees and other obligations accrued hereunder and under the Notes and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by such Borrower; and in case of an Event of Default described in Section 10.01(g) or Section 10.01(h), such Borrower’s Tranche Commitments shall automatically terminate and the Notes and the principal of such Borrower’s Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of such Borrower accrued hereunder and under the Notes and the other Loan Documents shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower.

(b)           In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)           All proceeds realized from the liquidation or other disposition of Mortgaged Property or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)         first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)       second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)      third, pro rata to payment of accrued interest on such Borrower’s Loans;

(iv)      fourth, pro rata to payment of principal outstanding on such Borrower’s Loans;

(v)       fifth, pro rata to any other Obligations;

(vi)     sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to such Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
The Administrative Agent

Section 11.01         Appointment; Powers.  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

Section 11.02         Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, viii) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), ix) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and x) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the entity serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the applicable Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (2) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (5) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (6) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries, or (7) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in Section 6.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03         Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall xi) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and xii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall, subject to the other provisions hereof, take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  Anything herein to the contrary notwithstanding, in no event shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrowers and the Lenders hereby waive the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05         Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of Borrower.  No Agent shall be liable for any action taken or not taken by any such service provider.

Section 11.06         Resignation of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation as the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07         Administrative Agent as Lender.  The entity serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08         No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers or any of their Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins LLP is acting in this Transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09         Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans of such Borrower and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10        Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  Without limiting the provisions of Section 5.01, each Lender shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.10.  The agreements in this Section 11.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 11.11       Authority of Administrative Agent to Release Collateral and Liens.  Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute and deliver to each Borrower, at such Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by such Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.05 or is otherwise authorized by the terms of the Loan Documents.

ARTICLE XII
Miscellaneous

Section 12.01        Notices.  xiii) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, facsimile or electronic mail, as follows:

(ii)      if to any Borrower:

Ridgewood Energy Corporation
1254 Enclave Parkway,
Suite 600
Houston, TX 77077
Attention:  Peter A. Zwart, Executive Vice President—Commercial
Email: pzwart@ridgewoodenergy.com
Facsimile: 281-293-7391

With copy to:
Ridgewood Energy Corporation
1254 Enclave Parkway,
Suite 600
Houston, TX 77077
Daniel Gulino, General Counsel
Email:  dgulino@ridgewoodenergy.comFacsimile:  (201) 447-0474

(iii)      if to the Administrative Agent, to it at:

Rahr Energy Investments LLC
c/o Rahr Enterprises LLC
725 5th Avenue, 24th Floor
New York, NY 10022
Tel: 646.300.7104
Attention:  Lawrence Fossi
Email:  lawrence.fossi@rahrenterprises.com

(iv)     if to any other Lender, to it at its address (or telecopy number or email address) set forth on its signature page.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02         Waivers; Amendments.

(a)           No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived except pursuant to an agreement or agreements in writing entered into by the applicable Borrower and the Required Lenders, or amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (1) increase the Tranche Commitment of any Lender without the written consent of such Lender, (2) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (3) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (4) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (5) waive or amend Section 3.03(b), Section 6.01, Section 8.14, or Section 10.02(c) or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender, (6) release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14 to less than 100%, without the written consent of each Lender, or (7) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.  Notwithstanding the foregoing, (a) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, and (b) any Security Instrument may be supplemented to add additional collateral with the consent of the Administrative Agent.

Section 12.03         Expenses, Indemnity; Damage Waiver.

(a)           The Borrowers shall pay (8) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of any Phase I or similar environmental assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (9) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (10) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           EACH BORROWER SHALL, SEVERALLY AND NOT JOINTLY, INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (11) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (12) THE FAILURE OF SUCH BORROWER OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (13) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF SUCH BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (14) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (15) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (16) THE OPERATIONS OF THE BUSINESS OF SUCH BORROWER AND ITS SUBSIDIARIES BY SUCH BORROWER AND ITS SUBSIDIARIES, (17) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (18) ANY ENVIRONMENTAL LAW APPLICABLE TO SUCH BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (19) THE BREACH OR NON-COMPLIANCE BY SUCH BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY BORROWER OR ANY OF ITS SUBSIDIARIES, (20) THE PAST OWNERSHIP BY SUCH BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (21) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY SUCH BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (22) ANY ENVIRONMENTAL LIABILITY RELATED TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (23) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (24) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)           To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)           To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           All amounts due under this Section 12.03 shall be payable not later than three Business Days after delivery of written demand therefor.

Section 12.04        Successors and Assigns.  xiv) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (1) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender for its Tranche (and any attempted assignment or transfer by such Borrower without such consent shall be null and void), (2) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 (and any attempted assignment or transfer by such Lender without such consent shall be null and void) and (iii) no Lender may assign to any Borrower or an Affiliate of any Borrower all or any portion of such Lender’s rights and obligations under this Agreement or all or any portion of its Tranche Commitments or the Loans owing to it hereunder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 1.01(d)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (3) Subject to the conditions set forth in Section 1.01(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that such Lender obtains the prior written consent (such consent not to be unreasonably withheld) of:

(A)           the applicable Borrower, such consent not to be unreasonably withheld,, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)           notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, no Lender may assign or otherwise transfer a Lender ORRI, in whole or in part, without the prior written consent of the applicable Borrower (such consent not to be unreasonably withheld), provided that no such consent of the Borrower shall be required (i) after the earlier to occur of (x) full funding of the Lender’s Tranche Commitment with respect to the Borrower and (y) the end of the Availability Period or (ii) in the case of an assignment to a Lender or an Affiliate of a Lender;

(B)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Tranche Commitment or Loans, the amount of the Tranche Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(C)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and

(D)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

(iii)           Subject to Section 1.01(c) and the acceptance and recording thereof, from and after the Effective Date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 1.01(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Tranche Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time at no cost or expense to any Borrower, without the consent of, or notice to any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or any Affiliate or Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,(iii) such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents, (iv) in any proceeding under any bankruptcy law such Lender shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Lender, whether for its own account or for the account of any participant, and (v) the Borrowers, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 5.01(f) with respect to any payments made by such Lender to its Participant(s).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 1.01(d)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 (subject to the requirements and limitations therein, including the requirements under Section 5.01(e) (it being understood that the documentation required under Section 5.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 5.01(e) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 5.01, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.01(e) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05          Survival; Revival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Tranche Commitments have not expired or terminated.  The provisions Section 5.01of Sections 5.01 (with respect to the Loans), 8.17 (until execution and delivery of the Conveyances evidencing all of the Lender ORRIs to which the Lenders are entitled under Section 8.17), 12.03, and Article XI shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Tranche Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.  Notwithstanding anything to the contrary contained herein, no Borrower shall have the right to reduce or terminate a Lender’s Tranche Commitments prior to the time that the aggregate amount of Loans made to it hereunder equal at least its Allocable ORRI Value.

(b)           To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the applicable Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06         Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)           This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)           Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07         Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the applicable Borrower or any of its Subsidiaries against any of and all the obligations of such Borrower or any of its Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09          GOVERNING LAW; Jurisdiction; Consent to Service of Process.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its Subsidiaries or any of their respective properties in the courts of any jurisdiction and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c)           Each party to this Agreement agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Borrower at its address set forth in Section 12.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO xv) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND xvi) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.10         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11         Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed xvii) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), xviii) to the extent requested by any regulatory authority, xix) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, xx) to any other party to this Agreement or any other Loan Document, xxi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, xxii) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Borrower and its obligations, xxiii) with the consent of the applicable Borrower or xxiv) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 12.11 or (2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the applicable Borrower.  For the purposes of this Section 12.11, “Information” means all information received from any Borrower or any of its Subsidiaries relating to such Borrower’s or any of such Borrower’s Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower or any of its Subsidiaries; provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12         Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it that are in effect from time to time.  Accordingly, if the Transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (3) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the applicable Borrower); and (4) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the applicable Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to such Borrower’s obligations hereunder.

Section 12.13         EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14          No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, and no other Person (including any of its Subsidiaries, any obligor, participant in Loans, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever.  There are no third party beneficiaries other than to the extent contemplated by the last sentence of Section 12.04(a).

Section 12.15          USA PATRIOT Act Notice and Customer Verification.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notify the Borrowers that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Borrower, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Borrower.  This information must be delivered to the Lenders and the Administrative Agent no later than five days prior to the Effective Date and thereafter promptly upon request.  This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 12.16          Production Proceeds; Release of Liens.

(a)           Notwithstanding that, by the terms of the Mortgages, the Borrower is and will be assigning to the Administrative Agent and Lenders all of the “Production Proceeds” (as defined in the mortgage covering the Mortgaged Properties)] accruing to the property covered thereby, for the avoidance of doubt, so long as no Event of Default has occurred, each Borrower may continue to receive from the purchasers of production all proceeds of production from the Oil and Gas Properties of such Borrower, and the Administrative Agent shall reasonably cooperate with the Borrowers so that the purchasers of production pay such proceeds directly to the Operating Account.  Upon the occurrence and continuation of an Event of Default, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Loan Documents, including the Control Agreements, including the right to obtain possession of all proceeds then held by the applicable Borrower or to receive directly from the purchasers of production all other proceeds of production from the Oil and Gas Properties of such Borrower.  In no case shall any failure, whether purposed or inadvertent, by the Administrative Agent or Lenders to collect directly any such proceeds constitute in any way a waiver, remission or release of any of their rights under any Loan Document, nor shall any release of any such proceeds by the Administrative Agent or Lenders to the Borrower constitute a waiver, remission, or release of any other proceeds or of any rights of the Administrative Agent or Lenders to collect other proceeds thereunder.

(b)           The Administrative Agent is hereby authorized by the Lenders to execute, at the cost and expense of the Borrower and pursuant to documentation reasonably acceptable to the Administrative Agent, partial releases of the Mortgaged Properties to the extent such Mortgaged Properties are sold in accordance with the terms hereof.  Upon the full and final payment of all principal and accrued unpaid interest owed to the Lenders, the payment in full of any fees or expenses owed to the Administrative Agent or the Lenders by any Borrower, and the termination of all commitments of the Lenders to make Loans hereunder (which termination of commitments may be effected, upon payment of all such principal, interest, fees and expenses owed, by written notice from the Borrowers to the Administrative Agent), and without regard to the continued existence of or outstanding obligations, if any, under the ORRI, (i) this Agreement shall be thereupon released, extinguished and discharged, and such Borrower shall have no further liability or obligation hereunder of any kind, provided that the foregoing shall not release or affect the Lender ORRI, which shall continue in effect in accordance with its terms, and (ii) all liens and security interests securing the Obligations granted by such Borrower and its Subsidiaries shall be extinguished and released.

Section 12.17         Limitation on Recourse.  Anything contained herein to the contrary notwithstanding, the liability of each Borrower for failure to pay or perform its Obligations is expressly limited to the Mortgaged Properties, and neither the Administrative Agent nor any other Lender shall have any other recourse against any Borrower on account of the Obligations.  The Lenders shall have full recourse hereunder against the Mortgaged Properties for any failure by any Borrower to pay or perform its Obligations (including the Notes) hereunder, provided that in the event that the proceeds of the Mortgaged Properties are insufficient to discharge and satisfy in full all of the Obligations owed by the applicable Borrower to the Administrative Agent or to the Lenders, (i) neither the Administrative Agent nor the Lenders shall have any recourse against any other assets of any Borrower other than the Mortgaged Properties on account of such insufficiency, and (ii) neither the Administrative Agent nor the Lenders shall any right to seek, obtain or enforce a judgment for a deficiency that may exist or arise if the proceeds realized from the sale or disposition of Mortgaged Property or other collateral for the Loans is insufficient to discharge in full the Obligations of any Borrower arising hereunder.  This Section 12.17 shall in no way limit, impair or release any liens, security interests, collateral assignments, rights, interests or remedies of any Lender or the Administrative Agent in, to or with respect to the Mortgaged Properties.  All parties hereto acknowledge and agree that all obligations of each Borrower hereunder are several, and neither joint nor joint and several, and no Borrower is liable for, or guarantor of, any obligations, indemnities or liabilities of any other Borrower hereunder; provided, that in the event that

(i)       any Borrower commits a fraudulent act or

(ii)       any representation by a Borrower made pursuant to (a) Section 7.01, (b) Section 7.02, (c) Section 7.03, or (d) Section 7.16(a), with respect to the Project Properties, shall prove to have been incorrect when made, the Administrative Agent and the Lenders shall have full recourse against such Borrower for the damages arising out of such fraudulent act or misrepresentation.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	RIDGEWOOD ENERGY O FUND, LLC.

	By:	/s/ Kathleen McSherry
	Name:	Kathleen McSherry
	Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY Q FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY S FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY T FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY V FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY W FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

Signature Page to
Credit Agreement

RIDGEWOOD ENERGY A-1 FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

RIDGEWOOD ENERGY B-1 FUND, LLC.

By:	/s/ Kathleen McSherry
Name:	Kathleen McSherry
Title:	Executive Vice President and Chief Financial Officer

Signature Page to
Credit Agreement

ADMINISTRATIVE AGENT & LENDER:	RAHR ENERGY INVESTMENTS LLC, as Administrative Agent and Lender

	By:	/s/ Lawrence J. Fossi
	Name:	Lawrence J. Fossi
	Title:	Manager

Signature Page to
Credit Agreement

Annex I
Tranche Commitments

Tranche A-1 – (Ridgewood Energy A-1 Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$8,265,000.00
TOTAL	100.00%	$8,265,000.00

Tranche B-1 – (Ridgewood Energy B-1 Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$12,540,000.00
TOTAL	100.00%	$12,540,000.00

Tranche O – (Ridgewood Energy O Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$24,130,000.00
TOTAL	100.00%	$24,130,000.00

Tranche Q – (Ridgewood Energy Q Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$5,415,000.00
TOTAL	100.00%	$5,415,000.00

Tranche S – (Ridgewood Energy S Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$12,825,000.00
TOTAL	100.00%	$12,825,000.00

Tranche T – (Ridgewood Energy T Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$8,835,000.00
TOTAL	100.00%	$8,835,000.00

Tranche V – (Ridgewood Energy V Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$13,585,000.00
TOTAL	100.00%	$13,585,000.00

Tranche W – (Ridgewood Energy W Fund, LLC)
Name of Lender	Applicable Percentage	Tranche Commitment
Rahr Energy Investments LLC	100.00%	$9,405,000.00
TOTAL	100.00%	$9,405,000.00
Annex I

EXHIBIT A
FORM OF NOTE

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT.  THE LENDER CAN OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE BY WRITING TO:

               Ridgewood Energy Corporation
               1254 Enclave Parkway, Suite 600
               Houston, Texas  77077
               Attention: Peter A. Zwart, Executive Vice President—Commercial.

$[_____________]	[_____________], 201[__]

FOR VALUE RECEIVED, [_____________________], a Delaware limited liability company (the “Borrower”), hereby promises to pay to [_________] (the “Lender”), at the principal office of Rahr Energy Investments LLC (the “Administrative Agent”), the principal sum of [________] Dollars ($[____________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, interest rate, and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement dated as of November 27, 2012 among the Borrower, the Administrative Agent, and the other borrowers and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[____________ _____________________]

Exhibit A

By:
Name:
Title:

Exhibit A

EXHIBIT B
FORM OF BORROWING REQUEST

[________________], 201[__]

[________________________], a Delaware limited liability company, as the Borrower, pursuant to Section 2.03 of the Credit Agreement dated as of November 27, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, and Ridgewood Energy B-1 Fund, LLC, each as a Borrower, and collectively the Borrowers, Rahr Energy Investments LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)	Aggregate amount of the requested Borrowing is $[__________];

(ii)	Date of such Borrowing is [__________], 201[__];

(iii)	Current Total Credit Exposure (without regard to the requested Borrowing) is $[__________];

(iv)	Pro forma Total Credit Exposure (giving effect to the requested Borrowing) is $[__________];

(v)	Current Total Tranche Exposure (without regard to the requested Borrowing) is $[__________];

(vi)	Pro forma Total Tranche Exposure (giving effect to the requested Borrowing) is $[__________];

 [If the Borrowing is not requested to pay expenses of Lenders, complete subsection (vii)-(x) below:]

(vii)	Development Costs to be funded by the proceeds of the requested Borrowing are $[__________];

(viii)	Other sources of funding for Development Costs in (vii) above are [____________________];

(ix)
Development Costs in (vi) above are incurred in accordance with the APOD or if all operations contemplated by the APOD have been completed such Development Costs are incurred in accordance with the Walter APOD; and

(x)
Aggregate Development Costs incurred by such Borrower since the Effective Date and funded by such Borrower from sources other than the proceeds of the Loans is not less than such Borrower’s Internal Funding Amount;

[If the Borrowing is requested to pay expenses of Lenders, complete the subsection below:]

(vii)	Amount of Lender expenses through the Effective Date for which Borrower is responsible is $[__________].

Exhibit B

[(xi)/(viii)]	Location and number of the Borrower’s Operating Account, to which the funds are to be disbursed, is as follows:

[                                           ]
[                                           ]
[                                           ]
[                                           ]
[                                           ]

[(xii)/(ix)]          Attached hereto as Annex I is a copy of the invoice(s) under the applicable Specified JOA for the Development Costs to be funded with the proceeds of the requested Borrowing;

[(xiii/(x)]           the Borrower hereby certifies that the remaining Tranche Commitments of the Lenders hereunder, together with other funds available to the Borrower (including internal sources of capital) are sufficient to enable the Borrower to pay in full, on a timely basis, its share of the remaining Development Costs expected to be incurred to complete the Initial APOD.

Exhibit B

The undersigned certifies that he/she is the [__________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that all information contained in this Borrowing Request is accurate and the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

[_____________________________________]

By:
Name:
Title:

Exhibit B

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies, respectively, that he/she is the [______] of [_____________________], a Delaware limited liability company (the “Borrower”), and that he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Credit Agreement dated as of November 27, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrowers, Rahr Energy Investments LLC, as Administrative Agent, and the other lenders which are or become a party thereto (the “Lenders”), and such Lenders, the undersigned represents and warrants, in his/her capacity as [______] of the Borrower and not in his/her personal capacity, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)           The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects (subject to materiality qualifications set forth in such representation or warranty, if any)) at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)           The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify Default and describe].

(c)           Since December 31, 2011, no change has occurred which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)           There exists no Default or Event of Default [or specify Default and describe].

EXECUTED AND DELIVERED this [____] day of [__________].

[_____________________________________]

By:
Name:
Title:

Exhibit C

EXHIBIT D
SECURITY INSTRUMENTS

1.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy A-1 Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

2.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy B-1 Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

3.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy O Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

4.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy Q Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

5.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy S Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

6.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy T Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

7.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy V Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein).

8.
Act of Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Ridgewood Energy W Fund, LLC to Rahr Energy Investments, LLC as Administrative Agent for the benefit of the Secured Persons (as defined therein)

Exhibit D

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[______________________________]

2.	Assignee:	______________________________ [and is an Affiliate of [identify Lender]]

3.	Borrower:	[______________________________]

4.	Administrative Agent:	Rahr Energy Investments LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of November 27, 2012 among Borrower, the Lenders parties thereto, Rahr Energy Investments LLC

6.	Assigned Interest:

Exhibit E

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans1
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                _____________ ___, 201___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit E

[Consented to and]2 Accepted:

Rahr Energy Investments LLC, as Administrative Agent

By_________________________________

Name:
Title:

[Consented to:]3

[__________________________________]

By________________________________

Name:
Title:

2 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3 To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit E

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1         Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent Financial Statements delivered, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E

EXHIBIT F

FORM OF CONVEYANCE OF OVERRIDING ROYALTY INTEREST

Exhibit F

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

This Conveyance of Overriding Royalty Interest (this “Conveyance”) is from Ridgewood Energy O Fund, LLC, a Delaware limited liability company (“Assignor”) whose address is c/o Ridgewood Energy Corporation, 1254 Enclave Parkway, Suite 600, Houston, Texas 77077 to Rahr Energy Investments LLC, a Delaware limited liability company (“Assignee”) whose address is c/o Rahr Enterprises LLC, 725 5th Avenue, 24th Floor, New York, New York 10022.

WHEREAS, pursuant to the Credit Agreement (as defined herein), Assignor has agreed to convey to Assignee an overriding royalty interest in Assignor’s Subject Interests; and

WHEREAS, capitalized terms as used herein shall have the meanings given to them in Article II hereof unless otherwise defined herein.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT:

ARTICLE I

CONVEYANCE

Section 1.01   Conveyance.   For and in consideration of One Thousand and No/100 Dollars ($1000.00) and other good and valuable consideration to Assignor cash in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and DELIVER unto Assignee an overriding royalty interest in the Subject Interests and all Hydrocarbons in, under and that may be produced, saved and sold from the Subject Interests equal to Assignor’s Overriding Royalty Percentage of all such Hydrocarbons, together with all and singular the rights and appurtenances thereto in anywise belonging (the “Overriding Royalty Interest”).

TO HAVE AND TO HOLD the Overriding Royalty Interest unto Assignee, its successors and assigns forever, subject to the following terms and provisions.

Section 1.02   Non-Operating Interest.  The Overriding Royalty Interest conveyed hereby is a non-operating, non-expense-bearing overriding royalty interest, free of all cost, liability and expense of production, operations and delivery including all drilling, developing, and operating costs and expenses. In no event shall Assignee ever be liable or responsible in any way for the payment of any costs, expenses, royalties, burdens on production, or liabilities attributable to the Subject Interests (or any part thereof) or incurred in connection with the production, saving or delivery of Hydrocarbons produced therefrom.  This Conveyance is an absolute conveyance of an immovable property interest.

Section 1.03 Other Burdens. Assignor shall defend, indemnify and hold Assignee harmless from and against any claim against Assignee, in its capacity as owner and holder of the Overriding Royalty Interest, by the owners or holders of royalties, overriding royalties or other burdens on production that burden Assignor’s retained working interest for payment of any such royalties, overriding royalties or other burdens on production. This section 1.03 shall not amend or change the manner in which the Overriding Royalty Interest is calculated and paid or delivered as elsewhere provided in this Conveyance.

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Section 1.04   Commencement.  This Conveyance shall be effective and presently vested as of the date hereof, but no overriding royalties shall accrue or become payable hereunder prior to the earlier of (i) the first day of the calendar month immediately prior to the Monthly Payment Date on which the Loans made to Assignor under the Credit Agreement have been fully repaid in accordance with the terms thereof or (ii) in which the Termination Date occurs.

Section 1.05   Calculation and Payment of Overriding Royalties.   The overriding royalties payable pursuant to the Overriding Royalty Interest will be calculated and paid or delivered to Assignee in the same manner as provided in the Leases and the rules and regulations of the Bureau of Ocean Energy Management of the United States Department of Interior, or any successor agency, for the calculation and payment or delivery of royalties reserved to the United States of America under such Leases.  The overriding royalties payable pursuant to the Overriding Royalty Interest will be calculated without deduction for the costs of gathering, storing, separating, treating, dehydrating, compressing and otherwise making the oil, gas and other products produced and saved from the Subject Interests ready for the sale or use, except to the extent otherwise provided in the rules and regulations of the Bureau of Ocean Energy Management of the United States Department of Interior, or any successor agency.

Section 1.06   Title.  Assignor hereby binds itself and its successors, and assigns to warrant and forever defend all and singular title to the Overriding Royalty Interest and the Hydrocarbons attributable thereto unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor but not otherwise.

Section 1.07   Renewals, Extensions and Replacements.   The Overriding Royalty Interest shall be applicable to any renewal, extension or replacement lease with respect to a Subject Interest only to the extent such renewal, extension or replacement lease is included within the below definition of Lease by virtue of the renewal, extension and replacement provisions in the below definition of Lease.

Section 1.08   Reporting;  Auditing;  Late  Payments.    With  each  payment  of  overriding royalties under this Conveyance, Assignor shall provide to Assignee a statement setting forth separately for each well on the Subject Interests that is burdened by the Overriding Royalty Interest, the gross quantity of production, the gross value per unit of the production (gas being express in thousand cubic feet, natural gas liquids being expressed in gallons and oil being expressed in barrels of 42 gallons), the Overriding Royalty Interest share of such production, and, upon written request by Assignee, Assignor shall furnish to Assignee any other information reasonably applicable to the calculation in accordance with  the  terms  of  this  Conveyance  of  the  amount  owed  and  paid  to  Assignee  with  respect  to  the Overriding Royalty Interest.  Assignee, upon reasonable prior written notice to Assignor, shall have the right to audit, at its sole cost and expense, Assignor’s books and records reasonably related to the calculation and payment of the Overriding Royalty Interest, including, the production from the Subject Interests and the processing, transportation and marketing thereof.     Within the thirty (30) days after receipt of such notice, Assignor shall make such books and records available (together with the right to make copies thereof at Assignee’s sole cost and expense) to Assignee or its representative.  Any payment of overriding royalties under this Conveyance not paid on or before the date payment of royalties to the United States of America is due in accordance with the rules and regulations of the Bureau of Ocean Energy Management with respect to the same production shall bear interest from the date due until paid at the Prime Rate (as hereinafter defined), compounded monthly, plus three percent (2%) per annum, or the maximum non-usurious rate permitted by applicable law, whichever is less.  In addition, Assignee shall have the right to be reimbursed for attorneys’ fees, court costs and other costs in connection with the collection of undisputed unpaid amounts owed to Assignee hereunder.   The “Prime Rate” means the prime or base rate publicly announced by JP Morgan Chase Bank N.A., or its successor, from time to time.

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ARTICLE II

DEFINITIONS

As used herein and in the exhibits hereto, the following terms shall have the following meanings:

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Percentage” means (i) 16.3284% until such time as the First Milestone occurs, (ii)

10.8856% from such time as the First Milestone occurs until such time as the Second Milestone occurs, and (iii) 5.4428% thereafter.

“Business  Day”  ”  means  any  day  that  is  not  a  Saturday,  Sunday  or  other  day  on  which commercial banks in New York City are authorized or required by law to remain closed.

“Control”  means  the  possession,  directly  or  indirectly,  of  the  power  to  direct  or  cause  the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit  Agreement”  means  the  Credit  Agreement  dated  as  of  November __,  2012  among

Assignor et al, as borrowers, Assignee, as administrative agent, and the lenders party thereto, as amended from time to time.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“First Milestone” means the point in time when the applicable number of barrels of crude oil and condensate  set  forth  on  Exhibit  B  have  been  produced  and  sold  from  the  Hydrocarbon  Interests attributable to the Net Revenue Interests of Assignor in the Project Properties.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hydrocarbon Interests” means (i) all rights, titles, interests and estates (other than the Subject Interests) now or hereafter acquired by Assignor in and to oil and gas leases, overriding royalty interests, net profits interests, production payment interests and similar interests in production under oil and gas leases, including any reserved or residual interests in the nature of a working interest or a non-operating interest in production, covering all or any portion of the Project Properties and (ii) the Subject Interests, excluding, however, any such interest to the extent and during the period the same may be relinquished, forfeited, reduced, lost or impaired as a result of any penalty, relinquishment, forfeiture or assignment resulting from the operation of any Non-Consent Provision.  A Hydrocarbon Interest under clause (i) of this definition shall not include any right, title, interest or estate of any successor or assign of Assignor, except to the extent that such successor or assign (a) acquires such right, title, interest or estate from Assignor or (b) is an Affiliate of Assignor prior to the time when it becomes a successor or assign of Assignor.

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“Hydrocarbons” means oil, gas, condensate, other liquid or gaseous hydrocarbons, and other products and substances covered by the Leases, including any products or substances extracted, separated or recovered by means of Plant Processing or Treating.

“Lease” means an oil and gas lease described in Exhibit A hereto, as to all lands, waterbottoms and depths described in such lease (or the applicable part or portion thereof if specifically limited in depth and/or areal extent in Exhibit A), together with any renewal or extension of such lease (as to all or any part or portion thereof), and any replacement lease taken upon or in anticipation of expiration or termination of such lease (only if such renewal, extension or replacement is acquired by Assignor or an Affiliate of Assignor during the term or within one (1) year after the expiration of the lease being renewed, extended or replaced), as to all lands, waterbottoms and depths described in the predecessor lease (unless the predecessor lease is specifically limited in depth or areal extent in Exhibit A in which event only such portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Conveyance); and “Leases” shall mean all such leases and all such renewals and extensions and replacement leases.

“Loans” has the meaning given to such term in the Credit Agreement.

“Monthly Payment Date” means the last Business Day of each calendar month beginning with the last Business Day of the second calendar month after the first calendar month in which oil and/or gas is produced and sold from the Project Properties.

“Net Revenue Interest” means, with respect to (i) any Subject Interest, the amount set forth in Exhibit A with respect to the Lease(s) applicable to such Subject Interest, and (ii) any Hydrocarbon Interest (other than the Subject Interests), Assignor’s share of production from such Hydrocarbon Interest after deducting Assignor’s share of the royalties, overriding royalties, net profits interests, production payment interests and similar burdens on production from such Hydrocarbon Interest payable to Persons who are not Affiliates of Assignor to which Assignor’s interest in such Hydrocarbon Interest is subject at the time such Hydrocarbon Interest is acquired by Assignor; provided, however, that the Net Revenue Interest shall be reduced, lost or impaired to the extent and during the period that any Subject Interest and/or any Hydrocarbons Interest may be relinquished, forfeited, reduced, lost or impaired as a result of any penalty, relinquishment, forfeiture or assignment resulting from the operation of any Non-Consent Provision.

“Non-Consent Provision” means a contractual provision contained in any Operating Agreement or unit agreement to which any Subject Interest is from time to time subject, which provision covers so- called non-consent operations or sole risk or sole benefit operations and provides for (i) the relinquishment or forfeiture of production by a non-consenting or non-participating party either permanently or during a period of recoupment or reimbursement of costs and expenses (or any percentage or multiple of costs and expenses) of the consenting or participating party or parties or (ii) the relinquishment, forfeiture or assignment by a non-consenting or non-participating party to the consenting or participating party or parties of all or any part of the non-consenting or non-participating party’s interest in any Subject Interests either permanently or during a period of recoupment or reimbursement of costs and expenses (or any percentage or multiple of costs and expenses) of the consenting or participating party or parties.

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“Operating Agreement” means (i) that certain Offshore Operating Agreement dated February 1, 2010, naming Walter Oil & Gas Corporation, as Operator, and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation, Royal Offshore, LLC and Gordy Oil Company, as Non-Operators, as amended, and as further amended by Ratification and Amendment of Operating Agreement dated effective February 1, 2010, and executed effective as of December 15, 2011, by Walter Oil & Gas Corporation, Royal Offshore, LLC, Gordy Oil Company, Houston Energy Deepwater Ventures VII, LLC, Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, et al., as said Offshore Operating Agreement may be further amended or amended and restated from time to time, and (ii) any other operating agreement (including any unit operating agreement) hereafter entered into by Assignor with respect to any Hydrocarbon interest or to which any Hydrocarbon Interest hereafter acquired by Assignor is subject at the time of such acquisition by Assignor.

“Overriding Royalty Interest” have the meaning set forth in Section 1.01.

“Overriding Royalty Percentage” means, with respect to any Subject Interest, and the Hydrocarbons in, under and which may be produced, saved and sold from such Subject Interest,  the product of (i) the Applicable Percentage and (ii) Assignor’s Net Revenue Interest in the applicable Subject Interest.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plant Processing” means the separation or processing of natural gas, casinghead gas or other gaseous hydrocarbons in a gas processing plant or other facility to remove, extract or separate ethane, butane, propane, propane butane mixtures, natural gasoline and other natural gas liquids and products therefrom by means other than or in addition to Treating.

“Project Properties” means the following blocks located in the Outer Continental Shelf of the Gulf of Mexico: Ewing Bank Block 834, Ewing Bank Block 790, Ewing Bank Block 789, Ewing Bank Block 835 and Mississippi Canyon Block 793.

“Second Milestone” means the point in time when the applicable number of barrels of crude oil and condensate set forth on Exhibit B have been produced and sold from the Hydrocarbon Interests attributable to the Net Revenue Interests of Assignor in the Project Properties.

“Subject Interest” or “Subject Interests” means all record title interest (or operating rights), overriding royalty, or other interests of Assignor in the Leases and all lands now or hereafter pooled, communitized or unitized therewith, even though Assignor’s interest be incorrectly or incompletely described in this Conveyance, all as the same shall be enlarged by the reversion of any interest, the discharge of any burdens or by the removal of any charges or encumbrances to which any of the same may be subject; provided, however, that the interests referenced in this definition shall be excluded from the Subject Interests to the extent and during the period such interests may ever by relinquished, forfeited, reduced, lost or impaired as a result of any penalty, relinquishment, forfeiture or assignment resulting from the operation of any Non-Consent Provision.

“Termination Date” means the earlier of (i) December 31, 2020, or (ii) the date on which the Tranche Commitments for Assignor’s Tranche are terminated and the principal of Assignor’s Loans under the Credit Agreement are declared to be due and payable pursuant to Section 10.02 of the Credit Agreement.

5

“Tranche” means the Tranche Commitments to Assignor and the Loans made to Assignor under the Credit Agreement by the lenders thereunder.

“Tranche Commitment” means with respect to any lender under the Credit Agreement, the commitment of such lender to make Loans thereunder to Assignor in the amount set forth opposite such lender’s name for Assignor’s Tranche on Annex 1 to the Credit Agreement.

“Treating” means (a) the field treatment of crude oil to make it transportable, including the removal of mercaptans and impurities therefrom, (b) the separation of natural gas, casinghead gas or other gaseous hydrocarbons from crude oil by means of a conventional field separator, (c) the separation of distillate,  condensate  and  similar  products  from  natural  gas,  casinghead  gas  or  other  gaseous hydrocarbons  by  means  of  a  conventional  field  separator,  and  (d)  the  processing  of  natural  gas, casinghead gas or other gaseous hydrocarbons to remove, extract or separate non-hydrocarbon elements or compounds, such as helium, sulphur, mercaptans or impurities, therefrom, but shall not include Plant Processing.

ARTICLE III

MISCELLANEOUS

Section 3.01   Limitations.  Assignee stipulates and agrees that (i) Assignor shall not have any obligation or duty, express or implied, to propose, conduct or participate in any operation, or to refrain from proposing, conducting or participating in any operation, including, without limitation, any operation or  activity  relating  to  exploration,  development,  drilling,  completion,  re-working,  recompletion, deepening, enhanced recovery, plugging of wells, construction or installation of any platform, pipeline, facility, equipment or other property, or dismantlement or salvage any platform, pipeline, facility, equipment or other property, (ii) Assignor shall not have any obligation or duty, express or implied, to perpetuate or maintain any Lease whether by payment of rentals, minimum royalties or by operations, (iii) Assignor shall have the continuing right and option at any time or times and without notice to, or consent or joinder of, Assignee, to abandon or release any portion or portions of any Lease (or its interest in any portion of any Lease) or to surrender or release such Lease (or its interest in such Lease) in its entirety without any responsibility or liability to Assignee, (iv) Assignor shall have the continuing right and option at any time or times and without notice to, or consent or joinder of, Assignee, to pool, unitize and/or otherwise combine the Leases, Subject Interests and/or Hydrocarbons Interests or any part thereof (including the Overriding Royalty Interest), or any production attributable thereto, with any other leases or lands (or the production attributable to any other leases or lands) or any part thereof, and (v) Assignor shall not have any obligation or duty, express or implied, to obtain any insurance or insure against any risks, including, without limitation, any loss of production, loss of reserves or any casualty, economic or business opportunity loss, and the Overriding Royalty Interest shall not burden, apply to or entitle Assignee to any share of any insurance proceeds whatsoever in the event Assignor, at its sole option, elects to obtain any insurance.

Section 3.02   Operating Agreements and Other Agreements.   This Conveyance and the Overriding Royalty Interest are expressly made subject to the rights of other working interest owners under any Operating Agreements to which any Hydrocarbon Interest is from time to time subject (including, without limitation, any rights arising under any Non-Consent Provision, any liens or security interests  granted  under  the  Operating  Agreement,  or  any  rights  arising  in  connection  with  any abandonment or withdrawal by Assignor with respect to any well, zone, lease or other interest under the Operating Agreement).  This Conveyance and the Overriding Royalty Interest are expressly made subject to (i) the terms and conditions of the Leases and any amendments or modifications thereof, hereafter made, and (ii) the terms and conditions of any agreement hereafter entered into by Assignor or its predecessors in interest, or any order hereafter entered by any Governmental Authority, that pools, unitizes and/or otherwise combines the Leases, Subject Interests and/or Hydrocarbons Interests or any part thereof (including the Overriding Royalty Interest), or any production attributable thereto, with any other leases or lands (or the production attributable to any other leases or lands) or any part thereof.

6

Section 3.03   Transfers.     No  transfer,  assignment  or  conveyance  of  an  interest  in  the Overriding Royalty Interest and any change in the capacity or status of Assignee shall be binding on Assignor until the receipt by Assignor of proper evidence of such transfer, assignment or conveyance or such change in capacity or status.  If four (4) or more Persons become entitled to payment in respect of the  Overriding  Royalty  Interest,  Assignor  may  withhold  payment  thereof  until  furnished  with  an instrument executed by all such Persons designating an agent to receive payment for all.

Section 3.04   GOVERNING  LAW.    INSOFAR  AS  PERMITTED  BY  OTHERWISE APPLICABLE LAW, THIS CONVEYANCE AND THE OBLIGATIONS SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA.

Section 3.05    Successors and Assigns.  The provisions of this Conveyance shall run with the land and the respective interests of Assignor and Assignee therein and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Section 3.06   Amendments.  This Conveyance may not be modified or amended except by an instrument or instruments in writing signed by Assignor and Assignee.

Section 3.07   Further Assurances.    Assignor  will execute  and  deliver all such other and additional instruments, notices, releases, acquittances and other documents and will do all such other acts and things, as may be necessary to more fully assure to Assignee all of the rights and interests herein and hereby granted or intended so to be.

Section 3.08   Perpetuities.  It is the intent of Assignor and Assignee that no provision herein violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Conveyance shall be construed as not violating such rules to the extent the same can be so construed consistent with the intent of the parties.   Notwithstanding any other provision in this Conveyance, if any right, interest or estate in property granted by this Conveyance or pursuant hereto does not vest upon the date hereof, such right, interest or estate shall vest not later than 21 years less one (1) day after the death of the last surviving descendant of Joseph P. Kennedy, father of John F. Kennedy, former President of the United States of America, who is living on the date of execution of the Conveyance by Assignor.

Section 3.09   Entire Agreement.   This Conveyance (together with the Credit Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof other than those set forth or referred to herein or contained in the Credit Agreement.

Section 3.10   Counterparts.      This   Conveyance   may   be   executed   in   any   number   of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance.

[Balance of page intentionally left blank.]

7

IN WITNESS WHEREOF, this Conveyance is executed this           day of November, 2012.

ASSIGNOR:

[_________________]

By:
Name:
Title:

ASSIGNEE:

RAHR ENERGY INVESTMENTS LLC

By:
Print Name:
Print Title:

This instrument has been prepared by:
 Jason Blackmer
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002

Signature Page to Conveyance of Overriding Royalty Interest

THE STATE OF	§
§
COUNTY OF	§

This  instrument  was  acknowledged  before  me  on  this               day                  of               ,  2012,  by                                                                   , of                                                    , a                                                    limited liability company, on behalf of such limited liability company.

Witness my hand and official seal.

Notary Public

My commission expires:

[SEAL]

Signature Page to Conveyance of Overriding Royalty Interest

THE STATE OF	§
§
COUNTY OF	§

This  instrument  was  acknowledged  before  me  on  this              day  of              ,  2012,  by                                                                    ,                                                                     of RAHR ENERGY INVESTMENTS LLC, a Delaware limited liability company, on behalf of such limited liability company.

Witness my hand and official seal.

Notary Public

My commission expires:

[SEAL]

Signature Page to Conveyance of Overriding Royalty Interest

EXHIBIT A

Leases; Net Revenue Interests

Exhibit A

EXHIBIT B

Milestones

Exhibit B

EXHIBIT B

Attached to and made a part of that certain
Conveyance of Overriding Royalty Interest dated November 15, 2012, from Ridgewood Energy O Fund, LLC to Rahr Energy Investments LLC

MILESTONES

FIRST	SECOND
MILESTONE	MILESTONE

1.2926 million barrels	2.0217 million barrels

EXHIBIT B, PAGE 1 OF 1

EXHIBIT G

FORM OF APOD CERTIFICATE

[DATE]

The undersigned hereby certifies that he/she is the ______________ of [__________], a Delaware limited liability company (the “Borrower”), and that as such is authorized to execute this certificate on behalf of the Borrower.  With reference to the Credit Agreement dated as of November 27, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrowers party thereto, Rahr Energy Investments LLC, as Administrative Agent, and the Lenders which are or become a party thereto, the undersigned represents, warrants and certifies as follows (each capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Credit Agreement):

(a)           the Borrower has good and defensible title to the Oil and Gas Properties listed on the APOD attached hereto as Exhibit A, free and clear of all Liens other than Permitted Liens.

(b)           The Borrower is not aware of any written claim, demand or challenge of any other Person with respect to the ownership of, or title to, the Oil and Gas Properties listed on the APOD.

EXECUTED AND DELIVERED as of the day first set forth above.

[_____________________________________]

By:
Name:
Title:

Exhibit G

EXHIBIT H

FORM OF DIRECTION LETTER

[Company]
[Address]
[City, State ZIP]
Attention:  Gas Settlements

Re:           Notice of Designated Account

Ladies and Gentlemen:

[__________], (“Company”), is the present payee on behalf of [__________], a Delaware limited liability company, for the interests in the properties (“Properties”) set forth on the attached Schedule hereto (“Schedule”).  The Company hereby requests that you begin remitting proceeds with respect to the Properties to a designated bank account.

Accordingly, until further notice from each of the Company and Rahr Energy Investments LLC (as administrative agent), please direct all proceeds attributable to the Properties and interests set forth on the Schedule for which you are purchasing production and which you credit to the Company, effective as of the date hereof, to the address and account as set forth below:

[BANK]
[ADDRESS]
[CITY, STATE ZIP]
Routing Number/ABA: [__________]
Account Number: [__________]
Credit to:  [__________]

In order that we may have a record evidencing your acceptance of this Notice of Designated Account, we request that you execute one copy of this letter in the space provided below and return the same to us in the enclosed, self-addressed envelope.

Yours very truly, [__________]
By:

Accepted and Acknowledged By:

[__________]

By:
Name:
Title:

Exhibit H

EXHIBIT I-1

FORM OF
NON-BANK TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of November 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, and Ridgewood Energy B-1 Fund, LLC, each as a Borrower, and collectively the Borrowers, Rahr Energy Investments LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the applicable Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the applicable Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:    ______________________, 20[  ]

Exhibit I-1

EXHIBIT I-2

FORM OF
NON-BANK TAX CERTIFICATE
(For Non-U.S. Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of November 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, and Ridgewood Energy B-1 Fund, LLC, each as a Borrower, and collectively the Borrowers, Rahr Energy Investments LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the applicable Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the applicable Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:    ______________________, 20[  ]

Exhibit I-2

EXHIBIT I-3

FORM OF
NON-BANK TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of November 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, and Ridgewood Energy B-1 Fund, LLC, each as a Borrower, and collectively the Borrowers, Rahr Energy Investments LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:    ______________________, 20[  ]

Exhibit I-3

EXHIBIT I-4

FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of November 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, and Ridgewood Energy B-1 Fund, LLC, each as a Borrower, and collectively the Borrowers, Rahr Energy Investments LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the applicable Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:           ______________________, 20[  ]

Exhibit I-4

SCHEDULE 1.01(a) – BORROWER NET REVENUE INTERESTS

	EWING BANK BLOCK 834		EWING BANK BLOCK 835
FUND	WI	NRI	WI	NRI

O	5.00000%	4.11000%	5.00000%	4.03356%
Q	2.25000%	1.80000%	2.25000%	1.77011%
S	2.50000%	2.05500%	2.50000%	2.01678%
T	2.00000%	1.60000%	2.00000%	1.57342%
V	3.00000%	2.46600%	3.00000%	2.42013%
W	3.00000%	2.46600%	3.00000%	2.42013%
A-1	2.00000%	1.60000%	2.00000%	1.57342%
B-1	3.00000%	2.46600%	3.00000%	2.42013%
TOTALS:	22.75000%	18.56300%	22.75000%	18.22770%

	EWING BANK BLOCK 790		MISSISSIPPI CANYON BLOCK 793
FUND	WI	NRI	WI	NRI

O	5.00000%	3.79750%	5.00000%	4.06250%
Q	2.25000%	1.65938%	2.25000%	1.82813%
S	2.50000%	1.89880%	2.50000%	2.03125%
T	2.00000%	1.47500%	2.00000%	1.62500%
V	3.00000%	2.27850%	3.00000%	2.43750%
W	3.00000%	2.27850%	3.00000%	2.43750%
A-1	2.00000%	1.47500%	2.00000%	1.62500%
B-1	3.00000%	2.27850%	3.00000%	2.43750%
TOTALS:	22.75000%	17.14113%	22.75000%	18.48438%

SCHEDULE 1.01(a), PAGE 1 OF 1

SCHEDULE 1.01(b) – BORROWER’S INTERNAL FUNDING AMOUNT

INTERNAL
BORROWING	FUNDING
FUND	AMOUNT

O	$4,156,951
Q	$7,191,995
S	$1,374,700
T	$2,424,336
V	$3,397,247
W	$7,442,714
A-1	$3,039,521
B-1	$4,383,931
TOTAL	$33,411,395

SCHEDULE 1.01(b), PAGE 1 OF 1

SCHEDULE 1.01(c) – BORROWER’S PRO-RATA SHARE

BORROWING	PRO-RATA
FUND	SHARE

O	25.4%
Q	5.7%
S	13.5%
T	9.3%
V	14.3%
W	9.9%
A-1	8.7%
B-1	13.2%
TOTAL	100.0%

SCHEDULE 1.01(c), PAGE 1 OF 1

SCHEDULE 1.01(d) – MILESTONES

	FIRST	SECOND
BORROWING	MILESTONE	MILESTONE
FUND	(million barrels)	(million barrels)

O	1.2926	2.0217
Q	0.5661	0.8854
S	0.6463	1.0109
T	0.5032	0.7870
V	0.7756	1.2130
W	0.7756	1.2130
A-1	0.5032	0.7870
B-1	0.7756	1.2130
TOTAL	5.8381	9.1311

SCHEDULE 1.01(d), PAGE 1 OF 1

SCHEDULE 1.01(e) – MINIMUM TARGETED PRODUCTION

	O FUND	Q FUND	S FUND	T FUND	V FUND	W FUND	A-1 FUND	B-1 FUND	TOTAL
	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil
	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)

1/1/15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2/1/15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3/1/15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
4/1/15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
5/1/15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
6/1/15	8.95	3.92	4.48	3.48	5.37	5.37	3.48	5.37	40.43
7/1/15	9.03	3.96	4.52	3.52	5.42	5.42	3.52	5.42	40.80
8/1/15	8.82	3.86	4.41	3.44	5.29	5.29	3.44	5.29	39.85
9/1/15	8.35	3.66	4.18	3.25	5.01	5.01	3.25	5.01	37.72
10/1/15	8.45	3.70	4.22	3.29	5.07	5.07	3.29	5.07	38.15
11/1/15	8.01	3.51	4.00	3.12	4.80	4.80	3.12	4.80	36.16
12/1/15	8.11	3.55	4.05	3.16	4.86	4.86	3.16	4.86	36.62
1/1/16	7.95	3.48	3.97	3.09	4.77	4.77	3.09	4.77	35.90
2/1/16	7.30	3.20	3.65	2.84	4.38	4.38	2.84	4.38	32.98
3/1/16	7.67	3.36	3.83	2.98	4.60	4.60	2.98	4.60	34.63
4/1/16	16.24	7.11	8.12	6.32	9.75	9.75	6.32	9.75	73.36
5/1/16	18.35	8.04	9.18	7.14	11.01	11.01	7.14	11.01	82.89
6/1/16	26.34	11.53	13.17	10.25	15.80	15.80	10.25	15.80	118.96
7/1/16	26.63	11.66	13.32	10.37	15.98	15.98	10.37	15.98	120.29
8/1/16	26.07	11.42	13.04	10.15	15.64	15.64	10.15	15.64	117.75
9/1/16	24.72	10.83	12.36	9.62	14.83	14.83	9.62	14.83	111.66
10/1/16	25.05	10.97	12.52	9.75	15.03	15.03	9.75	15.03	113.13
11/1/16	23.78	10.42	11.89	9.26	14.27	14.27	9.26	14.27	107.42
12/1/16	24.13	10.57	12.06	9.39	14.48	14.48	9.39	14.48	108.98
1/1/17	23.70	10.38	11.85	9.23	14.22	14.22	9.23	14.22	107.03
2/1/17	21.05	9.22	10.53	8.20	12.63	12.63	8.20	12.63	95.08
3/1/17	22.94	10.05	11.47	8.93	13.76	13.76	8.93	13.76	103.60
4/1/17	21.85	9.57	10.92	8.50	13.11	13.11	8.50	13.11	98.67
5/1/17	22.23	9.74	11.11	8.65	13.34	13.34	8.65	13.34	100.40
6/1/17	21.19	9.28	10.60	8.25	12.72	12.72	8.25	12.72	95.73
7/1/17	21.59	9.46	10.79	8.40	12.95	12.95	8.40	12.95	97.51
8/1/17	21.29	9.32	10.65	8.29	12.77	12.77	8.29	12.77	96.16
9/1/17	20.33	8.90	10.17	7.92	12.20	12.20	7.92	12.20	91.83
10/1/17	20.60	9.02	10.30	8.02	12.36	12.36	8.02	12.36	93.04
11/1/17	19.42	8.51	9.71	7.56	11.65	11.65	7.56	11.65	87.72
12/1/17	20.18	8.84	10.09	7.85	12.11	12.11	7.85	12.11	91.13

SCHEDULE 1.01(e), PAGE 1 OF 5

SCHEDULE 1.01(e) – MINIMUM TARGETED PRODUCTION (cont’d)

	O FUND	Q FUND	S FUND	T FUND	V FUND	W FUND	A-1 FUND	B-1 FUND	TOTAL
	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil
	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)

1/1/18	22.94	10.05	11.47	8.93	13.76	13.76	8.93	13.76	103.60
2/1/18	20.17	8.83	10.09	7.85	12.10	12.10	7.85	12.10	91.11
3/1/18	21.76	9.53	10.88	8.47	13.05	13.05	8.47	13.05	98.27
4/1/18	20.51	8.98	10.25	7.98	12.30	12.30	7.98	12.30	92.63
5/1/18	20.65	9.05	10.33	8.04	12.39	12.39	8.04	12.39	93.29
6/1/18	19.50	8.54	9.75	7.59	11.70	11.70	7.59	11.70	88.05
7/1/18	19.66	8.61	9.83	7.65	11.80	11.80	7.65	11.80	88.80
8/1/18	19.06	8.35	9.53	7.42	11.43	11.43	7.42	11.43	86.08
9/1/18	17.79	7.79	8.90	6.93	10.67	10.67	6.93	10.67	80.36
10/1/18	17.61	7.71	8.80	6.86	10.57	10.57	6.86	10.57	79.53
11/1/18	16.22	7.10	8.11	6.32	9.73	9.73	6.32	9.73	73.27
12/1/18	15.96	6.99	7.98	6.21	9.58	9.58	6.21	9.58	72.08
1/1/19	15.18	6.65	7.59	5.91	9.11	9.11	5.91	9.11	68.57
2/1/19	13.08	5.73	6.54	5.09	7.85	7.85	5.09	7.85	59.06
3/1/19	13.81	6.05	6.90	5.37	8.28	8.28	5.37	8.28	62.36
4/1/19	12.72	5.57	6.36	4.95	7.63	7.63	4.95	7.63	57.45
5/1/19	12.52	5.48	6.26	4.87	7.51	7.51	4.87	7.51	56.53
6/1/19	11.53	5.05	5.77	4.49	6.92	6.92	4.49	6.92	52.08
7/1/19	11.15	4.88	5.57	4.34	6.69	6.69	4.34	6.69	50.35
8/1/19	10.96	4.80	5.48	4.27	6.58	6.58	4.27	6.58	49.50
9/1/19	10.22	4.48	5.11	3.98	6.13	6.13	3.98	6.13	46.17
10/1/19	10.07	4.41	5.03	3.92	6.04	6.04	3.92	6.04	45.46
11/1/19	9.28	4.07	4.64	3.61	5.57	5.57	3.61	5.57	41.93
12/1/19	9.14	4.00	4.57	3.56	5.48	5.48	3.56	5.48	41.29
1/1/20	8.43	3.69	4.21	3.28	5.06	5.06	3.28	5.06	38.05
2/1/20	11.65	5.10	5.83	4.54	6.99	6.99	4.54	6.99	52.62
3/1/20	12.80	5.61	6.40	4.98	7.68	7.68	4.98	7.68	57.81
4/1/20	12.04	5.27	6.02	4.69	7.22	7.22	4.69	7.22	54.36
5/1/20	11.89	5.21	5.95	4.63	7.14	7.14	4.63	7.14	53.72
6/1/20	11.54	5.05	5.77	4.49	6.92	6.92	4.49	6.92	52.13
7/1/20	11.54	5.05	5.77	4.49	6.92	6.92	4.49	6.92	52.12
8/1/20	11.59	5.08	5.80	4.51	6.96	6.96	4.51	6.96	52.37
9/1/20	11.06	4.84	5.53	4.30	6.63	6.63	4.30	6.63	49.94
10/1/20	11.14	4.88	5.57	4.34	6.69	6.69	4.34	6.69	50.33
11/1/20	10.53	4.61	5.26	4.10	6.32	6.32	4.10	6.32	47.54
12/1/20	10.62	4.65	5.31	4.13	6.37	6.37	4.13	6.37	47.97

SCHEDULE 1.01(e), PAGE 2 OF 5

SCHEDULE 1.01(e) – MINIMUM TARGETED PRODUCTION (cont’d)

	O FUND	Q FUND	S FUND	T FUND	V FUND	W FUND	A-1 FUND	B-1 FUND	TOTAL
	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil
	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)

1/1/21	10.37	4.54	5.19	4.04	6.22	6.22	4.04	6.22	46.84
2/1/21	9.16	4.01	4.58	3.57	5.50	5.50	3.57	5.50	41.39
3/1/21	9.69	4.24	4.84	3.77	5.81	5.81	3.77	5.81	43.75
4/1/21	9.15	4.01	4.57	3.56	5.49	5.49	3.56	5.49	41.33
5/1/21	9.26	4.06	4.63	3.61	5.56	5.56	3.61	5.56	41.83
6/1/21	8.78	3.85	4.39	3.42	5.27	5.27	3.42	5.27	39.67
7/1/21	8.90	3.90	4.45	3.46	5.34	5.34	3.46	5.34	40.20
8/1/21	8.73	3.82	4.36	3.40	5.24	5.24	3.40	5.24	39.43
9/1/21	8.29	3.63	4.15	3.23	4.98	4.98	3.23	4.98	37.46
10/1/21	8.42	3.69	4.21	3.28	5.05	5.05	3.28	5.05	38.01
11/1/21	8.00	3.51	4.00	3.12	4.80	4.80	3.12	4.80	36.15
12/1/21	8.13	3.56	4.07	3.17	4.88	4.88	3.17	4.88	36.73
1/1/22	7.74	3.39	3.87	3.01	4.65	4.65	3.01	4.65	34.98
2/1/22	6.64	2.91	3.32	2.59	3.99	3.99	2.59	3.99	30.00
3/1/22	7.01	3.07	3.51	2.73	4.21	4.21	2.73	4.21	31.67
4/1/22	6.67	2.92	3.33	2.60	4.00	4.00	2.60	4.00	30.11
5/1/22	6.81	2.98	3.41	2.65	4.09	4.09	2.65	4.09	30.76
6/1/22	6.32	2.77	3.16	2.46	3.79	3.79	2.46	3.79	28.55
7/1/22	6.49	2.84	3.24	2.53	3.89	3.89	2.53	3.89	29.31
8/1/22	7.06	3.09	3.53	2.75	4.24	4.24	2.75	4.24	31.91
9/1/22	6.54	2.86	3.27	2.55	3.92	3.92	2.55	3.92	29.53
10/1/22	6.46	2.83	3.23	2.52	3.88	3.88	2.52	3.88	29.18
11/1/22	5.98	2.62	2.99	2.33	3.59	3.59	2.33	3.59	27.01
12/1/22	5.91	2.59	2.95	2.30	3.55	3.55	2.30	3.55	26.69
1/1/23	5.65	2.47	2.82	2.20	3.39	3.39	2.20	3.39	25.51
2/1/23	4.89	2.14	2.44	1.90	2.93	2.93	1.90	2.93	22.07
3/1/23	5.18	2.27	2.59	2.02	3.11	3.11	2.02	3.11	23.41
4/1/23	4.70	2.06	2.35	1.83	2.82	2.82	1.83	2.82	21.24
5/1/23	4.85	2.13	2.43	1.89	2.91	2.91	1.89	2.91	21.92
6/1/23	5.30	2.32	2.65	2.06	3.18	3.18	2.06	3.18	23.92
7/1/23	5.46	2.39	2.73	2.12	3.27	3.27	2.12	3.27	24.65
8/1/23	6.16	2.70	3.08	2.40	3.70	3.70	2.40	3.70	27.83
9/1/23	5.74	2.51	2.87	2.23	3.44	3.44	2.23	3.44	25.92
10/1/23	5.71	2.50	2.85	2.22	3.42	3.42	2.22	3.42	25.78
11/1/23	5.32	2.33	2.66	2.07	3.19	3.19	2.07	3.19	24.01
12/1/23	5.29	2.32	2.64	2.06	3.17	3.17	2.06	3.17	23.88

SCHEDULE 1.01(e), PAGE 3 OF 5

SCHEDULE 1.01(e) - MINIMUM TARGETED PRODUCTION (cont’d)

	O FUND	Q FUND	S FUND	T FUND	V FUND	W FUND	A-1 FUND	B-1 FUND	TOTAL
	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil
	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)

1/1/24	5.09	2.23	2.54	1.98	3.05	3.05	1.98	3.05	22.97
2/1/24	4.58	2.01	2.29	1.78	2.75	2.75	1.78	2.75	20.70
3/1/24	4.72	2.07	2.36	1.84	2.83	2.83	1.84	2.83	21.32
4/1/24	4.40	1.93	2.20	1.71	2.64	2.64	1.71	2.64	19.86
5/1/24	4.38	1.92	2.19	1.70	2.63	2.63	1.70	2.63	19.76
6/1/24	4.08	1.79	2.04	1.59	2.45	2.45	1.59	2.45	18.42
7/1/24	4.06	1.78	2.03	1.58	2.43	2.43	1.58	2.43	18.33
8/1/24	3.91	1.71	1.95	1.52	2.34	2.34	1.52	2.34	17.64
9/1/24	3.64	1.59	1.82	1.42	2.18	2.18	1.42	2.18	16.44
10/1/24	3.62	1.59	1.81	1.41	2.17	2.17	1.41	2.17	16.36
11/1/24	3.38	1.48	1.69	1.31	2.03	2.03	1.31	2.03	15.25
12/1/24	3.36	1.47	1.68	1.31	2.02	2.02	1.31	2.02	15.18
1/1/25	3.24	1.42	1.62	1.26	1.94	1.94	1.26	1.94	14.62
2/1/25	2.82	1.23	1.41	1.10	1.69	1.69	1.10	1.69	12.73
3/1/25	3.01	1.32	1.51	1.17	1.81	1.81	1.17	1.81	13.60
4/1/25	2.81	1.23	1.40	1.09	1.68	1.68	1.09	1.68	12.68
5/1/25	2.80	1.22	1.40	1.09	1.68	1.68	1.09	1.68	12.63
6/1/25	2.61	1.14	1.30	1.01	1.56	1.56	1.01	1.56	11.78
7/1/25	2.60	1.14	1.30	1.01	1.56	1.56	1.01	1.56	11.73
8/1/25	2.50	1.10	1.25	0.97	1.50	1.50	0.97	1.50	11.29
9/1/25	2.33	1.02	1.17	0.91	1.40	1.40	0.91	1.40	10.53
10/1/25	2.32	1.02	1.16	0.90	1.39	1.39	0.90	1.39	10.49
11/1/25	2.17	0.95	1.08	0.84	1.30	1.30	0.84	1.30	9.79
12/1/25	2.16	0.95	1.08	0.84	1.30	1.30	0.84	1.30	9.75
1/1/26	2.08	0.91	1.04	0.81	1.25	1.25	0.81	1.25	9.39
2/1/26	1.81	0.79	0.91	0.71	1.09	1.09	0.71	1.09	8.19
3/1/26	1.89	0.83	0.94	0.74	1.13	1.13	0.74	1.13	8.53
4/1/26	1.48	0.65	0.74	0.58	0.89	0.89	0.58	0.89	6.68
5/1/26	1.47	0.64	0.74	0.57	0.88	0.88	0.57	0.88	6.65
6/1/26	1.37	0.60	0.69	0.53	0.82	0.82	0.53	0.82	6.20
7/1/26	1.37	0.60	0.68	0.53	0.82	0.82	0.53	0.82	6.17
8/1/26	1.32	0.58	0.66	0.51	0.79	0.79	0.51	0.79	5.94
9/1/26	1.23	0.54	0.61	0.48	0.74	0.74	0.48	0.74	5.54
10/1/26	1.22	0.53	0.61	0.48	0.73	0.73	0.48	0.73	5.52
11/1/26	1.14	0.50	0.57	0.44	0.68	0.68	0.44	0.68	5.14
12/1/26	1.13	0.50	0.57	0.44	0.68	0.68	0.44	0.68	5.12

SCHEDULE 1.01(e), PAGE 4 OF 5

SCHEDULE 1.01(e) - MINIMUM TARGETED PRODUCTION (cont’d)

	O FUND	Q FUND	S FUND	T FUND	V FUND	W FUND	A-1 FUND	B-1 FUND	TOTAL
	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil	Net Oil
	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)	(mbo)

1/1/27	1.03	0.45	0.52	0.40	0.62	0.62	0.40	0.62	4.66
2/1/27	0.60	0.26	0.30	0.24	0.36	0.36	0.24	0.36	2.73
3/1/27	0.31	0.14	0.16	0.12	0.19	0.19	0.12	0.19	1.41
4/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
5/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
6/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
7/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
8/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
9/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
10/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
11/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
12/1/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TOTAL	1407	616	704	548	844	844	548	844	6357

SCHEDULE 1.01(e), PAGE 5 OF 5

SCHEDULE 1.01(f) – OVERRIDING ROYALTY PERCENTAGE

BORROWING FUND	Until the First Milestone Occurs 16.3284% ORRI	After the First Milestone Occurs but before the Second Milestone Occurs 10.8856% ORRI	After the Second Milestone Occurs 5.4428% ORRI

O	4.15%	2.77%	1.38%
Q	0.93%	0.62%	0.31%
S	2.20%	1.47%	0.73%
T	1.53%	1.02%	0.51%
V	2.33%	1.55%	0.78%
W	1.62%	1.08%	0.54%
A-1	1.42%	0.94%	0.47%
B-1	2.16%	1.44%	0.72%
TOTAL	16.3284%	10.8856%	5.4428%

SCHEDULE 1.01(f), PAGE 1 OF 1

SCHEDULE 1.01(g) – EXISTING LIENS

NONE

SCHEDULE 1.01(g), PAGE 1 OF 1

SCHEDULE 7.05 – LITIGATION

NONE

SCHEDULE 7.05, PAGE 1 OF 1

SCHEDULE 7.06 – ENVIRONMENTAL MATTERS

NONE

SCHEDULE 7.06, PAGE 1 OF 1

SCHEDULE 7.14 – SUBSIDIARIES AND PARTNERSHIPS

NONE

SCHEDULE 7.14, PAGE 1 OF 1

SCHEDULE 7.18 – GAS IMBALANCES

NONE

SCHEDULE 7.18, PAGE 1 OF 1

SCHEDULE 7.19 – MARKETING CONTRACTS

NONE

SCHEDULE 7.19, PAGE 1 OF 1

SCHEDULE 7.20 – SWAP AGREEMENTS

NONE

SCHEDULE 7.20, PAGE 1 OF 1

SCHEDULE 8.16 – WALTER APOD

A‐1 (#2) 21,050’ md/tvd

Complete in 20200’sand (expected rate 8000 bopd), take 21000’sand later. Place well on production before commencing drilling operations. Not yet sure if sand control will be needed.
Consideration was given to deepening the well before completing, but given the hole size
(making drilling problematic) and possible sand fairway (suggesting best sands were to the
NW), it was decided to test the deeper section with the A‐3 wellbore.

A‐2 24,055’md/21,500’tvd 27.89 degrees

The A‐2 well is primarily designed to test the 19000’ and 19600’ anomalies northwest of the A‐1 in EW 790. The A‐1 had thin oil sands in this general section, but was drilled high to, and outside of, the anomalies. These amplitudes are seen on the TGS Sophie’s Resolve (SR), but are better represented on the TGS WAZ. In both data sets, the objectives have a favorable AVO response
(increase in mids, or 15‐30 degrees), and have a reasonable fit to structure, especially on the SR
PSTM.
As a secondary objective, the A‐2 will test the 20200’ sand in a mid‐structure position on the western edge of the anomaly. While not an ideal take point, it should help define the velocity gradient (if it exists), possibly an oil/water contact, and is in a position to drain reserves across the red fault (if the fault is not a reservoir barrier). The well should also see the 21000’ sand
(productive in the A‐1, but in a relatively poor structural position and not within the best amplitude). May consider dropping angle below 19600’ sand to better position take points in the lower objectives (20200’, 21000’ sands).
NOTE‐ all wells are designed from the WAZ data, and hence may appear downdip or in weaker amplitude on the SR data. The A‐2 should provide a useful calibration, and will likely impact subsequent well designs. Sidetracking wells to adjust for data discrepancies is always an option.
WOGC intends to take pressures in all wells to determine reservoir continuity.

A‐3 23,924’md/23,000’tvd 25 degrees

The A‐3 well is designed as a take point in the 20200’ sand, and is designed to see the 21000 sand in an updip position (but slightly inboard of the best 21000’ sand amplitude), and to test the deep section (below the stratigraphic equivalent of the A‐1), all in EW 834. The well will be approximately 600’ off‐structure in the deep section, but could not be positioned further updip without sacrificing a reasonable test of the 21000’ sand. PVTD is 23,000’, but it is unknown how much section can be seen in a reasonable pressure regime. Based on the WAZ, VSP, and
Proximity Survey, the current interpretation is that there is a relatively limited area of closure below the 21000’ sd. Although the Sophie Resolves’ (SR) data indicates a few inconsistent, small
HCI’s in this section, the WAZ has no amplitude‐support for potential reservoirs below the
21,000’ sand. Structural closure below 25,000’ becomes problematic.
Because the apparent sand fairways (based on amplitude distribution) seem to be coming from the NW, the well will test the deep section slightly off‐structure and to the NW of the A‐1. The well is designed to be as low an angle possible (25 degrees) consistent with obtaining good take points in the 20200’ and 21000’ sand reservoir. If deep sands/hydrocarbons are encountered, another well (A‐8 for discussion purposes) could be drilled immediately updip (south) of the A‐
1, as this appears to be the structure crest at all levels. It would be preferable to do so before any possible depletion occurs (to avoid drilling problems).
Note‐ this well may be a good candidate for a salt proximity survey or VSP, as it would transverse across, and be relatively close to, the northern face of salt for several thousand feet.
It would also be deep enough (unlike the A‐1) to image a possible overhang.

SCHEDULE 8.16, PAGE 1 OF 2

A‐4 23,686’md/21,500’ tvd 35.91 degrees

The A‐4 well is designed to test the 19600’ and 20200’ sands east of the A‐1 well. The TD is in
EW 835. The wellbore should see an improved 19600’ sand, and possibly a lower net 20200’
sand (based on amplitude strength), but should be a good take point for both reservoirs. There is some seismic evidence (shingling of trough, but not basal peak) that the 20200’ sand may be in a different stratigraphic compartment than the A‐1. The well will also see the stratigraphic equivalent of the 21000’ sand, but based on the amplitudes, it is expected to be shaled‐out.
Also, if the A‐3 well has encouragement for the deeper section, the well could be adjusted
(deepened, turned to the south).
Another consideration is that the A‐4 will penetrate a stratigraphic amplitude (with good AVO response) at approximately 15000’. The evaluation of this section may impact the A‐5 well (see discussion below).

A‐5 17,248’md/15000’ tvd 32.93 degrees

The EW 834 A‐5 well is designed to test the section seen at 14000‐16000’ in the A‐1 well in an updip trap position (three‐way against salt) associated with seismic amplitudes. Note that this section significantly thins near the salt, so it is difficult to assign specific sands to this test. The well as currently planned is at the crest of the “15500’ sand” horizon; however the “15000 strat” may be prospective, contingent on the results of the A‐4 well. The A‐4 will penetrate a
100 acre stratigraphic amplitude at the “15000 strat” horizon. If this zone is productive, the A‐5 well will be adjusted to have a more southerly azimuth (i.e., would be west of current plan) to test a 180 acre 15000’ stratigraphic anomaly that is pinched‐out in the current A‐5 wellbore.
The more southerly wellpath appears more prospective on the SR data, but for now the well is planned at the structural crest.
This is considered a relatively low priority well, as it might encounter relatively thin, low rate zones. Contingent on results of A‐2, A‐3, and A‐4 wells, may be deferred while higher rate wells require most of the platform’s capacity.

A‐6 14,592md/9300’tvd 60.86 degrees

The A‐6 well is designed as a take point in EW 834 in the 9000’ oil sand, which was productive in the Shell EW 834 #1 well. WOGC calculated that a straight hole in this reservoir was capable of approximately 800 bopd , but that a 60 degree well should achieve double the rate. Contingent on results of A‐2, A‐3, and A‐4 wells, may be deferred while higher rate wells require most of the platform’s capacity.

A‐7 thru 9

Platform will accommodate up to 9 wells. The well objectives for wells A‐1 through A‐4 are firm. The objectives of Wells A‐5 & 6 will be met during the development – timing will be dependent on results from Wells A‐1 thru 4. The utilization of the remaining slots is dependent on the initial well results.

SCHEDULE 8.16, PAGE 2 OF 2

SCHEDULE 9.12 – SPECIFIED JOAs

[ATTACHED]

SCHEDULE 9.12, PAGE 1 OF 1

OFFSHORE OPERATING AGREEMENT

WALTER OIL & GAS CORPORATION
AS OPERATOR

AND

HALL-HOUSTON EXPLORATION III, L.P.
RIDGEWOOD ENERGY CORPORATION
ROYAL OFFSHORE, LLC
AND
GORDY OIL COMPANY

OCS-G 27982 AND 33140
EWING BANK BLOCKS 834 AND 790
FEDERAL OFFSHORE

TABLE OF CONTENTS

ARTICLE 1 APPLICATION		1
1.1	Application to Each Lease	1
ARTICLE 2 DEFINITIONS		1
2.1	Casing Point	1
2.2	Development Operations	1
2.3	Development Well	1
2.4	Exploratory Operations	1
2.5	Exploratory Well	1
2.6	Facilities	1
2.7	Lease	1
2.8	Non-consent operations	2
2.9	Non-consent Platform	2
2.10	Non-consent Well	2
2.11	Non-Operator	2
2.12	Non-participating Party	2
2.13	Non-participating Party's Share	2
2.14	Operator	2
2.15	Participating Interest	2
2.16	Participating Party	2
2.18	Working Interest	2
2.19	Reservoir	2
2.20	Sidetrack or Sidetracking	2
ARTICLE 3 EXHIBITS		3
3.1	Exhibits	3
3.1.1	Exhibit A	3
3.1.2	Exhibit B	3
3.1.3	Exhibit C	3
3.1.4	Exhibit D	3
3.1.5	Exhibit E	3
3.1.6	Exhibit F	3
3.1.7	Exhibit G	3
ARTICLE 4 OPERATOR		3
4.1	Operator. Walter Oil & Gas Corporation	3
4.2	Resignation	3
4.3	Removal of Operator	3
4.4	Selection of Successor	5
4.5	Delivery of Property	6
ARTICLE 5 AUTHORITY AND DUTIES OF OPERATOR		6
5.1	Exclusive Right to Operate	6
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Drilling	6
5.8	Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7
ARTICLE 6 VOTING AND VOTING PROCEDURES		7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8
6.3	Two Party Votes	8
ARTICLE 7 ACCESS		8

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7.1	Access to Lease	8
7.2	Reports	8
7.3	Confidentiality	8
7.4	Limited Disclosure	9
ARTICLE 8 EXPENDITURES		9
8.1	Basis of Charge to the Parties	9
8.2	Authorization	9
8.3	Advance Billings	10
8.4	Custody of Funds	10
8.5	Security Rights	11
8.6	Unpaid Charges	12
8.7	Default	13
8.8	Carved-out Interests	13
ARTICLE 9 NOTICES		14
9.1	Giving and Receiving Notices	14
9.2	Content of Notice	14
9.3	Response to Notices	14
9.3.1	Platform Construction	14
9.3.2	Proposal Without Platform	14
9.3.3	Other Matters	14
9.4	Failure to Respond	14
9.5	Restrictions on Multiple Well Proposals	15
ARTICLE 10 EXPLORATORY OPERATIONS		15
10.1	Operations by All Parties	15
10.2	Second Opportunity to Participate	15
10.3	Operations by Fewer Than All Parties	15
10.3.1	First Exploratory Well	16
10.3.2	Additional Exploratory Wells	16
10.4	Casing Point Election	16
ARTICLE 11 DEVELOPMENT OPERATIONS		17
11.1	Operations by All Parties	17
11.2	Second Opportunity to Participate	17
11.3	Operations by Fewer Than All Parties	18
11.4	Casing Point Election	18
11.5	Timely Operations	18
11.6	Deeper Drilling	18
ARTICLE 12 NON-CONSENT OPERATIONS		19
12.1	Non-consent Operations	19
12.1.1	Non-interference	19
12.1.2	Multiple Completion Limitation	19
12.1.3	Metering	19
12.1.4	Non-consent Well	19
12.1.5	Cost Information	19
12.1.6	Completions	19
12.2	Forfeiture of Interest	20
12.2.1	Production Reversion Penalties	20
12.2.2	Recoupment	20
12.2.3	Nonproduction Reversion	21
12.3	Deepening of Non-consent Well	21
12.4	Operations From Non-consent Platforms	22
12.5	Allocation of Platform costs to Non-consent Operations	22
12.5.1	Charges	22
12.5.2	Operating and Maintenance Charges	22
12.5.3	Payments	23
12.6	Non-consent Operations to Maintain Lease	23
12.7	Allocation of Costs Between Zones	23
12.8	Operator	23
ARTICLE 13 FACILITIES		24
13.1	Approval	24

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13.2	Contracts	24
ARTICLE 14 ABANDONMENT AND SALVAGE		24
14.1	Platform Salvage and Removal Costs	24
14.2	Abandonment of Producing Well	25
14.3	Assignment of Interest	25
14.4	Abandonment Operations Required by Governmental Authority	25
ARTICLE 15 RELEASE AND WITHDRAWAL		25
15.1	Release	25
15.2	Withdrawal	25
15.3	Limitations on Withdrawal	26
ARTICLE 16 RENTALS, ROYALTIES, AND OTHER PAYMENTS		26
16.1	Creation of Overriding Royalty	26
16.2	Rentals, Shut-in Payments and Minimum Royalties	26
16.3	Non-concurrence in Rental Payment	27
16.4	Royalty Payments	27
16.5	Federal Offshore Oil Pollution Compensation Fund Fee	27
ARTICLE 17 TAXES		27
17.1	Property Taxes	27
17.2	Contest of Property Tax Valuation	28
17.3	Production and Severance Taxes	28
17.4	Other Taxes and Assessments	28
ARTICLE 18 INSURANCE		28
18.1	Insurance	28
ARTICLE 19 LIABILITY, CLAIMS AND LAWSUITS		28
19.1	Individual Obligations	28
19.2	Notice of Claim or Lawsuit	28
19.3	Settlements	28
19.4	Legal Expense	28
19.5	Liability for Losses, Damages, Injury, or Death	28
19.6	Indemnification	29
ARTICLE 20 INTERNAL REVENUE PROVISION		29
21.1	Notice of Contributions Other Than Advances for Sale of Production	29
21.2	Cash Contributions	29
21.3	Acreage Contributions	29
ARTICLE 22 DISPOSITION OF PRODUCTION		30
22.1	Facilities to Take in Kind	30
22.2	Right to Take in Kind	30
22.3	Failure to Take in Kind	30
22.4	Expenses of Delivery in Kind	30
22.5	Gas Balancing Agreement	30
ARTICLE 23 APPLICABLE LAW		31
23.1	Applicable Law	31
ARTICLE 24 LAWS, REGULATIONS, AND NON-DISCRIMINATION		31
24.1	Laws and Regulations	31
24.2	Non-discrimination	31
ARTICLE 25 FORCE MAJEURE		31
25.1	Force Majeure	31
25.2	Notice	31
ARTICLE 26 SUCCESSORS AND ASSIGNS		31
26.1	Successors and Assigns	31
26.2	Transfers of Interests	32
ARTICLE 27 TERM		33
27.1	Term	33
ARTICLE 28 MEDIA RELEASES		33
28.1	Media Releases	33
ARTICLE 29 MISCELLANEOUS		33
29.1	Counterpart Execution	33

iii

OFFSHORE OPERATING AGREEMENT

This AGREEMENT, made effective the 1st day of February, 2010, by the signers hereof, herein referred to collectively as "Parties" and individually as "Party",

W I T N E S E T H:

WHEREAS, the Parties are owners of the one or more oil and gas leases identified in Exhibit "A", and desire to explore, develop, produce, and operate said lease.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

ARTICLE 1
APPLICATION

1.1           Application to Each Lease.  If more than one oil and gas lease is identified in Exhibit "A"', this Agreement shall apply collectively to all such leases, as if they were a single lease.

ARTICLE 2
DEFINITIONS

2.1           Casing Point.  The point in time at which a well has been drilled to its objective depth, or mutually agreed lesser depth, and all Participating Parties have received the results of all logging and testing operations which are necessary to make the decision whether to run production casing in an attempt to complete the well as a producer (including temporary abandonment) or to plug and abandon same.

2.2           Development Operations.  Operations other than Exploratory Operations.

2.3           Development Well.  Any well proposed as a Development Operation.

2.4           Exploratory Operations.  Operations scheduled for a Reservoir (i) to which no Producible Well on the Lease(s) has been drilled or (ii) to which a Producible Well on the Leases(s) has been drilled, but only if such Reservoir will be penetrated more than 3,000' from the point of penetration of such Reservoir by the nearest Producible Well on the Lease(s).

2.5           Exploratory Well.  Any well proposed as an Exploratory Operation.

2.6           Facilities.  All lease equipment beyond the wellhead connections acquired pursuant to this Agreement.

2.7           Lease.  That oil and gas lease granting operating rights in connection with petroleum substances within, upon or under the leased lands described on Exhibit “A” (the “Leased Lands”). Exhibit "A" hereof describes the leases, the Parties owning the working interests and operating rights therein and thereunder, and their proportions of ownership.  (The term "operating rights" as used here and elsewhere in this Agreement includes appropriate leasehold rights in any leases covered hereby.)

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2.8             Non-consent operations.  Operations conducted by fewer than all Parties.

2.9             Non-consent Platform.  A drilling or production platform owned by fewer than all Parties.

2.10           Non-consent Well.  Any well drilled, deepened, sidetracked, completed or recompleted by fewer than all Parties.

2.11           Non-Operator.  Any Party to this Agreement other than the Operator.

2.12           Non-participating Party.  Any Party other than a Participating Party.

2.13           Non-participating Party's Share.  The Participating Interest which a Non-participating Party would have had if all Parties had participated in the operation.

2.14           Operator.  The Party designated under this Agreement to conduct operations on the Lease under the terms of this Agreement.

2.15           Participating Interest.  A Participating Party's percentage of participation in an operation conducted pursuant to this Agreement.

2.16           Participating Party.  A Party who elects to participate in an operation conducted hereunder and pays its portion of the cost of the operation.

2.17           Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well that qualifies as capable of producing in paying quantities pursuant to Title 30 CFR Section 250.115 and/or 250.116 dated July 1, 1988, as now and hereafter amended; however, any well shall be considered a Producible Well if so determined by two or more Parties with a combined Working Interest of fifty-one percent (51%) or more.

2.18           Working Interest.  The ownership of each Party in and to the Lease as set forth in Exhibit "A".

2.19           Reservoir.  An underground accumulation of hydrocarbon minerals in a single and separate natural reservoir characterized by a distinct pressure system.

2.20           Sidetrack or Sidetracking.  Any proposal to directionally control or intentionally deviate a well so as to change the bottom hole location from that as originally proposed and shall not refer to operations undertaken to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties.

2

ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1            Exhibit A.  A description of the Lease and Leased Lands, the Parties and their percentages of ownership of working interest and operating rights, permitted burdens and the designated representatives and alternates of the Parties.

3.1.2            Exhibit B.  Insurance Provisions.

3.1.3            Exhibit C.  Accounting Procedure.

3.1.4            Exhibit D.  Non-discrimination Provisions.

3.1.5            Exhibit E.  Gas Balancing Agreement.

3.1.6            Exhibit F.  Allocation of Costs Between Zones.

3.1.7            Exhibit G.  Tax Provisions.

3.1.8            Exhibit H.    Memorandum of Operating Agreement and Financing Statement

If any provisions of an Exhibit is inconsistent with any provision contained in the body of this Agreement, the provision in the body of the Agreement shall prevail, unless expressly stated otherwise in an exhibit.

ARTICLE 4
OPERATOR

4.1           Operator.  Walter Oil & Gas Corporation is hereby designated as Operator.

4.2           Resignation.  Operator may resign at any time by giving notice to the Parties.  Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of sixty (60) days after said notice, unless a successor Operator has assumed the duties of Operator prior to that date.

4.3           Removal of Operator.  Operator may be removed in the event (a) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits any act of bankruptcy or seeks relief under laws providing for the relief of debtors; or (b) a receiver is appointed for Operator or for substantially all of its property and/or affairs; or (c) Operator divests itself of more than fifty percent (50%) of its Working Interest in the Lease; provided, however, this Section 4.3(c) shall not be applicable to a divestiture by Operator if after such divestiture Operator retains the largest Working Interest in the Lease, or to a divestiture by Operator by means of merger, consolidation, reorganization, or the sale or transfer of its Working Interest to a wholly-owned or controlled subsidiary or affiliate or the transfer by Walter Oil & Gas Corporation to its exploration program participants.

3

In addition, Operator may be removed at any time by a unanimous vote of the Non-Operators for its failure, refusal, and/or omission to carry out the following duties and/or acts:

(a)
Failure to conduct operations in a good and workmanlike manner, as would a reasonably prudent operator under the same or similar circumstances, as required by paragraph 5.2 hereof, in any case where such failure causes or is reasonably likely to cause adverse consequences to Non-Operator(s);

(b)	Failure to keep Non-Operators informed of all important matters, as required by paragraph 5.2 hereof;

(c)
Failure to keep adequate records as a prudent Operator as required by paragraph 5.5 hereof and/or failure to make such records accessible to Non-Operators as required by paragraph 5.5 hereof and the provisions of Exhibit “C” attached hereto;

(d)
Failure to comply with and require all agents and contractors to comply with all applicable laws, rules, regulations, and orders of any governmental agency having jurisdiction as required by paragraph 5.6 hereof, in any case where such failure causes or is reasonably likely to cause adverse consequences to Non-Operator(s);

(e)	Failure to call meetings at the request of a Non-Operator in accordance with paragraph 6.2.4 hereof;

(f)	Breach of the confidentiality provisions in paragraph 7.3 hereof;

(g)	Failure to administer the joint account of the Parties hereunder in substantial compliance with the provisions of Exhibit “C”;

(h)	Failure to properly maintain and account to Non-Operators for any funds of Non-Operators that come into Operator’s possession or control;

(i)	Wrongfully exercising or attempting to exercise any of the security rights granted to Operator pursuant to paragraph 8.5;

(j)
Failure to implement in accordance with the terms of this Agreement, as a reasonably prudent Operator, any operation that has been approved by the requisite vote of the Parties hereto, specifically including, but not limited to, any Non-consent Operations governed by Article 12 hereof;

(k)	Failure to provide and maintain insurance as required by Section 18.1 hereof;

(l)
Failure to promptly pay invoices of laborers or suppliers of labor, material, and equipment (including drilling contracts) in the absence of a bona fide dispute between Operator and the person or persons furnishing same;

(m)
Allowing a lien filed by laborer, materialmen, or a furnisher of labor, materials, equipment, or services to remain against the property for more than sixty (60) days in the absence of a bona fide dispute between Operator and the party or parties filing the lien;

4

(n)	Withholding information to which a Non-Operator is entitled with respect to the area subject hereto;

(o)
Failure to comply with Operator's duty to furnish daily drilling reports and copies of logs and other test data as soon as practical to Non-Operators and failure to notify Non-Operators in advance of any logging, coring, testing, or similar operations of the same when such failure is not the result of mere error or inadvertence.

Provided, however, it is understood and agreed that Non-Operator must in all instances first give Operator written notice by registered or certified mail, postage prepaid, of any defaults hereunder or under other provisions of Article 4 hereof which Non-Operator deems to have occurred, and Operator shall have thirty (30) days after receipt thereof to cure such default.  If a Non-Operator provides such written notice of default, and if on or after the expiration of thirty (30) days after Operator’s receipt thereof, the Non-Operators notify Operator that they have unanimously voted to remove Operator under this paragraph 4.3 due to the occurrence and continuation of such default beyond the thirty (30) day cure period, the removal of Operator shall be deemed effective, and Operator’s recourse shall be limited to asserting claims against Non-Operators for wrongful removal as Operator, but Operator shall not per permitted to continue as Operator for any period longer than agreed by Non-Operators.  Notwithstanding the forgoing, if the default specified in the notice is of such a nature that it reasonably cannot be corrected within the thirty (30) day period, and the Operator within said period begins corrective action or steps to correct the default and thereafter diligently carries such corrective action to completion, the Operator shall not be removed.  The failure to specifically or generally enumerate in this paragraph 4.3, as a basis for removal of Operator, any of Operator’s other obligations under this Agreement is not intended and shall not be construed to relieve Operator of any such obligations that are not enumerated in this paragraph, nor to limit Non-Operator’s remedies at law or in equity for any breach by Operator of such other obligations.

4.4           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of two or more of the Parties having a combined Working Interest of fifty one percent (51%) or more; however, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the Working Interest remaining after excluding the Working Interest of the removed or resigned Operator.

5

4.5           Delivery of Property.  Prior to the effective date of resignation or removal, Operator shall deliver promptly to successor Operator the possession of everything owned by the Parties pursuant to this Agreement, together with true and complete copies of all books and records of Operator the are necessary or appropriate for the continued operation of the Leases.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise specifically provided, Operator shall have the exclusive right and duty to conduct all operations pursuant to this Agreement and shall have complete charge and control of the management operation, exploration and development of the Lease for the Parties hereto.

5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner, as would a reasonably prudent operator under the same or similar circumstances.  Operator shall not be liable to the Parties for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct.  Unless otherwise provided, Operator shall consult with the Parties and keep them informed of all important matters.

5.3           Liens and Encumbrances.  Operator shall use its good faith efforts as a prudent operator to keep the Lease and Facilities free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5.

5.4           Employees.  Operator shall select employees and determine their number, hours of labor, and compensation.  All employees and contractors used or employed in operations hereunder shall be employees of and contractors of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations hereunder which, unless otherwise provided for in this Agreement, shall be available at reasonable times to each Party or its authorized representatives.

5.6           Compliance.  Operator shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations, and orders of any governmental agency having jurisdiction.

5.7           Drilling.  All wells drilled on the Leased Lands shall be drilled by a contractor of Operator's choice.  At least three competitive bids for drilling shall be solicited from qualified, responsible contractors in the area offering suitable drilling equipment available for use within the time frame contemplated by Operator.  Operator may use drilling equipment owned, leased or controlled by Operator, but the charges for, and terms and conditions of, such use shall be competitive with the three bids received from other contractors offering suitable drilling equipment available for use within the time frame contemplated by Operator.  A copy of any drilling contract, service contract, or vessel charter contract entered into by Operator in connection with operations to be conducted under this Agreement will be furnished to all Non-Operators upon their request.

6

5.8           Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator.  Operator shall give timely written notice to the Parties of all litigation and hearings affecting the Lease or operations hereunder.

5.9           Information to Participating Parties.  Operator shall furnish each Participating Party the following information pertaining to each well being drilled:

(a)	copy of application for permit to drill and all amendments thereto;

(b)	daily drilling reports;

(c)	twenty-four (24) hour notice by telephone prior to logging, coring and testing operations;

(d)	complete report of all core analyses;

(e)	copies of any logs or surveys as run;

(f)	copies of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information;

(g)	copies of reports made to regulatory agencies; and

(h)	upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of requesting Party.

5.10         Information to Non-Participating Parties.  Operator shall furnish to each Non-participating Party copies of all non-confidential reports made to regulatory agencies.  At such time as a Non-participating Party becomes a Participating Party, all of the data set forth in Section 5.9 shall, upon request, be furnished to such Party.

ARTICLE 6
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent and bind each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2           Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties shall be determined as follows:

6.2.1           Voting Interest.  Each Party shall have a voting interest equal to its Working Interest or its Participating Interest as applicable.

6.2.2           Vote Required.  Unless expressly stated to the contrary herein, proposals requiring approval of the Parties shall be decided by two (2) or more Parties with a combined voting interest of fifty-one percent (51%) or more.

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6.2.3           Votes.  The Parties may vote at meetings; by telephone, promptly confirmed in writing to Operator; or by letter or telecopier.  Operator shall give prompt notice of the results of such voting to each Party.

6.2.4           Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party. No meeting shall be called on less than ten (10) days' advance written notice, with meeting agenda attached, unless agreed to by two (2) or more Parties with a combined voting interest of twenty-five percent (25%) or more, in which case the notice with agenda shall be delivered by telecopier or email.  The representative of Operator shall be chairman of each meeting.

6.3           Two Party Votes.  In the event there are only two (2) Parties to this Agreement or in any case where only two (2) Parties are eligible to vote on any matter hereunder, then notwithstanding anything herein to the contrary, proposals requiring the approval of the Parties may be decided by the Party having a majority voting interest, or if the interests are equal, the proposal shall require unanimous consent.

ARTICLE 7
ACCESS

7.1           Access to Lease.  Each Party shall have access to the Lease at its sole risk and expense at all reasonable times to inspect operations and wells in which it participates and records and data pertaining thereto.

7.2           Reports.  Upon written request, Operator shall furnish to a requesting Party any information to which such Party is entitled hereunder.  The costs of gathering and furnishing information not otherwise furnished under Article 5 shall be charged to the requesting Party.

7.3           Confidentiality.  Except as provided in Section 7.4 and except for necessary disclosures to governmental agencies, no Party shall release any geological, geophysical, reservoir, engineering, production cost, or technical information or any logs or other information pertaining to the progress, tests, or results of any well unless agreed to by the Participating Parties; and further, any announcements, news releases, or disclosures of information to the public concerning proposed or actual operations and/or actions taken or being considered pursuant to this Agreement shall be made solely by the Operator, with the approval of the Participating Parties, as provided in Article 28.

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7.4           Limited Disclosure.  Any Party may make confidential data available to its parent corporation, its owners holding ten percent (10%) or more of the equity of such Party, or its wholly-owned subsidiary or any affiliate controlled by that Party, to reputable engineering firms and gas transmission companies, or other bona fide potential gas purchasers for hydrocarbon reserve and other technical evaluations, to reputable financial institutions for study prior to commitment of funds and, in the case of Walter Oil & Gas Corporation, to its exploration program participants.  Any such third party permitted access shall first agree in writing to be bound by the confidentiality provisions of this Agreement.

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Operator shall pay all costs and each Party shall reimburse Operator in proportion to its Participating Interest in the operation(s) with respect to which such costs were incurred.  All charges, credits, and accounting for expenditures shall be pursuant to Exhibit "C".  The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

8.2           Authorization.  Operator shall neither make any single expenditure nor undertake any project costing in excess of One Hundred Thousand Dollars ($100,000.00) without prior approval of the Parties.  Operator shall furnish written information to all the Parties on any expenditures in excess of Forty Thousand Dollars ($40,000.00).  In the event it is determined that expenditures for an operation for which an approved Authorization for Expenditure ("AFE") has been secured will exceed the total of such AFE by twenty-five percent (25%) or more, Operator shall so advise the Parties participating in such operation by telephone, along with the Operator's recommendation with respect to further operations, and promptly submit a supplemental AFE to cover the estimated over expenditure and all future estimated expenditures necessary to complete the operation.  Disapproval of such supplemental AFE shall be deemed an election by such Party to discontinue participation in the operation after the expenditures for such operation exceed the AFE such Party approved by twenty-five percent (25%).  Failure of any Party to reply within forty-eight (48) hours after receipt of the telephone notice shall be considered approval of the supplemental AFE.  If any Party does not approve such supplemental AFE, recoupment of costs from the point when total expenditures for the operation exceed the approved total authority by twenty-five percent (25%), shall be determined by Article 12.  The penalty applicable to such Party's interest shall be dictated by the operation being conducted.  Nothing in this Article shall limit the responsibilities of the Parties under Article 15.  The approval of the supplemental authorization to cover the estimated overexpenditure shall remain in effect until the operation is concluded or until further supplemental authorizations are submitted as provided above.  In the event of an emergency, Operator may immediately make such expenditures as in its opinion are required to deal with the emergency.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.

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8.3           Advance Billings.  Operator, at its election, shall have the right from time to time to demand and receive from the other Parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such Party of an itemized statement of such estimated expense, together with an invoice for its share thereof.  Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month, but not before the 1st day of such next preceding month.  Each Party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received.  If any Party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid.  Proper adjustment shall be made monthly between advances and actual expense to the end that each Party shall bear and pay its proportionate share of actual expenses incurred and no more.  A Non-Operator may require the Operator to advance bill the other Parties in accordance with the foregoing provisions if, the Non-Operator, in good faith, reasonably questions a Parties' financial ability to pay its share of costs for operations hereunder.

8.4           Custody of Funds.  Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the lands covered hereby, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators.  Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided.  Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

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8.5           Security Rights.  In order to secure the payment of all amounts advanced or paid by Operator under this Agreement on behalf of the Non-Operators, from time to time, (all of such payment and obligations being hereinafter collectively referred to as the "Obligations"), each Non-Operator to this Agreement does hereby mortgage, grant, affect, pledge and hypothecate to Operator, and does hereby grant to Operator a lien and security interest in, such Non-Operator's interest in and to the Lease and/or Leases, including but not limited to such Non-Operator's Working Interest, together with the lands covered by such Lease or Leases (as described on Exhibit "A" hereto), together with such Non-Operator's other leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in and to the Lease and/or Leases and lands covered thereby as more fully described in this Agreement and the exhibits hereto, whether now owned or hereafter acquired, together with such Non-Operator's interest in and to any lands pooled or unitized therewith, (collectively, the "Mineral Rights"), and all of such Non-Operator's equipment, fixtures, inventory, goods, (including all oil, gas and other hydrocarbons and/or minerals produced from the lands affected by the Lease and/or Leases), accounts, contract rights, and general intangibles, whether presently existing or to arise in the future, now owned or hereafter acquired, insofar as same (i) are located on or related to the Mineral Rights, or (ii) are used in connection with, or relate to the ownership or operation of, the Mineral Rights or (iii) arise out of the sale or other conveyance of oil, gas or other minerals produced and saved from the Mineral Rights, together with all products and proceeds of any of the foregoing; provided, however, the maximum amount of the obligations that may be outstanding at any time from time to time that is secured hereunder, together with any claims of Operator for damages it may suffer from a breach of the Obligations that are secured hereunder, are fixed at $25,000,000.00.  The mortgage, lien and security interests granted hereby shall be subject only to such encumbrances as are agreed to by the Operator and such Non-Operator (the "Permitted Encumbrances"), and each Non-Operator shall not create or suffer to exist any mortgage, lien or security interests superior to those granted hereby, except for such permitted Encumbrances.  In addition to any other Permitted Encumbrances as to which Operator and Non-Operator may agree, Permitted Encumbrances shall include all mortgages, liens, security interests, assignments of production, and other rights granted by a Non-Operator from time to time to its lenders or their agent(s) under any credit agreements to which such Non-Operator is a party (collectively, “Credit Facility Liens”), and the mortgages, liens, and security interests granted pursuant to this Agreement shall be subordinate in all respects to a Non-Operator’s Credit Facility Liens.  Subject to the foregoing sentence, Operator shall be entitled to all rights and remedies of a mortgagee and secured party under the laws of any state in or offshore of which the Mineral Rights are located and all such other rights as may exist at law or in equity.  Operator agrees that it shall not transfer, assign, encumber or grant a security interest in the Mineral Rights hereby pledged to Operator without the prior written consent of the affected Non-Operator.  The mortgage lien granted pursuant hereto, insofar as it applies to property in or offshore of the State of Louisiana, is granted pursuant to the provisions of Louisiana Civil Code, Articles 3278, et seq., and the security interests granted pursuant hereto in collateral located in or offshore of the State of Louisiana is granted pursuant to the provisions of Louisiana Revised Statutes 10:9-101 et seq.  The mortgage lien granted pursuant hereto insofar as it covers property in or offshore the State of Texas is granted pursuant to the laws of the State of Texas, and the security interests granted pursuant hereto in collateral located in or offshore the State of Texas is granted pursuant to the provisions of Tex. Bus. & Com. Code Ann. '9.101 et seq. (West's 1991).

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To perfect the mortgage lien and security interests provided herein, each Non-Operator shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by Operator in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this Agreement or the recording supplement executed herewith as a mortgage lien in the applicable records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Mineral Rights are situated and such other states as Operator shall deem appropriate to perfect the mortgage lien and security interests granted hereunder.

Any party may file this Agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a mortgage lien in the applicable records and as a financing statement with the proper officer under the Uniform Commercial Code.

Operator agrees that it will not foreclose, set off and compensate or otherwise enforce any of the security rights granted hereunder without giving Non-Operator written notice of such Non-Operator's default of the terms of this Agreement and thirty (30) days after receipt of such notice to cure or remedy such default.

Notwithstanding the security interests created hereunder, this Section shall not limit or affect any Non-Operator's rights to assign, pledge or encumber all or part of its interest hereunder to one or more parties.

In order to secure the obligation of Operator to pay costs incurred under this Agreement in accordance with Section 8.1 above, Operator hereby grants to each Non-Operator the same security rights as granted by Non-Operators to Operator pursuant to this Section 8.5, mutatis mutandis.

8.6           Unpaid Charges.  If any Party fails to pay the charges due hereunder within sixty (60) days after rendition of Operator's statement, the other Participating Parties shall, upon Operator's request, pay the unpaid amount in proportion to their interests.  Each Party so paying its share of the unpaid amount shall be subrogated to Operator's security rights to the extent of such payment, and with respect to such security rights Operator shall be a collateral agent on behalf of itself and each other Party so paying its share of such unpaid amount.  Upon the payment by such delinquent or defaulting Party to Operator (or any other non-defaulting Parties) of any amount or amounts on such delinquent indebtedness, or upon any recovery on behalf of the parties, the amount or amounts so paid or recovered less any costs or expenses (including, without limitation, attorney fees and court costs incurred in the recovery thereof) shall be distributed and paid by Operator (or non-defaulting Parties receiving such payment) to the non-defaulting Parties proportionately in accordance with the contributions theretofore made by them.

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8.7           Default.  If any Party fails to pay its share of the charges when due, Operator (or any Non-Operator if Operator fails to advance funds or pay bills) may, at its election, place such Party in default by giving written notice to such Party containing a statement of such default.  If the Party in default fails to remedy its default within fifteen (15) days after receipt of said written notice, in addition to payment of all charges that have accrued to its interest subsequent to the date of the statement of default, such defaulting Party's or Parties' nonpayment shall constitute an election under the provisions of Articles 10, 11, and 12 hereof not to participate as of the first day of the month in which the costs not paid were initially incurred, in the same manner, to the same extent, and with the same force that a failure to reply within the prescribed period constitutes an election not to participate.  The Party giving such notice may in addition to and without waiving its right to any remedy provided above take the necessary legal action to collect the amount due plus interest, damages, attorneys' fees and costs.  In the event a Party disputes in good faith the existence of a default on his part that is the subject of a Notice of Default, such party may avoid the imposition of the remedies for such default contained in this agreement by paying the disputed amount into an account at a bank requiring the signatures of both such Party and the Operator (or, if the Operator is the party in default, a Non-Operator designated by the Non-Operators) in order to release such funds.  Such funds shall be released to the Party entitled thereto upon the resolution of the issue raised by the objecting party.  Any Party in default shall have no further access to the maps, records, data interpretations, or other information obtained in connection with operations.  A Party in default shall not be entitled to vote on any matter until such time as said Party's payments are current.  The voting interest of each non-defaulting Party shall be in the proportion its Participating Interest bears to the total non-defaulting Participating Interest.  As to any operation approved during the time a Party is in default such Party shall be deemed to be a Non-participating Party.

8.8           Carved-out Interests.  Any overriding royalty, production payment, net proceeds interest, carried interest, or any other interest carved out of Working Interest in the Lease shall be subordinated to the rights of the Parties to this Agreement, and any Party whose Participating Interest is so encumbered shall be solely responsible therefore.  If a Party does not pay its share of costs and the proceeds from the sale of production under Section 8.5 are insufficient for that purpose, the security rights provided for therein may be applied against the carved-out interest with which such Working Interest is burdened.  In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Section 8.5; provided, however, that any other assets (other than the carved-out interest, the production attributable thereto, and any other interest or property encumbered by the security rights granted in Section 8.5) of the owner of such carved-out interest shall not be subject to seizure or attachment to satisfy the nonpaying Party's share of costs, unless such carved-out interest owner has expressly assumed the obligations of the nonpaying Party to pay such costs, in which event, this provision shall have no application.

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ARTICLE 9
NOTICES

9.1           Giving and Receiving Notices.  All notices shall be in writing and delivered in person or by mail or telecopier to the address set forth in Exhibit "A"; however, if the drilling rig to be utilized in drilling a proposed well is on location and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing.  Notice shall be deemed given only when received by the Party to whom such notice is directed, except that any notice sent certified mail or equivalent, properly addressed, pursuant to Section 6.1 and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail.

9.2           Content of Notice.  Any notice which requires a response shall indicate the maximum response time specified in Section 9.3 and the penalties (acreage or percentage) to be suffered by the Non-participating Parties.  If a proposal involves a platform or Facility, the notice shall contain a description of same, including location and the estimated costs of design, fabrication, transportation, and installation.  If a proposal involves a well operation the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, the type of rig to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Except for those notices in Articles 10, 11, 15 and 16, the maximum response times shall be as follows:

9.3.1           Platform Construction.  When any proposal involves the construction of a platform, the maximum response time shall be sixty (60) days.

9.3.2           Proposal Without Platform.  When any proposal does not involve construction of a platform, maximum response time shall be thirty (30) days; however, if the drilling rig to be utilized in drilling a proposed well is on location and standby charges are accumulating the maximum response time shall be forty-eight (48) hours.

9.3.3           Other Matters.  For all other matters for which a specific response time is not provided, the maximum response time shall be thirty (30) days.

9.4           Failure to Respond.  Failure of any Party to respond to a notice within the required period shall be deemed to be a negative response.

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9.5           Restrictions on Multiple Well Proposals.  Unless otherwise agreed by the Parties, no more than one Well shall be drilling or completing at the same time.  Well proposals made under the terms hereof shall be limited to one Well each and except as provided below, no Party shall be required to make an election under more than one Well proposal at the same time or while a Well is drilling or completing.  This paragraph shall not limit the right of a Party to propose a Well while another is drilling or completing; however, the time to elect under such a proposal shall be deferred until (a) thirty (30) days after the previous Well has been completed or plugged and abandoned, or (b) forty-eight (48) hours from receipt of notification that a drilling rig is on location and standby charges are being accumulated, whichever is earlier.  It is provided, however, that any Party, upon request to Operator, may have additional time, if practicable, to make its election on the condition that such Party shall bear all costs and risk incurred during such additional standby period.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1         Operations by All Parties.  Any Party may propose an Exploratory Operation by notifying the other Parties. If all the Parties agree to participate, Operator shall proceed at their cost and risk.

10.2         Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty-five percent (25%) or more elect to participate, the proposing Party shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours after receipt of such information.  Within twenty four (24) hours of the expiration of the forty eight (48) hour period provided for in the preceding sentence, any Party electing not to participate will supply the parties electing to participate with a schedule of Permitted Burdens that burden such non-electing party’s Working Interest.

10.3           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties owning twenty-five percent (25%) or more in interest in the Lease elect to participate in such operation, the proposing Party, immediately after the expiration of the notice period in Section 10.2, above, shall advise the Participating Parties of (a) the total interest of the Parties approving such operation, and (b) its recommendation as to whether the Participating Parties should proceed with the operation as proposed.  Each Participating Party, within forty-eight (48) hours after receipt of such notice, shall advise the proposing Party of its desire to (a) limit participation to such Party's interest as shown on Exhibit "A", or (b) carry its proportionate part of Non-consenting Parties' interests.  Failure of a Participating Party receiving such a notice to reply within the fixed period shall constitute an election by that Party not to carry its proportionate part of the Non-consenting Parties' interests.  The proposing Party, at its election, may withdraw such proposal if there is insufficient participation, and shall promptly notify all Parties of such decision.  If the operation is fully-subscribed, it shall be conducted as a Non-consent Operation for the joint account of the Participating Parties and the following special provisions shall apply:

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10.3.1        First Exploratory Well. Pursuant to Participation Agreements dated effective February 1, 2010 by and between Walter Oil Gas Corporation and each Non-Operator,  all Parties have elected to participate in the First Exploratory Well.

10.3.2        Additional Exploratory Wells.  If the well will be an Exploratory Well other than the first Exploratory Well drilled under this Agreement, then upon commencement of such drilling operations (within one hundred twenty (120) days after the last applicable election date and subject to Section 11.6), each Non-participating Party's interest and leasehold operating rights in such operation and title to production therefrom shall be owned by and vested in each Participating Party in the proportion that its Participating Interest bears to the total Participating Interests of all Participating Parties for so long as the operations are conducted or production is being obtained therefrom; provided, however, that such rights shall revert to each Non-participating Party in accordance with the provisions of Sections 12.2.1, 12.2.1(a) and 12.2.2.

10.4           Casing Point Election.  Upon reaching Casing Point in any well drilled under the provisions of this Agreement (whether commenced as an Exploratory or Development Operation), the Operator shall immediately notify the other Participating Parties in writing and delivered by personal messenger or by telecopy as to its recommendations as to further Operations thereon.  Each Participating Party, within forty-eight (48) hours after receipt of such notice, shall advise the Operator and the other Participating Parties in writing and delivered by personal messenger or by telecopy whether it accepts Operator's recommendation or makes additional recommendations as to further operations with respect to such well. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond.

If all Participating Parties elect to abandon the well at that point, it shall be plugged and abandoned at their joint risk, cost and expense.  If less than all Participating Parties in the well elect to conduct a specific further operation, other than plugging and abandoning the well, the Parties so electing shall conduct such further operations as a Non-consent Operation under the provisions of Article 12, unless the further operation is to conduct additional testing, coring or logging pursuant to (a) below which shall be governed by the remaining provisions of this Section 10.4.  If at any time there is more than one operation proposed in connection with any Well subject to this Agreement then, unless all Participating Parties agree on the sequence of such operations, such proposals shall be conducted in the following order of priority:

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(a)	proposals to do additional testing, coring or logging;

(b)	proposals to attempt completions, in ascending order;

(c)	proposals to plug back and attempt completions, in ascending order;

(d)	proposals to deepen the well, in descending order;

(e)	proposals to Sidetrack the well;

(f)	proposals to plug and abandon the well.

Any Party electing to participate in a proposal covered by (a) above whether before or after the running of casing in a well, such Party shall have the right to propose the type or types of tests to be conducted and to conduct said test or tests at its sole cost, risk and expense. Any Participating Party may elect to participate in any proposed test(s) by advising the Party proposing the test or tests within the time periods described in this Section 10.4.  The recoupment of cost provision of Article 12 shall not apply to any Party that does not participate in such test or tests, nor shall such Party be entitled to receive the information obtained therefrom.

If the further operation is other than to plug and abandon the well, and if the well is subsequently abandoned as a dry hole, then the Non-participating Party as to such further operation shall bear its proportionate part of what would otherwise have been the cost of plugging and abandoning the well at the initial objective depth.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1         Operations by All Parties.  Any Party may propose Development Operations, including any platform required by such operations, by notifying the other parties.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

11.2         Second Opportunity to Participate.  If fewer than all, but one (1) or more Parties having a combined Working Interest of twenty-five percent (25%) or more, elect to participate, the proposing Party shall inform the Parties of the election made whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours after receipt of such information. Within twenty four (24) hours of the expiration of the forty eight (48) hour period provided for in the preceding sentence, any Party electing not to participate will supply the parties electing to participate with a schedule of Permitted Burdens that burden such non-electing party’s Working Interest.

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11.3         Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties owning twenty-five percent (25%) or more in interest in the Lease elect to participate in such operation, the proposing Party, immediately after the expiration of the notice period in Section 11.2, above, shall advise the Participating Parties of (a) the total interest of the Parties approving such operation, and (b) its recommendation as to whether the Participating Parties should proceed with the operation as proposed.  Each participating Party, within forty-eight (48) hours after receipt of such notice, shall advise the proposing Party of its desire to (a) limit participation to such Party's interest as shown on Exhibit "A", or (b) carry its proportionate part of Non-participating Parties' interest.  Failure of a Participating Party receiving such a notice to reply within the fixed period shall constitute an election by that Party not to carry its proportionate part of the Non-participating Party's interest.  The proposing Party, at its election, may withdraw such proposal if there is insufficient participation, and shall promptly notify all Parties of such decision.  If the operation is fully-subscribed, it shall be conducted as a Non-consent Operation for the joint account of the Participating Parties.

11.4         Casing Point Election (See Section 10.4)

11.5         Timely Operations.  Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced (a) on the date that any substantial, documented design or material procurement commences or the contract for a new platform is let, if the notice involved construction of a platform; or (b) on the date that charges begin accruing according to the terms of the drilling contract.

11.6         Deeper Drilling.  If a well is proposed to be drilled through the deepest producible zone penetrated by a Producible Well, any Party may elect either (a) to participate in the well as proposed or (b) to participate in the well to the base of the deepest producible zone penetrated by a Producible Well.  If a Party elects to participate in the proposed well only to the base of the deepest producible zone penetrated in the Producible Well, such Party shall bear its proportionate part of the cost of such operations, including completion or abandonment, only to the depth to which such Party agreed to participate.  If the well is abandoned below the depth to which such Party agreed to participate, then such Party shall bear its proportionate part of the cost of operations to such agreed depth plus its proportionate part of what would otherwise have been the cost of plugging and abandoning the well at the depth to which such Party agreed to participate. In the event the well is completed below the depth to which such Party agreed to participate, the well below said depth shall be governed by Article 12.

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ARTICLE 12
NON-CONSENT OPERATIONS

12.1         Non-consent Operations.  Operator shall conduct Non-consent Operations at the sole risk and expense of the Participating Parties, In accordance with the following provisions:

12.1.1      Non-interference.  Non-consent operations shall not interfere unreasonably with operations being conducted by all Parties.

12.1.2      Multiple Completion Limitation.  Non-consent operations shall not be conducted in a well that already has multiple completions unless: (a) each completion is owned by the same Parties in the same proportions; or (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3      Metering.  In Non-consent operations, production shall be determined upon the basis of appropriate well test unless separate metering devices are required by appropriate governmental authority.

12.1.4      Non-consent Well.  Operations on a Non-consent Well shall not be conducted in any producible zone penetrated by a Producible Well without approval of each Non-participating Party unless: (a) such zone shall have been designated in the notice as a completion zone; (b) completion of such well in said zone will not increase the well density governmentally prescribed or approved for such zone; and (c) the horizontal distance between the vertical projections of the midpoint of the zone in such well and the midpoint of the same zone in an existing well, if producible from such zone, will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion.

Subject to the foregoing provisions of this Article, until the Participating Parties in a Non-consent Well have recouped the amount to which they are entitled hereunder, they may conduct any reworking operations on such well which they may desire, including plugging back to any shallower zone in which the Non-Participating Parties in the Non-consent Well were also Non-Participating Parties. In this event, the cost of such reworking operation shall be subject to the penalty provisions of Section 12.2.1.

12.1.5      Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-consent well, furnish the Non-participating Parties an itemized statement of the cost of such well prepared in accordance with Exhibit "C" or copies of the monthly billings made to the Participating Parties.  Operator shall thereafter furnish to the Non-participating Parties a monthly statement showing operating expenses and the proceeds from the sale of production therefrom.

12.1.6      Completions.  For the purposes of determinations hereunder, each completion shall be considered a separate well.

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12.2         Forfeiture of Interest.  Upon commencement of Non-consent Operations other than Non-consent operations governed by Section 10.3.1, each Non-participating Party's share of the proceeds of production shall  be owned by and vested in each Participating Party (subject to any Permitted Burdens) in proportion to its Participating Interest for as long as the operations originally proposed are being conducted or production is being obtained therefrom, subject to the following:

12.2.1      Production Reversion Penalties.  Such interest, rights, and title shall, at the option, but not the obligation, of each Non-participating Party revert to the electing Non-participating Party when the Participating Parties have recouped out of the Non-participating Party's share of the proceeds of production (after deducting Non-Participating Party's share of royalty, Permitted Burdens, operating expenses, and all applicable taxes) from such Non-consent Operations an amount which equals:

(a)
If such operation is an Exploratory Operation under Section 10.3.2, seven hundred fifty percent (750%) of the amount which, had it participated, would have been borne by the Non-participating Party as its share of the cost of such Non-consent Operations, including the cost of equipping the Non-consent Well through the wellhead connections.

(b)
If such operation is a Development Operation, six hundred percent (600%) of the amount which, had it participated, would have been borne by the Non-participating Party as its share of the cost of such Non-consent Operations, including the cost of equipping the Non-consent Well through the wellhead connections.

(c)
If such operation is the construction and installation of a platform, six hundred percent (600%) of the amount which, had it participated, would have been borne by the Non-participating Party as its share of the cost of such Non-consent Platform.

(d)	Two hundred percent (200%) of the Non-participating Party's share of the cost of using any platform already installed.

(e)
Six hundred percent (600%) of the Non-participating Party's share of the cost of Facilities necessary to carry out the operation.  Upon the recoupment of such costs, each Non-participating Party shall become a Participating Party in such operations, except as provided in Section 12.4.

12.2.2    Recoupment.  The recoupment of amounts applicable to any Non-consent Exploratory Well under Section 12.2.1(a) shall be recoverable out of each Non-participating Party's share of production as follows:

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(a)
If the said Non-consent Exploratory Well is completed as a producer, then the above amounts shall be recoverable, with respect to said well, not only out of one hundred percent (100%) of each Non-participating Party's share of production therefrom, but also out of fifty percent (50%) of each Non-participating Party's share of first production attributable to the new productive reservoirs encountered in said Non-consent Exploratory Well in any and all wells subsequently drilled on the Lease and completed in such reservoirs;

(b)
If the said Non-consent Exploratory Well is not completed as a producer, but otherwise qualifies as producible under the provisions of Section 2.17 hereof, then the above amounts shall be recoverable, with respect to said well, out of fifty percent (50%) of each Non-participating Party's share of first production attributable to the new productive reservoirs encountered in said Non-consent Exploratory Well in any and all wells subsequently drilled on the Lease and completed in such reservoirs;

and the provisions herein for the relinquishment and reverting of each Non-participating Party's operating rights and production shall also apply, with respect to such fifty percent (50%) interest, to said subsequently drilled well or wells.

12.2.3     Nonproduction Reversion.  If a Non-consent well results in a dry hole or ceases to produce in paying quantities before the Participating Parties recoup the amount to which they are entitled, and provided a proposal to deepen the Non-consent Well is not made in accordance with Section 12.3, the well shall be abandoned and plugged at the sole risk and expense of the Participating Parties.  Any sum realized from salvage in excess of amounts to be recouped from the well by the Participating Parties shall be credited to all Parties.

12.3         Deepening of Non-consent Well.  If any Participating Party proposes to deepen a Non-consent Well, other than a well drilled under 10.3.1, a Non-participating Party may participate by notifying the Operator within thirty (30) days (twenty-four [24] hours if rig is on location) after receiving the proposal that it will join in the deepening operation and by paying to the Participating Parties an amount equal to such Non-participating Party's share of the actual costs incurred in the drilling and casing of such well to the point at which such deepening operation is commenced.  The Participating Parties shall continue to be entitled to recoup, out of the proceeds of production from the non-consent portion of the well, the full sum specified in Section 12.2.1 applicable to such Non-consent Well less the amount paid under this Section.

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12.4         Operations From Non-consent Platforms.  A Party which did not originally participate in a platform shall be a Non-participating Party as to all operations from such platform and shall be subject to the provisions of Section 12.2. Reversion shall occur only after the original Participating Parties have recouped the sum set forth in Section 12.2.1 for the platform and the Non-consent operations thereon.  However, a Party which did not originally participate in a platform may participate in additional operations from such platform by notifying Operator within thirty (30) days after receiving a proposal for operations from such platform (forty-eight hours if the drilling rig to be utilized in drilling a proposed well is on location and standby charges are accumulating) that it will participate in such proposed operations by paying to the Participating Parties in such platform an amount equal to 600% of such Non-participating Party's share of the actual cost of such platform, less any prior recoupment of such costs.  Thereafter, such original Non-participating Party in the platform shall own its proportionate share of the platform.  The Participating Parties in such Non-consent platform shall continue to be entitled to recoup the full sum specified in Section 12.2.1 with respect to any other Non-consent Operations on or from the platform.

12.5         Allocation of Platform costs to Non-consent Operations.  Non-consent Operations shall be subject to further conditions as follows:

12.5.1     Charges.  If a Non-consent Well is drilled from a platform, the Participating Parties in such well shall pay to the Operator for credit to the owners of such platform a charge for the right to use the platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the platform, which one platform slot bears to the total number of slots on the platform.  If the Non-consent Well is abandoned, the right of Participating Parties to use that platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

(b)
If the Non-consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities which one well bears to the total number of wells utilizing the Facilities.

12.5.2     Operating and Maintenance Charges.  The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the platform and Facilities applicable to the Non-consent Well.  Platform operating and maintenance expenses shall be allocated equally to all wells served, and operating and maintenance expenses for the Facilities shall be allocated equally to all producing wells.

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12.5.3     Payments.  Payment of sums pursuant to Section 12.5.1 is not a purchase of an additional interest in the platform or Facilities.  Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-consent Well.

12.6         Non-consent Operations to Maintain Lease.  A Lease Maintenance Operation is defined for the purposes of this paragraph as one required to maintain the Lease or a portion thereof, at its expiration date or otherwise.  This shall include, but not be limited to, a well proposed to be drilled during the last year of the primary term of the Lease, or subsequent thereto, when, (a) the Lease, or affected portion thereof, is not otherwise being held by operations or production; or (b) any governmental agency having jurisdiction requires operations to avoid loss or forfeiture of all or any portion of the Lease.  A Party electing not to participate in a Lease Maintenance Operation will assign to the Participating Parties in the proportions in which each Participating Party's Participating Interest bears to the total Participating Interests of the Participating Parties, all of its rights, title and interest in and to such Lease or such portion thereof, free and clear of any burdens thereon (other than any Permitted Burdens), but shall not be relieved of any accrued obligations as to the Lease or such portion thereof prior to the acceptance of such assignment; however, each Non-participating Party shall retain its interest in the production from previously completed wells.  If more than one well should be proposed and drilled, either of which would maintain the Lease or such jeopardized portion thereof, an assignment shall not be required from any Party participating in any one of such wells, but as to those wells in which it fails to participate, any such failure shall be governed by the applicable provisions of Section 10.3 (Exploratory Operations) or Section 11.2 (Development Operations).  There shall be no minimum approval necessary to conduct a Lease Maintenance Operation.

12.7         Allocation of Costs Between Zones.  For the purpose of allocating costs of any well in which the ownership is not the same for the entire depth thereof, the costs of drilling, completing and equipping said well shall be allocated upon the basis set forth in Exhibit "F".

12.8         Operator.  With but one exception, the designated Operator hereunder shall operate all wells drilled as a Non-consent Operation.  If the Non-consent Well is drilled from a mobile rig, and if the designated Operator is a Non-participating Party therein, the Participating Party owning the largest Participating Interest shall serve as Operator for the drilling and completion of such well, unless the Participating Parties agree otherwise.  Upon the completion of any such well as a productive well (completion through christmas tree), the well shall be turned over to the designated Operator for further operations.

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ARTICLE 13
FACILITIES

13.1         Approval.  Any Party may propose the installation of Facilities by notice to the other Parties with information adequate to describe the proposed Facilities and the estimated costs.  The affirmative vote of two (2) or more Parties with a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served shall constitute approval which shall be binding on all owners of the wells to be served; provided however, nothing hereunder shall limit a Party's rights under Section 22.1, and provided further that a Party shall not be required to pay for Facilities that serve the same purpose as its Facilities constructed pursuant to Section 22.1.

13.2         Contracts.  Any contract for the construction of Facilities and platforms shall be entered into between Operator and independent contractors and shall be competitive with other contracts for similar work being entered into at the time the contract is let.  Operator may purchase such Facilities and platforms from third parties or utilize/adapt such Facilities and platforms from its own inventory; provided, however, the Joint Account shall not be charged for any cost which is not reasonably commensurate with the competitive cost of similar Facilities and platforms fabricated, adapted, and ready for field installation at the time of such purchase/utilization/adaptation.

ARTICLE 14
ABANDONMENT AND SALVAGE

14.1         Platform Salvage and Removal Costs.  When the Parties owning a platform mutually agree to dispose of such platform, it shall be disposed of by the Operator as approved by such Parties.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their Participating Interests.

14.2         Abandonment of Producing Well.  Any Party may propose the abandonment of a well by notifying the other Parties.  No well shall be abandoned without the mutual consent of the Participating Parties.  The Parties not consenting to the abandonment shall pay to each party desiring to abandon its share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event the estimated costs of salvage, plugging and abandonment exceed the value of such salvageable material and equipment, the abandoning Party shall pay its share of such excess to the Operator for the benefit of the non-abandoning, Participating Parties.

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14.3         Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 14.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in the proportion that each Participating Party's Participating Interest bears to the total Participating Interests of the Participating Parties, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved from any further liability with respect to said well; however, such assignment shall not absolve said Party of its responsibilities, if any, for platform removal under Section 14.1.

14.4         Abandonment Operations Required by Governmental Authority.  Any well abandonment or platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or platform in proportion to their Participating Interests.

ARTICLE 15
RELEASE AND WITHDRAWAL

15.1         Release.  No interest in the Lease shall be released or surrendered in whole or in part without the consent of all Parties.

15.2          Withdrawal.  Any Party may withdraw from this Agreement and thereby be relieved of all future obligations and responsibilities hereunder by giving written notice to the other Parties of such intent, together with an offer to convey all of its interest in and to the Lease and all property and equipment related thereto.  If one or more of the other Parties elect to acquire such interest, it shall be assigned to them (a) in the proportions that each acquiring Party's Working Interest bears to the total Working Interests owned by all acquiring Parties, unless the acquiring Parties agree otherwise, and (b) upon such other terms and conditions as agreed upon by the Parties in interest. In the event no Party elects to acquire the interest of the withdrawing Party:

(a)
If the remaining Parties wish to continue operations on the Lease, each remaining Party shall ratably acquire the interest of the withdrawing Party; the withdrawing Party shall pay to the remaining Parties its share of the estimated costs of plugging and abandoning all wells and the removal of all platforms, structures and other facilities and equipment on the Lease in which it owns an interest, less the salvage value thereof, as approved under the voting procedure hereof (including the voting interest of the withdrawing Party); and the assignment from the withdrawing Party shall be made free and clear of overriding royalties; production payments or other excess burdens on production other than any Permitted Burdens; or

(b)	If the remaining Parties do not wish to continue operations on the Lease, all Parties shall proceed to abandon all operations and to surrender and release the Lease.

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The execution and delivery of an assignment by a withdrawing Party under the provisions of this Section shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by the assignees.  The withdrawing Party shall remain liable for any cost, expense, liability or damage theretofore accrued or arising out of any event occurring prior to withdrawal and attributable to an operation in which the withdrawing Party was a Participating Party, except for the costs of costs of plugging and abandoning all wells and the removal of all platforms, structures and other facilities and equipment on the Lease.

15.3         Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a well or platform fire, blowout or other emergency, but may withdraw from this Agreement and be relieved of such obligations after termination of such emergency; provided, such Party shall remain liable for its share of all costs of control of said emergency, including the drilling of relief wells, containment and cleanup of oil spill and pollution, and all costs of debris removal made necessary by the emergency.

ARTICLE 16
RENTALS, ROYALTIES, AND OTHER PAYMENTS

16.1         Creation of Overriding Royalty.  Except for the overriding royalty interests ("Permitted Burdens") described on Exhibit “A” of this Agreement, any Party whose interest in the Lease is encumbered by an overriding royalty or other burden shall hold all other Parties free and harmless from such encumbrances.

16.2         Rentals, Shut-in Payments and Minimum Royalties.  Rentals, shut-in well payments and minimum royalties which may be required under terms of any Lease subject to this Agreement shall be paid by Operator and shall be charged to the Parties owning the Lease. Any Party may request and shall be entitled to receive proper evidence of all such payments.  In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty where such payment is required to continue the Lease in force, any loss which results from such nonpayment shall be borne proportionately by all the Parties.  Operator shall not be liable for failure to make such payments, or for erroneous payment, unless such failure or error results from gross negligence or willful misconduct.  As to any production delivered in kind by Operator to any Non-operator or to another for the account of such Non-operator, said Non-operator shall provide Operator with information as to the proceeds or value of such production in order that the Operator may make payment of any minimum royalty due.

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16.3         Non-concurrence in Rental Payment.  Should any Party not concur in the payment of any rental, it shall notify Operator and the other Parties in writing at least sixty (60) days prior to the date on which such payment is due and Operator shall thereafter make such payment for the account of all concurring Parties.  In this event, the nonconcurring Party shall assign to the concurring Parties in the proportions that each concurring Party's Working Interest bears to the total Working Interests of all concurring Parties, without warranty except for its own acts, all of its interest in and to the Lease.  Such assignment shall be made free and clear of overriding royalties, production payments or other excess burdens on production.

The execution and delivery of an assignment by the nonconcurring Party under the provisions of this Section shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by the assignees.  The nonconcurring Party shall remain liable for any cost, expense, liability or damage theretofore accrued or arising out of any event occurring prior to the assignment and attributable to any operation in which the nonconcurring Party was a Participating Party.

16.4         Royalty Payments.  Each Party shall pay or cause to be paid all royalty and other amounts payable out of its share of production; provided, however, in cases where Operator is disposing of Non-Operator's share of production, Operator shall disburse royalty and overriding royalty burdens common to both Operator and Non-Operator.  During any time in which the Participating Parties in a Non-consent Operation are entitled to receive a Non-participating Party's share of production, the Participating Parties shall bear the Lease royalty on such production.

16.5         Federal Offshore Oil Pollution Compensation Fund Fee.  Each Party agrees to pay and bear the Federal Offshore Oil Pollution Compensation Fund Fee payable on its share of oil produced, such fee being required by Section 302 of the Outer Continental Shelf Lands Act Amendment of 1978 and any regulation lawfully promulgated pursuant thereto; provided, however, should the oil owned by a Party be reported by another Party in its MMS Form 9-153, it shall be the obligation of such reporting Party and such reporting Party is specifically authorized to and agrees to pay the Federal Offshore Oil Pollution Compensation Fund Fee on those volumes which it reports for the benefit of the non-reporting Party, and such reporting Party may charge such non-reporting Party for the payments so made.

ARTICLE 17
TAXES

17.1         Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation, and shall pay such property taxes for the benefit of each Party and charge each Party its share of such tax payments.

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17.2         Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest. In either event, Operator shall charge each Party its share.

17.3         Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production and severance, Windfall Profits Taxes and similar taxes due on any production which it receives pursuant to the terms of this Agreement.

17.4         Other Taxes and Assessments.  Operator shall pay other applicable taxes or assessments and charge each Party its proportionate share.

ARTICLE 18
INSURANCE

18.1         Insurance.  Operator shall provide and maintain the insurance set forth in Exhibit "B" and charge each Party its proportionate share of the cost of such coverage.  Each Party, however, shall have the right to carry its own insurance for the items expressly permitted and identified in Exhibit B, subject to the minimum coverage limitations set forth therein.

ARTICLE 19
LIABILITY, CLAIMS AND LAWSUITS

19.1         Individual Obligations.  The obligations, duties, and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

19.2         Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, such Party shall give prompt written notice to the other Parties.

19.3         Settlements.  Operator may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed fifty thousand Dollars ($50,000).  If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit.

19.4         Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C".

19.5         Liability for Losses, Damages, Injury, or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

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19.6         Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities, and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-consent operations, and any loss and cost suffered by any Non-participating Party as an incident thereof.

ARTICLE 20
INTERNAL REVENUE PROVISION

20.1         Internal Revenue Provision.  Attached hereto and made a part hereof is Exhibit "G" entitled "Tax Provisions", which contains the agreement of the Parties with regard to Income Tax matters under this Agreement.

ARTICLE 21
CONTRIBUTIONS AND AREA OF MUTUAL INTEREST

21.1         Notice of Contributions Other Than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, concerning the drilling of any well on the Lease.  Payments received as consideration for entering into a contract for sale of production from the Lease, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

21.2         Cash Contributions.  In the event a Party receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interest.  If such well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1(a) or (b).

21.3         Acreage Contributions.  In the event a Party receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each Participating Party who accepts in proportion to its Participating Interest in the well and said acreage shall become subject to the terms and conditions of this Agreement.

21.4         Area of Mutual Interest.  The Parties hereby create an Area of Mutual Interest consisting of Ewing Bank Blocks 835 and Mississippi Canyon Block 793 (NW/4 only).  The Area of Mutual Interest shall terminate simultaneously with the termination of this Agreement.  If any Party acquires any oil or gas interest of any kind, other than the interests acquired concurrently with the execution of this Agreement, including but not limited to a leasehold interest, overriding royalty interest or production payment, the acquiring Party shall give notice to the other Parties of the complete and full details of the acquisition, including the actual consideration paid to acquire the interest.  If consideration other than cash is involved in the acquisition, the acquiring Party shall convert the consideration to a cash amount.  A Party shall have the right to participate in the acquisition by giving notice to the acquiring Party within thirty (30) days of receipt of the notice from the Acquiring Party.  If fewer than all but one (1) or more Parties elect to participate in the acquisition, the acquiring Party, immediately after the expiration of the notice period, shall advise the acquiring Parties of the total interest of the Parties participating in the acquisition.  Each participating Party, within forty-eight (48) hours after receipt of such notice, shall advise the acquiring Party of its desire to (a) limit its acquisition to such Party's interest as shown on Exhibit "A", or (b) acquire its proportionate share of any non-acquiring Party’s interest.  Failure of a Party receiving such a notice to reply within the fixed period shall constitute an election by that Party not to acquire its proportionate share of any non-acquiring Party’s interest.

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ARTICLE 22
DISPOSITION OF PRODUCTION

22.1         Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not unreasonably interfere with continuing operations on the Lease.

22.2         Right to Take in Kind.  Each Party shall have the right to take in kind or separately dispose of its share of the oil and gas produced and saved from the Lease.

22.3         Failure to Take in Kind.  If any Party fails to take in kind or dispose of its share of the oil and/or gas, Operator may either (a) purchase oil at Operator's posted price or, in the absence of a bona fide posted price, at the price prevailing in the area for oil of the same kind, gravity, and quality; or (b) sell such oil or gas to others at the best price obtainable by Operator, subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil or gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.

22.4         Expenses of Delivery in Kind.  Any cost incurred by Operator in making delivery of any Party's share of oil and gas, or disposing of same pursuant to Section 22.3 shall be borne by such Party.

22.5         Gas Balancing Agreement.  Notwithstanding Section 22.3, the Parties agree that gas balancing shall be handled in accordance with Exhibit "E".

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ARTICLE 23
APPLICABLE LAW

23.1         Applicable Law.  This Agreement shall be governed by the laws of the State of Texas, without giving effect to choice of law principles that would direct the application of the law of a different jurisdiction, except where the Maritime Laws of the United States of America are applicable.  In the event that any dispute results in formal legal action, venue shall be exclusively in the federal or state courts located in Harris County, Texas.

ARTICLE 24
LAWS, REGULATIONS, AND NON-DISCRIMINATION

24.1         Laws and Regulations.  This Agreement and operations hereunder are subject to all applicable laws, rules, regulations, and orders, and any provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed modified accordingly.

24.2         Non-discrimination.  In the performance of work under this Agreement, the Parties agree to comply, and Operator shall require each independent contractor to comply, with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202(1) to (7), inclusive, of Executive Order No. 11246, as amended.

ARTICLE 25
FORCE MAJEURE

25.1         Force Majeure.  All obligations imposed by this Agreement on each Party, except for the payment of money, shall be suspended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials or services; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

25.2         Notice.  Whenever a Party's obligations are suspended under Section 25.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

ARTICLE 26
SUCCESSORS AND ASSIGNS

26.1         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall constitute a covenant running with the Lease.  Each Party shall incorporate in any assignment of an interest in the Lease a provision that such assignment is subject to this Agreement.

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26.2         Preferential Right to Purchase.  Should any Party desire to sell all or any part of its interests under this Agreement, or its rights and interests in the area covered hereby, it shall promptly give written notice to the other Parties.  The notice shall contain the name and address of the prospective purchaser (who must be ready, willing and able to purchase), the purchase price and all other terms of the offer. Each other Party shall have the right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire the interest which the Party proposes to sell, on the same terms and conditions.  If this right is exercised, the purchasing Parties shall share the purchased interest in proportion to their respective Working Interests.  This Section 26.2 shall not apply when a Party wishes to mortgage its interest or to dispose of its interest by merger, reorganization, consolidation, assignment of production payment, sale of all or substantially all of its domestic Offshore Gulf of Mexico exploration and production properties, sale of all its assets or sale or transfer of all or any part of its interest to an affiliate or to any of such Party’s internal exploration program participants or a sale or transfer by Walter Oil & Gas Corporation of part of its interest in the SW/4 NW/4, S/2 SE/4 NW/4, N/2 NE/4 SW/4 and the N/2 NW/4 SW/4 of Ewing Banks block 834 limited to those depths  between 8,600’ TVD to 9,700’ TVD.

26.3         Transfers of Interest. No Party shall make any transfer of all or any portion of its interest in the Lease without making the transfer expressly subject to this Agreement and requiring the transferee, in writing, to assume and agree to perform all obligations of the transferor under this Agreement relating to the interest assigned.  No such transfer of an interest shall be effective as between the Parties until the first day of the month following the delivery to the Operator of a properly recorded assignment which is made subject to the terms and conditions of this Agreement. The assigning Party shall remain liable for any costs, expense, liability or damage theretofore accrued or arising out of any event occurring prior to the assignment and attributable to an operation in which the assigning Party was a Participating Party.  If, at any time the interest of any original Party to this Agreement is divided among and owned by more than two (2) co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such assignees' share of the joint expenses, and to deal generally with, and with power to bind, the assignees of such interest within the scope of operations embraced by this Agreement.  Each Party shall incorporate in any assignment of an interest in the Lease a provision that such assignment is subject to this Agreement.

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ARTICLE 27
TERM

27.1         Term.  This Agreement shall remain in effect so long as the Lease(s) shall remain in effect, and thereafter until the Parties have fulfilled all of their obligations to the Minerals Management Service and to one another with respect to plugging and abandoning all wells on the Leased Lands and removing all platforms, structures and other facilities and equipment on the Leased Lands; however, all property belonging to the Parties shall be disposed of and final settlement shall be made under this Agreement.

ARTICLE 28
MEDIA RELEASES

28.1           Media Releases.  No Party hereto shall distribute any information or photographs to the press or other media relating to operations conducted or to be conducted under this Agreement without the approval of all other Parties hereto.  When all Parties hereto have reviewed such material and have approved the issuance of the material, Operator shall have the principal responsibility for its issuance (but shall not be liable for failure or error in exercising such responsibility), and each other Party hereto may issue such approved material without restriction.  Nothing herein contained, however, shall preclude any Party hereto from making such disclosures as may be required by any applicable law, order, rule, regulation or ordinance.

ARTICLE 29
MISCELLANEOUS

29.1         Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

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IN WITNESS WHEREOF, the Parties have signed, executed and delivered this Agreement, as of the date first above written.

OPERATOR:

WITNESSES:	WALTER OIL & GAS CORPORATION

/s/ Kristne Koenig	By:	/s/ Ron A. Wilson
Ron A. Wilson
Vice President
/s/Chad Eli

NON-OPERATORS::

WITNESSES:	Hall-Houston Exploration III, L.P.
By: HHEP GP III, L.P., its general partner
By: Hall-Houston Exploration Partners, L.L.C.,
Its general partner

Gary L. Hall President and Chief Executive Officer

WITNESSES:	Ridgewood Energy Corporation

/s/ Xandy Bennett	By:	/s/ W. Greg Tabor
W. Greg Tabor
/s/ Irene Allen	Title: Executive Vice President

WITNESSES:	Royal Offshore, LLC

By:
Name: J. Scott Smith
Title: President

WITNESSES:	Gordy Oil Company

By:
Russell D. Gordy
President

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THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this 10th day of February, 2010, before me appeared Ron A. Wilson, to me personally known, who, being by me duly sworn, did say that he is the Vice President of Walter Oil & Gas Corporation, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Trista Lynn Finch
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared Gary L. Hall, to me personally known, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of Hall-Houston Exploration III, L.P., by HHEP GP III, L.P., its general partner, by Hall-Houston Exploration Partners, L.L.C., its general partner, a Texas  limited partnership, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared Russell D. Gordy, to me personally known, who, being by me duly sworn, did say that he is the President of Gordy Oil Company, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this 12 day of February, 2010, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Ridgewood Energy Corporation,  a Delaware corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Donna Ermis
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF NUECES	§

On this ____ day of ___________________, 2010, before me appeared J. Scott Smith, to me personally known, who, being by me duly sworn, did say that he is the President of Royal Offshore, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

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EXHIBIT "A"

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC and Gordy Oil Company, as Non-Operators.

I.	This Operating Agreement covers the following described leases and lands:

A.
OCS-G 27982, dated effective July 1, 2006, between the United States of America, as LESSOR, and Walter Oil & Gas Corporation, as LESSEE, covering and affecting lands described as all of Block 834, Ewing Bank Area, OCS Official Protraction Diagram NH 15-12, containing 5,760 acres, more or less, subject to the below limitation.

Limitation: As to Ridgewood Energy Corporation and Hall-Houston Exploration III, L.P., and only as to Ridgewood Energy Corporation and Hall-Houston Exploration III, L.P., the SW/4 NW/4, S/2 SE/4 NW/4, N/2 NE/4 SW/4 and the N/2 NW/4 SW/4 of Ewing Banks block 834 limited to those depths between 8,600’ TVD to 9,700’ TVD shall be specifically excluded from this Operating Agreement.

B.
OCS-G 33140, dated effective July 1, 2009, between the United States of America, as LESSOR, and  Noble Energy Corporation, as LESSEE,effective June 1, 200 covering and affecting lands described as all of Block 790, Ewing Bank Area, OCS Official Protraction Diagram, NH 15-12, containing approximately 5,760 acres, more or less; limited however to the following lands and depths:

The Southwest Quarter of the Southwest Quarter (SW/4 SW/4), the South Half of the Southeast Quarter of the Southwest Quarter (S/2 SE/4 SW/4), and the South Half of the Southwest Quarter of the Southeast Quarter (S/2 SW/4 SE/4) of Ewing Bank Block 790; and further limited to those depths from 17,000’ true vertical depth subsea to 22,500’ true vertical depth subsea

II.	This Operating Agreement is entered into pursuant to those certain Participation Agreements dated effective as of February 1, 2010, between:

A.	Walter Oil & Gas Corporation and Hall-Houston Exploration III, L.P.;
B.	Walter Oil & Gas Corporation and Ridgewood Exploration Corporation;
C.	Walter Oil & Gas Corporation and Royal Offshore, LLC; and
D.	Walter Oil & Gas Corporation and Gordy Oil Company

III.	Working Interests of the Parties:

Walter	47.50000
Hall-Houston	12.50000
Ridgewood	20.00000
Royal	10.00000
Gordy	10.00000

TOTAL	100.00000

IV.           Permitted Burdens

A.
That certain overriding royalty interest described in Section V of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Hall-Houston Exploration III, L.P., on the other hand;

B.
That certain overriding royalty interest described in Section V of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Ridgewood Energy Corporation, on the other hand;

C.
That certain overriding royalty interest described in Section V of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Gordy Oil Company, on the other hand;

Exhibit “A” – Page 1

D.
That certain overriding royalty interest described in Section V of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Royal Offshore, LLC, on the other hand;

E.
That certain overriding royalty interest due to Noble Energy, Inc. pursuant to that certain Farmout and Co-Development Agreement dated September 1, 2009 by and between Walter Oil & Gas Corporation, as Farmee, and Noble Energy, Inc., as Farmor.

V.	The names, addresses and representatives of the Parties hereunder follows:

Walter Oil & Gas Corporation	Hall-Houston Exploration III, L.P.
Attn: Mr. Ron A. Wilson	Attn: Mr. Scott Coe
1100 Louisiana, Suite 200	4605 Post Oak Place, Suite 100
Houston, Texas 77002-5299	Houston, Texas 77027
Ph: (713) 659-1221	Ph: 713/337-8903
Fax: (713) 756-1177	Fax: 713/337-8910

Ridgewood Energy Corporation
Attn:  Mr. Greg Tabor
11700 Katy Freeway, Suite 280
Houston, Texas  77079
Ph:    (713) 293-9384
Fax:    (713) 293-8449

Royal Offshore, LLC
Attn:  Mr. Ham Rogers
500 North Shoreline, Suite 807
Corpus Christi, Texas  78471
Ph: 361/888-4792
Fax: 361/888-8190

Gordy Oil Company
Attn:  Mr. Russell Gordy
One Kingwood Place
600 Rockmead, Suite 110
Kingwood, Texas  77339
Ph: 713.951.0100
Fax: 713.951.0191

Exhibit “A” – Page 1

EXHIBIT "B"

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration, L.P., Ridgewood Energy Corporation, Royal Offshore, LLC and Gordy Oil Company, as Non-Operators.

INSURANCE PROVISIONS

Operator shall carry the following insurance with the limits stipulated below for the joint account. Operator shall have the right to charge the joint account premiums for the insurance coverage required by this Exhibit. Such premiums shall be allocated to the joint account using a fair and reasonable method based on the nature of the operations covered by this Agreement.

Any party, at its own expense, may carry its own coverage for the types of insurance and with limits as set forth in Sections V, VI, VII and IX below. Any party so electing must notify Operator of such election prior to commencement of operations and provide a certificate of insurance evidencing the appropriate limits of liability. Upon timely notification such party will not be charged by Operator for the coverage.

Any party, at its own expense, may acquire such additional insurance as it may deem necessary to protect its own interest against claims, losses, damages or destruction to property arising out of operations hereunder.

I.	Workers' Compensation and Employer's Liability.

A.
Workers' Compensation and Employer's Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws, and said policy, or policies, shall include an All States Endorsement.

B.	Coverage under U. S. Longshoremen's and Harbor Worker's Compensation Act, extended for operations on the Outer Continental Shelf.

C.
Extension of Coverage B of policy to provide for not less than $1,000,000 (“for assured’s interest”) for death or injury to one person in any one accident; coverage also to include Employer's Liability under Admiralty Jurisdiction, including the Jones Act, with Marine and Voluntary Compensation Endorsement providing for a limit of liability of not less than $1 million per accident and an endorsement for transportation, maintenance, wages and cure, all with same limits, as well as an endorsement to the effect that a claim in rem shall be treated as a claim against the insured.

II.
Comprehensive General Liability and Automobile Liability. Coverage for all operations conducted hereunder by Operator for the Joint Account with a combined single limit each occurrence of $1,000,000 (“for assured’s interest”) for bodily injury and property damage. Said Comprehensive General Liability Insurance shall include contractual liability coverage. Automobile liability insurance shall include coverage for hired and non-owned vehicles.

III.
Vessels. All vessels (including drill barges, drill ships, and drilling rigs) chartered by Operator shall be covered by Charterer's Legal Liability Insurance, including Protection and Indemnity coverage, with limits of at least $1,000,000 (“for assured’s interest”) per occurrence.

IV.	Aircraft. All aircraft owned or chartered by Operator shall be covered by Aircraft Liability Insurance with limits of at least $5,000,000 (“for assured’s interest”) per occurrence.

V.
Umbrella Liability. Operator shall carry umbrella liability insurance in the amount of $50,000,000.00 (“for assured’s interest”), excess of all primary limits in the insurance specified in Sections I, II, III and IV above.

VI.
Extra Expense Liability. Extra expense liability coverage including control of well, seepage, pollution and contamination coverage, cleanup and/or containment coverage, redrilling and/or restoring, and care, custody and control shall be carried by Operator with the following limits of liability:

Exhibit “B” – Page 1

LIABILITY LIMIT

AREA III: Wet wells in Gulf of Mexico	$35,000,000

CARE, CUSTODY AND CONTROL	$ 3,,000,000

Any party, electing to carry its own Extra Expense Liability Coverage with Deductibles “Per Occurrence” in excess of $500,000 for Area I and II Wells and $2,000,000 for Area III Wells, must provide financial information satisfactory to Operator upon request.

VII.	Property Damage Insurance: "All Risk" physical damage coverage for offshore platforms and pipelines based on scheduled values using replacement cost. Deductible not to exceed $500,000.

NOTE: For Sections VI and VII, a separate Windstorm Aggregate and Deductible may apply.  Any party, electing to carry its own coverages for Sections VI and VII with a Windstorm Aggregate less than $50,000,000 “for assured’s interest” or a Windstorm Deductible “Per Occurrence” in excess of $2,500,000 “for assured’s interest”, must provide financial information satisfactory to Operator upon request.

VIII.
Builders' Risk Insurance: Operator or its contractors shall procure Builders' Risk Insurance covering the construction and installation of platforms and pipelines in amounts approximating the values of such projects.  Deductible not to exceed $500,000.

IX.
Financial Responsibility Insurance: Operator shall procure coverage, as required by the Minerals Management Service pursuant to the Oil Pollution Act of 1990 as per CFR Part 253 “Final Rule for Oil Spill Financial Responsibility”, in the amount of $35,000,000 for each incident.

X.
Contractors: Operator shall use reasonable efforts to require all contractors working or performing services hereunder to comply with the workers' compensation and employer's liability laws, both State and Federal, and said contractors or others performing services shall be required to procure and maintain comprehensive general liability insurance with policy limits of at least $5,000,000 per occurrence and said policy, or policies, shall include contractual liability assumed under any contract as between the contractor and Operator, and carry such other insurance as Operator deems necessary. All policies issued to provide coverage as provided for in this section shall be endorsed to name the Operator and the Parties as additional insureds. All such policies shall be endorsed with a Waiver of Subrogation as against Operator and the parties.

Exhibit “B” – Page 2

EXHIBIT “C”
ACCOUNTING PROCEDURE
JOINT OPERATIONS

Attached to and made part of that certain Operating Agreement naming Walter Oil & Gas Corporation, as Operator and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation, Royal Offshore, LLC and Gordy Oil Company as Non-Operators.

I.  GENERAL PROVISIONS – ACCOUNTING PROCEDURE

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING “ALTERNATIVE” PROVISIONS, OR SELECT ALL THE COMPETING “ALTERNATIVE” PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY “OPTIONAL” PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT OF THE PARTIES IN SUCH EVENT.

1.	DEFINITIONS

All terms used in this Accounting Procedure shall have the following meaning, unless otherwise expressly defined in the Agreement:

“Affiliate” means for a person, another person that controls, is controlled by, or is under common control with that person.  In this definition, (a) control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) “person” means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

“Agreement” means the operating agreement, farmout agreement, or other contract between the Parties to which this Accounting Procedure is attached.

“Controllable Material” means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

“Equalized Freight” means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest Railway Receiving Point to the property.

“Excluded Amount” means a specified excluded trucking amount most recently recommended by COPAS. Copyright © 2005 by COPAS, Inc.

“Field Office” means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

“First Level Supervision” means those employees whose primary function in Joint Operations is the direct oversight of the Operator’s field employees and/or contract labor directly employed On-site in a field operating capacity.  First Level Supervision functions may include, but are not limited to:

●	Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling
●	Responsibility for day-to-day direct oversight of rig operations
●	Responsibility for day-to-day direct oversight of construction operations
●	Coordination of job priorities and approval of work procedures
●	Responsibility for optimal resource utilization (equipment, Materials, personnel)
●	Responsibility for meeting production and field operating expense targets
●	Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental part of the supervisor’s operating responsibilities
●	Responsibility for all emergency responses with field staff
●	Responsibility for implementing safety and environmental practices
●	Responsibility for field adherence to company policy
●	Responsibility for employment decisions and performance appraisals for field personnel
●	Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

“Joint Account” means the account showing the charges paid and credits received in the conduct of the Joint Operations that are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

“Joint Operations” means all operations necessary or proper for the exploration, appraisal, development, production, protection, maintenance, repair, abandonment, and restoration of the Joint Property.

“Joint Property” means the real and personal property subject to the Agreement.

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“Laws” means any laws, rules, regulations, decrees, and orders of the United States of America or any state thereof and all other governmental bodies, agencies, and other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by the Agreement or the Parties and their operations, whether such laws now exist or are hereafter amended, enacted, promulgated or issued.

“Material” means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

“Non-Operators” means the Parties to the Agreement other than the Operator.

“Offshore Facilities” means platforms, surface and subsea development and production systems, and other support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations, all of which are located offshore.

“Off-site” means any location that is not considered On-site as defined in this Accounting Procedure.

“On-site” means on the Joint Property when in direct conduct of Joint Operations. The term “On-site” shall also include that portion of Offshore Facilities, Shore Base Facilities, fabrication yards, and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

“Operator” means the Party designated pursuant to the Agreement to conduct the Joint Operations.

“Parties” means legal entities signatory to the Agreement or their successors and assigns.  Parties shall be referred to individually as “Party.”

“Participating Interest” means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees, or is otherwise obligated, to pay and bear.

“Participating Party” means a Party that approves a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under the Agreement.

“Personal Expenses” means reimbursed costs for travel and temporary living expenses.

“Railway Receiving Point” means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

“Shore Base Facilities” means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions serving the Joint Property.

“Supply Store” means a recognized source or common stock point for a given Material item.

“Technical Services” means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator’s Affiliate, Non-Operator, Non-Operator Affiliates, and/or third parties.

2.	STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month.  Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense.  Controllable Material shall be separately identified and fully described in detail, or at the Operator’s option, Controllable Material may be summarized by major Material classifications. Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies. The Operator shall provide the Non-Operators instructions and any necessary information to access and receive the statements and bills within the timeframes specified herein.  A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission.  Each Non-Operator individually shall elect to receive statements and billings electronically, if available from the Operator, or request paper copies.  Such election may be changed upon thirty (30) days prior written notice to the Operator.

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3.	ADVANCES AND PAYMENTS BY THE PARTIES

A.
Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month’s operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.  If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month’s billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund.  The Operator shall remit the refund to the Non-Operator within fifteen (15) days of receipt of such written request.

B.
Except as provided below, each Party shall pay its proportionate share of all bills in full within fifteen (15) days of receipt date.  If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.  If the Wall Street Journal ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%) per annum. Interest shall begin accruing on the first day of the month in which the payment was due.  Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed. Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

(1)	being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator’s actual working interest or Participating Interest, as applicable; or
(2)	being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or
(3)
being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment or letter in-lieu.  Notwithstanding the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest it sold or transferred for any bills rendered during the thirty (30) day period following the Operator’s receipt of such written notice; or

(4)	charges outside the adjustment period, as provided in Section I.4 (Adjustments).

4.	ADJUSTMENTS

A.
Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment.  The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (Expenditure Audits).

B.
All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator’s Joint Account statement or payout statement.  Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1)	a physical inventory of Controllable Material as provided for in Section V (Inventories of Controllable Material), or
(2)	an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or
(3)	a government/regulatory audit, or
(4)	a working interest ownership or Participating Interest adjustment.

5.	EXPENDITURE AUDITS

A.
A Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator’s accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (Adjustments).  Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements.  Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement.  Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

3

The Non-Operator leading the audit (hereinafter “lead audit company”) shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (Adjustments) above.  All claims shall be supported with sufficient documentation.

A timely filed written exception or audit report containing written exceptions (hereinafter “written exceptions”) shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure.  If the Non-Operators fail to comply with the additional deadlines in Section I.5.B or I.5.C, the Operator’s waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations; provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

B.
The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report.  Denied exceptions should be accompanied by a substantive response. If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report.  Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

C.
The lead audit company shall reply to the Operator’s response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company’s follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company’s position or believes the lead audit company is not adequately fulfilling its duties. Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report.  Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

D.
If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable.  The meeting will require one month’s written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator’s office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues.  Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting.  The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself.  Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position.  A resolution meeting may be held as often as agreed to by the Parties.  Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation.  In such event, promptly following one Party’s written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request.  Notwithstanding the above, any Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request, (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo.  Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

E.
☐ (Optional Provision – Forfeiture Penalties) If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non-Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators.  If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made, without interest, to the Joint Account.

6.	APPROVAL BY PARTIES

A.	GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Operator shall notify all Non-Operators of the Operator’s proposal and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

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This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure.  This provision does not apply to amendments to this Accounting Procedure, which are covered by Section I.6.B.

B.	AMENDMENTS

If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting Procedure can be amended by an affirmative vote of   two   (2) or more Parties, one of which is the Operator, having a combined working interest of at least   fifty-one percent   (  51%), which approval shall be binding on all Parties, provided, however, approval of at least one (1) Non-Operator shall be required.

C.	AFFILIATES

For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating Interest of such Affiliates.

For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under Section I.6.A shall require the majority in interest of the NonOperator(s) after excluding the interest of the Operator’s Affiliate.

II.  DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

1.	RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2.	LABOR

A.	Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 (“Chargeability of Incentive Compensation Programs”), for:

(1)	Operator’s field employees directly employed On-site in the conduct of Joint Operations,

(2)
Operator’s employees directly employed on Shore Base Facilities, Offshore Facilities, or other facilities serving the Joint Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a function covered under Section III (Overhead),

(3)	Operator’s employees providing First Level Supervision,

(4)	Operator’s employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

(5)	Operator’s employees providing Off-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

Charges for the Operator’s employees identified in Section II.2.A may be made based on the employee’s actual salaries and wages, or in lieu thereof, a day rate representing the Operator’s average salaries and wages of the employee’s specific job category.

Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U.S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section I.6.A (General Matters).

B.
Operator’s cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances.  Such costs under this Section II.2.B may be charged on a “when and as-paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections II.2.A and B.

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D.	Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E.
Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

F.
Training costs as specified in COPAS MFI-35 (“Charging of Training Costs to the Joint Account”) for personnel whose salaries and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal Expenses incurred during the training session. The training cost shall be charged or allocated to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G.
Operator’s current cost of established plans for employee benefits, as described in COPAS MFI27 (“Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation”), applicable to the Operator’s labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator’s actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H.	Award payments to employees, in accordance with COPAS MFI-49 (“Awards to Employees and Contractors”) for personnel whose salaries and wages are chargeable under Section II.2.A.

3.	MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material Purchases, Transfers, and Dispositions). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.	TRANSPORTATION

A.	Transportation of the Operator’s, Operator’s Affiliate’s, or contractor’s personnel necessary for Joint Operations.

B.
Transportation of Material between the Joint Property and another property, or from the Operator’s warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to the Operator’s warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1)
If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property. The Operator shall consistently apply the selected alternative.

(2)
If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5.	SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense).  Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 (“Awards to Employees and Contractors”).

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6.	EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A.
Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities, Shore Base Facilities, Offshore Facilities, and Field Offices, at rates commensurate with the costs of ownership and operation.  The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor).  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed   eight   percent (  8%) per annum; provided, however, depreciation shall not be charged when the equipment and facilities investment have been fully depreciated.  The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement.  Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

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B.
In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less twenty percent (20%).  If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7.	AFFILIATES

A.
Charges for an Affiliate’s goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate’s goods and services billed to such individual project do not exceed $50,000.00. If the total costs for an Affiliate’s goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

B.
For an Affiliate’s goods and /or services used in operations not requiring an AFE or other authorization from the Non-Operators, charges for such Affiliate’s goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $50,000.00 in a given calendar year.

C.
The cost of the Affiliate’s goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property, unless the Operator obtains the Non-Operators’ approval of such rates. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however, documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate’s rates or charges prior to billing Non-Operators for such Affiliate’s goods and services. Notwithstanding the foregoing, direct charges for Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (Communications).

If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such omission shall be the amount established as the Operator’s expenditure limitation in the Agreement.  If the Agreement does not contain an Operator’s expenditure limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($ 0.00).

8.	DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party’s or Parties’ gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9.	LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property, to the extent permitted under the Agreement.  Costs of the Operator’s or Affiliate’s legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.

Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10.	TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator’s gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party’s working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party’s working interest.

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Costs of tax consultants or advisors, the Operator’s employees, or Operator’s Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as direct charges unless approved by the Parties pursuant to Section I.6.A (General Matters).

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account.  If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11.	INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties.  If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker’s compensation and employer’s liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property.  In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12.	COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator’s office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 (“Field Computer and Communication Systems”). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (Equipment and Facilities Furnished by Operator).  If the communication facilities or systems serving the Joint Property are owned by the Operator’s Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13.	ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental or safety Laws or standards recommended by Occupational Safety and Health Administration (OSHA) or other regulatory authorities.  All other labor and functions incurred for ecological, environmental and safety matters, including management, administration, and permitting, shall be covered by Sections II.2 (Labor), II.5 (Services), or Section III (Overhead), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

14.	ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15.	OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III (Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.  Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

III.  OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator’s Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

●	warehousing, other than for warehouses that are jointly owned under this Agreement
●	design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(ii), and III.2, Option B)
●	inventory costs not chargeable under Section V (Inventories of Controllable Material)
●	procurement
●	administration
●	accounting and auditing
●	gas dispatching and gas chart integration

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●	human resources
●	management
●	supervision not directly charged under Section II.2 (Labor)
●	legal services not directly chargeable under Section II.9 (Legal Expense)
●	taxation, other than those costs identified as directly chargeable under Section II.10 (Taxes and Permits)
●
preparation and monitoring of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1.	OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this Section III, the Operator shall charge on either:

☒	(Alternative 1) Fixed Rate Basis, Section III.1.B.

☐	(Alternative 2) Percentage Basis, Section III.1.C.

A.	TECHNICAL SERVICES

(i)
Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical Services:

☒	(Alternative 1 – Direct) shall be charged direct to the Joint Account.

☐	(Alternative 2 – Overhead) shall be covered by the overhead rates.

(ii)
Except as otherwise provided in Section II.13 (Ecological, Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services, including third party Technical Services:

☒	(Alternative 1 – All Overhead) shall be covered by the overhead rates.
☐	(Alternative 2 – All Direct) shall be charged direct to the Joint Account.

☐
(Alternative 3 – Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole.  Off-site Technical Services for all other operations, including workover, recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section III.2 (Overhead -Major Construction and Catastrophe) shall be covered by the overhead rates.

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator’s Affiliates are subject to limitations set forth in Section II.7 (Affiliates).  Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

B.	OVERHEAD—FIXED RATE BASIS

(1)	The Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month $32,710.00 (prorated for less than a full month)

Producing Well Rate per month $3,217.00

(2)	Application of Overhead—Drilling Well Rate shall be as follows:

(a)
Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later.  Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs first.  No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

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(b)
Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work days shall be made at the Drilling Well Rate.  Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead — Producing Well Rate shall be as follows:

(a)
An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b)	Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

(c)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III.1.B.(2)(a) or (b). This one-well charge shall be made whether or not the well has produced.

(d)
An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

(e)	Any well not meeting the criteria set forth in Sections III.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4)
The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided, however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS.  The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”).

2.	OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE

To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator’s expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

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Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.

Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore the Joint Property to the equivalent condition that existed prior to the event.

A.	If the Operator absorbs the engineering, design and drafting costs related to the project:

(1)	5 % of total costs if such costs are less than $100,000; plus

(2)	3 % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)	2 % of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)	5 % of total costs if such costs are less than $100,000; plus

(2)	3 % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)	2 % of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.

On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.

For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included.  Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.

In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7 (Affiliates), the provisions of this Section III.2 shall govern.

3.	AMENDMENT OF OVERHEAD RATES

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions.  The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the Non-Operators, at the Operator’s option.  Material furnished by any Party shall be furnished without any express or implied warranties as to quality, fitness for use, or any other matter. *If Operator does not maintain a Material Inventory, all materials purchased for the Joint Property shall be owned by the parties until the Operator disposes of the material.

1.	DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received.  The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator’s gross negligence or willful misconduct. A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location.  Material provided by the Operator under “vendor stocking programs,” where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase.  If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

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2.	TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material.  Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer; provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer.  Material shall be disposed of in accordance with Section IV.3 (Disposition of Surplus) and the Agreement to which this Accounting Procedure is attached.

A.	PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer. Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1)
Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a)
For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (Freight).

(b)
For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defined in Section IV.2.B (Freight).

(2)	Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

(3)	Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12) months from the date of physical transfer.

(4)	As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the Material for Material being transferred from the Joint Property.

B.	FREIGHT

Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized Equipment Pricing System (CEPS).  If not using CEPS, transportation costs shall be calculated as follows:

(1)
Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-38 (“Material Pricing Manual”) and other COPAS MFIs in effect at the time of the transfer.

(2)
Transportation costs for special mill items shall be calculated from that mill's shipping point to the Railway Receiving Point.  For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used.  Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

(3)	Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the Railway Receiving Point.

(4)
Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point.

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in Section II.4 (Transportation) of this Accounting Procedure.

C.	TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer.  In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

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D.	CONDITION

(1)
Condition “A” – New and unused Material in sound and serviceable condition shall be charged at one hundred percent (100%) of the price as determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes).  Material transferred from the Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor.  New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters).  All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property.  The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer.  Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.

(2)
Condition “B” – Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by seventy-five percent (75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition “B” or to correct handling, transportation or other damages will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3)
Condition “C” – Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by fifty percent (50%).

The cost of reconditioning may be charged to the receiving property to the extent Condition “C” value, plus cost of reconditioning, does not exceed Condition “B” value.

(4)
Condition “D” – Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition “D” Material.  Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used line pipe prices. Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.  For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to Section 1.6.A (General Matters).

(5)	Condition “E” – Junk shall be priced at prevailing scrap value prices.

E.	OTHER PRICING PROVISIONS

(1)	Preparation Costs

Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator’s actual costs of the services. Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable. No charges or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with COPAS MFI-38 (“Material Pricing Manual”).

(2)	Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 (“Material Pricing Manual”).

13

3.	DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator.  To avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached.  If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

●
The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator’s expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

●	If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

●	Operator may purchase surplus Condition “A” or “B” Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (Transfers).

●
Operator may purchase Condition “C” Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in Section IV.2 (Transfers), is less than or equal to the Operator’s expenditure limitation set forth in the Agreement.  The Operator shall provide documentation supporting the classification of the Material as Condition C.

●	Operator may dispose of Condition “D” or “E” Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4.	SPECIAL PRICING PROVISIONS

A.	PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.3 (Disposition of Surplus), as applicable.

B.	SHOP-MADE ITEMS

Items fabricated by the Operator’s employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item.  If the Material is from the Operator’s scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (Pricing) or scrap value, whichever is higher.  In no event shall the amount charged exceed the value of the item commensurate with its use.

C.	MILL REJECTS

Mill rejects purchased as “limited service” casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Section IV.2 (Transfers).  Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12) months following the taking of the inventory or receipt of Non-Operator inventory report.  Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition “B” prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

14

1.	DIRECTED INVENTORIES

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, “directed inventory”); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory.  All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits.  Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

A.
A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters).  The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B.	Actual transportation costs and Personal Expenses for the inventory team.

C.	Reasonable charges for report preparation and distribution to the Non-Operators.

2.	NON-DIRECTED INVENTORIES

A.	OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator’s discretion.  The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B.	NON-OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice.  The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C.	SPECIAL INVENTORIES

The expense of conducting inventories other than those described in Sections V.1 (Directed Inventories), V.2.A (Operator Inventories), or V.2.B (Non-Operator Inventories), shall be charged to the Party requesting such inventory; provided, however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section V.1 (Directed Inventories).

15

EXHIBIT "D"

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC and
Gordy Oil Company, as Non-Operators.

NONDISCRIMINATION PROVISIONS

1.	Compliance with Applicable Laws, etc:

A.           Compliance Generally:

This contract shall be performed by the Operator in compliance with all applicable laws, proclamations, orders, rules, and regulations, including, without limitation, Executive Order No. 11246 signed by the President of the United States of America on September 24, 1965, as amended, and the rules, regulations, and orders issued thereunder.

B.           Executive Order No. 11246:

During the performance of this Agreement and to the extent required by Executive Order No. 11246 or any contract between the Operator and any government contracting agency, the Operator agrees to comply with the Equal opportunity clause set forth in Section 60-1.4 of Title 41 of the Code of Federal Regulations issued pursuant to Executive Order No. 11246, such regulations are incorporated herein by reference (as permitted by Section 60-1.4(d) of said Regulations) as if set out in full at this point and the term "Contractor" as used therein shall be deemed to be references to the Operator.

C.           Certification of Nonsegregated Facilities:

The Operator certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Operator agrees that a breach of this certification is a violation of the Equal Opportunity clause required by Executive Order No. 11246 of September 24, 1965.

As used in this certification, the term "segregated facilities" includes facilities which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color, or national origin, because of habit, local custom, or otherwise.

The Operator further agrees and understands that a breach of the assurances contained herein subjects it to the provisions of the Order of the Secretary of Labor at 41 CFR 60, dated May 28, 1968, and the provisions of the Equal Opportunity clause enumerated in applicable contracts.

The Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that it will retain such certifications in its file; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

NOTICE TO PROSPECTIVE SUBCONTRACTORS
OF REQUIREMENT FOR CERTIFICATIONS OF
NONSEGREGATED FACILITIES

A certification of Nonsegregated Facilities, as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e. quarterly, semiannually, or annually).

(Note:  Whoever knowingly and willfully makes any false, fictitious, or fraudulent representation may be liable to criminal prosecution under 18 U.S.C. 1001.)

Exhibit “D” – Page 1

2.	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (41 CFR 60-250) (Applicable only to contracts for $10,000 or more.):

The Affirmative Action clause prescribed in Section 60-250 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-250.22 of said Regulations) as if set out in full at this point. If the Operator (i) has 50 or more employees and (ii) this contract is for $50,000 or more, then, within 120 days from the effectiveness of this contract, the Operator shall prepare and maintain an affirmative action program at each establishment which shall set forth the Operator's policies, practices, and procedures in accordance with Section 60-250.6 of said Regulations.

3.	Affirmative Action for Handicapped Workers (41 CFR 60-741.4) (Applicable only to contracts for $2,500 or more.):

The Affirmative Action clause prescribed in Section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point. If the Operator (i) has 50 or more employees and (ii) this contract is for $50,000 or more, then, within 120 days from the effectiveness of this contract, the Operator shall prepare and maintain an affirmative action program at each establishment which shall set forth the Operator's policies, practices and procedures in accordance with Section 60-250.6 of said Regulations.

4.	Minority Business Enterprises (Federal Procurement Regulations 1-1.13).

A.	Utilization of Minority Business Enterprises (Applicable only to contracts which may exceed $10,000):

(1)	It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of government contracts.

(2)
The Operator agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprise" means a business at least 50% of which is owned by minority group members or, in the case of publicly-owned businesses, at least 51% of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish-speaking American persons, American-Orientals, American-Indians, American-Eskimos, and American-Aleuts. The Operator may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

B.	Minority Business Enterprises Subcontracting Program (Applicable only to contracts which may exceed $500,000 and which offer substantial subcontracting possibilities.):

(1)
The Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the clause entitled "Utilization of Minority Business Enterprises") to be considered fairly as subcontractors and suppliers under this contract. In this connection, the Operator shall:

(a)	Designate a liaison officer who will administer the Operator's minority business enterprises program.

(b)	Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

(c)
Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority business enterprises.

Exhibit “D” – Page 2

(d)
Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority business enterprises.

(e)	Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

(f)	Cooperate with the Contracting Officer in any studies and surveys of the Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

(g)
Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in subparagraph (d) above in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

(2)
The Operator further agrees to insert in any subcontract hereunder which may exceed $500,000 provisions which shall conform substantially to the language of this clause, including this paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

Exhibit “D” – Page 3

EXHIBIT "E"

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC
and Gordy Oil Company, as Non-Operators.

GAS BALANCING AGREEMENT ("AGREEMENT")

1.	DEFINITIONS

1.01	COPAS: shall mean the Council of Petroleum Accountants Societies.

1.02	Balancing Area: shall mean all of the acreage and depths comprising the “Lease,” as defined in the “Operating Agreement” dated January 1, 2010, to which this Agreement is attached.

1.03	Full Share of Current Production: shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

1.04
Gas: shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

1.05
MMBtu:  shall mean one million British Thermal Units.  A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

1.06	Operator: shall mean the individual or entity designated as the operator of the Lease under the terms of the Operating Agreement.

1.07
Overproduced Party: shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.08	Overproduction: shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.09	Party: shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

1.10	Percentage Interest: shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

1.11	Royalty: shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

1.12
Underproduced Party:  shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

Exhibit “E” Page 5

1.13	Underproduction: shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

2.	BALANCING AREA

2.1
If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

2.2
In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.	RIGHT OF PARTIES TO TAKE GAS

3.1
Each Party desiring to take Gas will notify Operator, or cause Operator to be notified of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.  Operator shall provide each Party with an estimate of its Full Share of Current Production by the 20th calendar day of the month prior to the month of production.  The Parties recognize that Operator's estimates are no more than estimates, and these estimated volumes may vary from the actual Gas sales volumes during the month.  Operator will, insofar as reasonably possible and practical, notify (by telephone or facsimile) the Parties of significant variances in production volumes relative to nominations where these variances could be reasonably expected to result in penalties being imposed by pipelines or purchasers or both. Operator will use reasonable efforts to notify all Parties of scheduled operations that will impact sustained production.

3.2
Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

3.3
All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

4.	STATEMENT OF GAS BALANCES

4.1
Operator will maintain appropriate accounting on a monthly basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account.  Within forty-five (45) days after the month of production, Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party (5) the cash amounts due the respective Parties for Overproduction and Underproduction, and (6) other data as recommended by the provisions of COPAS Bulletin No. 24, as amended or supplemented hereafter.  Each Party taking Gas will promptly provide to Operator any data required by Operator for preparation of the statements required hereunder.

Exhibit “E” Page 5

4.2
If any Party fails to provide the data required herein for four (4) consecutive production months, Operator may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data.  Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited.  All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

5.	PAYMENTS ON PRODUCTION

5.1	Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

5.2	Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

5.3
In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 5, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

6.	CASH SETTLEMENTS

6.1
The Parties agree to a monthly cash settlement of imbalances between them. The cash settlement will be based on one hundred percent (100%) of the index price specified for the applicable gas sales pipeline as published in “INSIDE F.E.R.C. Gas Market Report”, a Magraw-Hill Co. publication, “Prices of Spot Gas Delivered to the Pipelines, First of the Month Index”, for the applicable production month, less actual gathering, transportation and pipeline fuel charges, less any production or severance taxes paid and less any royalty paid by the Overproduced Party to the Underproduced Party’s royalty owners to the extent said payments amounted to a discharge of the Underproduced Party”s royalty obligation. Should this publication cease to exist, the Parties shall mutually agree to an alternative pricing bulletin. Operator will submit a monthly settlement worksheet and invoices to the Party(s) setting forth the monthly account balance. The Overproduced Party will make a cash payment to Operator for such amount due.  Conversely, Operator will make a cash payment to the Underproduced Party for such amount due. The cash payments required will be made within fifteen (15) days of receipt of settlement invoices. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Balancing Area is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts

Exhibit “E” Page 5

6.2
Interest compounded at the rate as specified in Section 6.1, or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 6.1, beginning the first day following the date payment is past due. Such interest shall be borne by any Overproduced Party in the proportion that their respective payments are beyond the deadlines set out in Section 6.1.

7.	OPERATING COSTS

Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

8.	LIQUIDS

The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment in accordance with their Percentage Interests in the Balancing Area.

Exhibit “E” Page 5

9.	AUDIT RIGHTS

Notwithstanding any provision in this Agreement or any other agreement between the Parties, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 4 or 6 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content.  Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 6 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area.  Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited.  Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations.  The audit rights provided for in this Section 9 shall be in addition to those provided for in Section 4.2 of this Agreement.

10	MISCELLANEOUS

10.1
As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

10.2
Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party, under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith

10.3
Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct.  Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party to pay any amounts owed pursuant to the terms hereof.

10.4
This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties, and their respective heirs, successors, legal representatives and assigns, if any. The Parties agree to give notice (in accordance with the notice provisions in the Operating Agreement) of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

10.5	Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular.

Exhibit “E” Page 5

10.6
This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

10.7
In the event federal tax regulations require a uniform method of computing taxable income by all Parties, the Parties agree to negotiate in good faith upon such a uniform method that is in accordance with the requirement of said tax regulations.

11.	ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

11.1
Subject to the provisions of Sections 11.2 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable.  Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

11.2
The provisions of this Section 11 do not apply to mortgages of a Party’s interest or disposes of a Party’s interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit “E” Page 5

EXHIBIT "F"

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC
and Gordy Oil Company, as Non-Operators.

ALLOCATION OF WELL COSTS BETWEEN ZONES

For the purposes of allocating costs of a well in which the ownership is not the same for the entire depth or the completion(s) thereof and for the purposes of determining the penalties applicable to Non-participating Parties, the cost of drilling, completing and equipping said well shall be allocated on the following basis.

1.           If the well is completed in only one zone:

(a)
Controllable material costs, including wellhead equipment, casing and tubing, etc. from the surface to a depth 100 feet below the base of the completed zone shall be charged to the Participating Parties participating in that zone.

(b)
Casing and other controllable material costs from a depth 100 feet below the base of the completed zone to total depth shall be charged to the Participating Parties participating in the costs to total depth.

(c)
Intangible drilling and completion costs shall be allocated between zones on a drilling day ratio basis, where the factor for each zone (the completed zone and the zone below the completed zone to total depth) is determined by a fraction of which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well. The terms "drilling and completion days" and "total number of days spent on the well" as used herein shall include, where appropriate, the date the rig arrives on location and the date the rig is released.

(d)	Intangible drilling and completion costs from the surface to a depth 100 feet below the base of the completed zone shall be charged to the Participating Parties participating in the zone.

(e)
Intangible drilling and completion costs from a depth 100 feet below the base of the completed zone to the total depth shall be charged to the Participating Parties participating in the costs to total depth.

2.           If the well is completed in dual or multiple zones:

(a)
Controllable material costs, including wellhead equipment and casing, etc. from the surface to a depth 100 feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the Participating Parties in each zone.

(b)
Casing and other controllable material costs from a depth 100 feet below the base of the upper completed zone to a depth 100 feet below the base of the second completed zone shall be divided equally between the second and any other zones completed below such depth and charged to the Participating Parties participating in each such zone. If the well is completed in triple or quad zones, etc., the costs applicable to triple and quad zones shall be determined and charged to the Participating Parties thereof in the same manner as described for the dual zone.

(c)
Casing and other controllable material costs from a depth 100 feet below the base of the lower completed zone to total depth shall be charged to the Participating Parties participating in the costs to total depth.

Exhibit “F” – Page 1

(d)	Tubing serving each of the zones shall be charged to the Participating Parties participating in each zone.

(e)
Intangible drilling and completion costs shall be allocated between zones including the interval from the lower completed zone to total depth, on a drilling day ratio basis, where the factor for each zone is determined by a fraction of which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well. The terms "drilling and completion days" and "total number of days spent on the well" as used herein shall include, where appropriate, the date the rig arrives on location and the date the rig is released.

(f)
Intangible drilling and completion costs from a depth 100 feet below the base of the upper completed zone to a depth 100 feet below the base of the second completed zone shall be divided equally between the second completed zone and any other zones completed below such depth, and including the interval from 100 feet below the base of the lower completed zone and total depth, and charged to the Participating Parties participating in each such zone. If the well is completed in triple or quad zones, etc. the costs applicable to the triple or quad zones, etc., and including the interval from 100 feet below the base of the lower completed zone and total depth, shall be determined and charged to the Participating Parties thereof in the same manner as described for the dual zone.

(g)
Intangible drilling and completion costs from a depth 100 feet below the base of the lower completed zone to total depth shall be charged to the Participating Parties participating in the costs to total depth.

For the purposes of allocating tangible and intangible costs between zones that occur at less than 100 foot intervals, the distance from the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

3.           If the well is a dry hole:

(a)
The costs to drill, plug and abandon a well proposed for completion in single, dual, or multiple zones shall be charged to the Participating Parties participating therein in the same manner as if the well were completed as a producer in all zones as proposed.

(b)	Plugging and abandoning of any well following any deepening operation, completion attempt or other operation shall be at the sole risk and expense of the Participating Parties in such operation.

Exhibit “F” – Page 2

EXHIBIT "G

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC and Gordy Oil Company, as Non-Operators.

Provisions Concerning Taxation

1.
Relationship of the Parties. Neither this Exhibit nor the agreement to which it is attached (the "Agreement") is intended to create, nor shall the same be construed as creating, any mining partnership, commercial partnership or other partnership relation or joint venture. Rather, it is the intent and purpose of the Agreement and this Exhibit to establish a relationship (the "Joint Operation") which will be limited to the development and the extraction and processing of oil and gas for division in kind or for sale for the accounts of the several Parties individually, and in which the liabilities of each of the Parties hereto shall be several and not joint or collective. Provided, however, solely for United States federal (and, if applicable, state) income tax reporting purposes as provided in Paragraph 2 hereinbelow, the Joint Operation shall be considered as a partnership, but such relationship shall not be a partnership to any other extent or for any other purpose. References herein to the Joint Operation as an entity or to income or gains of the Joint Operation are intended solely to reflect the fact that, for federal (and, if applicable, state) income tax reporting purposes, the Joint Operation is considered to be a partnership and those items are deemed to have been realized by the Joint Operation as an entity; it is not the intent to imply that the Joint Operation exists as an entity for any other purposes or that the Parties have any joint or collective economic profit objective with respect to items of income or gain derived under the Agreement.

2.
Election With Respect to Subchapter K . Notwithstanding anything to the contrary herein or in the Agreement, each Party hereto agrees, with respect to all operations conducted hereunder, (i) not to elect to be excluded from the application of Subchapter K of Chapter I of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code") or any part thereof, and (ii) to join in the execution of such additional documents and elections as may be required by the Internal Revenue Service in order to effectuate the foregoing. In addition, if the income tax laws of any state in which the Parties conduct operations pursuant to the terms of the Agreement and this Exhibit contain provisions similar to those contained in Subchapter K of Chapter 1 of Subtitle A of the Code, each Party hereby agrees not to elect to exclude all or any part of the operation hereunder from the application of said provisions.

3.
Term. The effective date of the Joint Operation shall be the effective date of the Agreement, and the Joint Operation shall continue in full force and effect from and after such date until the first to occur of the following: (i) the termination of the last to expire of the Lease (as defined below), (ii) such time as the Parties mutually agree to the termination of the Joint Operation, (iii) upon the occurrence of an event described in Section 708(b)(1) of the Code, or (iv) if any Party shall (a) file bankruptcy proceedings or be adjudicated a bankrupt, (b) make an assignment of personal or Joint Operation property for the benefit of creditors, or (c) have involuntary bankruptcy proceedings instituted against it. Upon the occurrence of any of such events of termination, the provisions of Paragraph 7 hereinbelow shall be applicable.

4.	Capital Contributions and Capital Accounts.

(a)
The capital contributions of each Party to the Joint Operation shall be (i) his or its undivided interest(s) in the oil and gas properties subject to the Agreement (the "Lease"), and all property associated with the Lease under the Agreement and (ii) all amounts paid by or charged to him or it in connection with the acquisition, exploration, development and operation of the Lease and all other costs paid or charged to him pursuant to the Agreement.

(b)	Except as specified elsewhere in this Paragraph 4, each Party's capital account shall be increased by the following:

(i)
the amount of cash and the fair market value (determined without regard to Section 7701(g) of the Code) of all property considered contributed by such Party to the Joint Operation (net of liabilities assumed by the Parties or to which the contributed property is subject);

(ii)
that Party's allocable share of income and gain (including Simulated Gain, as hereinafter defined) for federal income tax purposes (except as otherwise provided below with respect to Special Property);

(iii)
that Party's allocable share of the unrealized gain (including unrealized Simulated Gain) attributable to property with respect to which a preliquidation adjustment shall have been effective pursuant to Paragraph 7(c)(ii);

(iv)
that Party's allocable share (determined by reference to its share of the proceeds of such items under the terms of the Agreement) of income exempt from tax described in Section 705(a)(1)(B) of the Code; and

(v)	that Party's allocable share of any other item required by the Section 704(b) Regulations (as defined in (d)(i) below) to increase a Party's capital account.

(c)	Except as specified elsewhere in this Paragraph 4, each Party's capital account shall be decreased by the following:

(i)
the amount of cash and the fair market value (determined without regard to Section 7701(g) of the Code) of property considered distributed to such Party by the Joint Operation (net of liabilities assumed by the Party or to which the property is subject);

(ii)
that Party's allocable share of losses (including Simulated Loss, as hereinafter defined) and other items of deduction for federal income tax purposes (except as otherwise provided below with respect to Special Property);

(iii)
that Party's allocable share of unrealized loss (including unrealized Simulated Loss) attributable to property with respect to which a preliquidation adjustment shall have been effected pursuant to Paragraph 7(c)(ii);

(iv)
that Party's allocable share of expenditures described in Section 705(a)(2)(B) of the Code or items deemed so described by Section 1.704-1(b)2(iv)(i) of the Section 704(b) Regulations (determined in each case by reference to such Party's share of the cost of such related items); and

(v)	that Party's allocable share of any other item required by the Section 704(b) Regulations to decrease a Party's capital account.

(d)	The definitions and rules governing the creation, maintenance and operation of the capital accounts are as follows:

(i)	For purposes of this Exhibit, the following terms shall have the following respective meanings:

"Adjusted Simulated Basis" shall mean the Simulated Basis for each oil or gas property as adjusted from time to time (in the same manner as if the Simulated Basis were the Joint Operation's adjusted basis in such property for federal income tax purposes) to reflect (x) additions to basis and (y) Simulated Depletion.

"Book Value" with respect to an item of Special Property shall mean the gross fair market value thereof on the date of contribution or revaluation, as appropriate.

"fair market value" shall mean the value mutually agreed to by the Parties with respect to property contributed to, or distributed by, the Joint Operation or property revalued for capital account purposes. With respect to other property acquired by the Joint Operation, fair market value shall mean the property's adjusted tax basis as defined in Section 1011 of the Code.

"Revaluation Date" shall have the meaning ascribed to such term in Paragraph 4(d)(v) below.

"Section 704(b) Regulations" shall mean the Treasury Regulations promulgated on December 31, 1985, September 9, 1986 and December 29, 1988 under Section 704(b) of the Code, as such regulations may be amended from time to time.

"Simulated Basis" shall mean the aggregate of fair market value credited to the capital account of all Parties (in the case of Special Property or other Property contributed to the Joint Operation) or the adjusted basis (in the case of property purchased by the Parties and made subject to the Agreement) in each oil or gas property (as defined in Section 614(a) of the Code) at the time such property first becomes subject to the Agreement or is revalued, as the case may be.

"Simulated Depletion" shall mean the depletion allowance computed by the Joint Operation with respect to each oil or gas property of the Joint Operation for the purpose of maintaining the Parties' capital accounts.

"Simulated Gain" shall mean the amount realized from the sale, abandonment, or other taxable disposition of an oil or gas property in excess of the Adjusted Simulated Basis of such property.

"Simulated Loss" shall mean the excess of the Adjusted Simulated Basis of an oil or gas property over the amount realized from the sale, abandonment, or other taxable disposition of such property.

"Special Property" shall mean property that has a fair market value that differs from its adjusted basis for federal income tax purposes and that either is contributed to the Joint Operation as described in (d)(iii) below or is revalued as described in (d)(v) below.

(ii)
The provisions of this Exhibit relating to the establishment and maintenance of capital accounts are intended to comply with Section 704(b) Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. Accordingly, notwithstanding any other provision of this Exhibit, the capital accounts of the Parties shall be credited and debited in accordance with the principles set forth in the Section 704(b) Regulations. In making the credits and debits to the Parties' capital accounts in accordance with the Section 704(b) Regulations, the Party responsible for conducting operations under the Agreement (Walter Oil & Gas Corporation or the "Operator") shall, subject to the approval of the other Parties, make such elections, tax allocations, and adjustments as are provided in the Section 704(b) Regulations as may be necessary or appropriate to maintain the validity of the tax allocations set forth in this Exhibit.

(iii)
If the Parties agree that the fair market value of any property considered to be contributed to the Joint Operation at the date of contribution is different from its then adjusted basis (as defined in Section 1011 of the Code), capital account adjustments in respect of income, gain, or loss (including Simulated Gain or Loss) upon a sale or disposition of such property and cost recovery, depreciation, amortization, or Simulated Depletion deductions in respect of such property shall be computed based upon such fair market value and shall be allocated among the Parties in accordance with Paragraph 6. The corresponding items computed with respect to such property's adjusted basis for federal income tax purposes shall be allocated among the Parties in accordance with Paragraph 6(j)(i) but shall not affect the capital accounts.

(iv)
If the Parties agree that the fair market value of any property considered to be distributed property to a Party or Parties (including any property constructively distributed upon a termination of the Joint Operation pursuant to Section 708(b)(1)(B) of the Code) at the date of distribution is different from its then Book Value (in the case of Special Property) or its then adjusted basis or Adjusted Simulated Basis (in the case of property other than Special Property) the gain or loss (including Simulated Gain or Simulated Loss) that would have been realized if such property had been sold and the cash proceeds distributed to such Parties shall be charged or credited to the capital accounts of the Parties in the same manner provided in this Exhibit as if there had been a sale of such property at its then fair market value (determined taking Section 7701(g) of the Code into account).

(v)
The capital accounts of the Parties shall be increased or decreased to reflect a revaluation of Joint Operation property on the Joint Operation books under the circumstances specified in Section 1.704-1(b)(2)(iv)(f)(5) of the Section 704(b) Regulations. If any such adjustments are made, (A) such adjustments shall be based on the fair market value of Joint Operation property (taking Section 7701(g) of the Code into account) on the date of the adjustments (the "Revaluation Date"); (B) such adjustments shall reflect the manner in which the unrealized income, gain, loss (including Simulated Gain or Loss), or deduction inherent in the property and not theretofore reflected in the Parties' capital accounts would have been allocated among the Parties if there were a taxable disposition of such property at Book Value on the Revaluation Date; (C) subsequent adjustments to the Parties' capital accounts to reflect allocations of depreciation, Simulated Depletion, amortization, and gain or loss (including Simulated Gain or Loss) shall be based on the property's revised Book Value, and the capital accounts shall not reflect the corresponding items computed with respect to such property's adjusted basis for federal income tax purposes (which are allocated pursuant to Paragraph 6(j)(ii); and (D) this Exhibit shall be amended, if necessary, to specify the manner in which post-Revaluation Date allocations of depreciation, Simulated Depletion, and gain or loss based upon Book Value shall be made among the Parties.

(vi)
The allocation of depletable basis pursuant to Paragraph 6(g) and amounts realized pursuant to clause (viii) below to a Party shall have no effect on that Party's capital account except as specified in clause (vii) below. Further, neither the deduction for depletion nor the taxable gain or loss resulting upon the sale, abandonment, or other taxable disposition of an oil or gas property (all as computed pursuant to Paragraph 6) shall be charged or credited to any Party's capital account, except to the extent and in the manner provided in clause (vii) below.

(vii)	For the purposes of computing Simulated Depletion and Simulated Gain or Loss, the following rules shall apply:

(A)
The Joint Operation shall compute Simulated Depletion on each oil or gas property based on the Adjusted Simulated Basis, by using (i) if all Parties agree, the cost depletion method or (ii) otherwise the percentage depletion method computed at the rate specified in Section 613A(c)(5) of the Code without regard to the limitations of Section 613A that theoretically could apply to any Party. The choice between the two methods shall be made on a property-by-property basis in the Joint Operation's first taxable year, and shall be binding for all taxable years thereafter during which the property is subject to the Agreement. Such Simulated Depletion allowance with respect to each oil or gas property shall be allocated to the Parties, and shall reduce each Party's capital account, in the same proportion that the Parties were allocated the adjusted basis of such property as provided in Paragraph 6(g); provided, however, that in no event shall the Joint Operation's aggregate Simulated Depletion allowances with respect to an oil or gas property exceed the Joint Operation's Simulated Basis of such property.

(B)
The Joint Operation shall compute Simulated Gain or Simulated Loss, as appropriate, attributable to the sale, abandonment, or other taxable disposition of each oil or gas property. Any resulting Simulated Gain shall be allocated to the Parties and shall increase their respective capital accounts in the same manner as the amount realized from such disposition in excess of Adjusted Simulated Basis shall be allocated to the Parties as provided in clause (viii) below. Any resulting Simulated Loss shall be allocated to the Parties and shall reduce their capital accounts in the same proportion that such Parties (or their predecessors in interest) were allocated the adjusted basis of such property as provided in Paragraph 6(g) below.

(viii)
For purposes of determining each Party's allocable share of the amount realized from the sale or other taxable disposition of oil or gas properties (other than oil, gas, or other hydrocarbon substances), the following steps shall be taken. First, the portion of the amount realized that represents a recovery of the Joint Operation's Adjusted Simulated Basis in each property sold or disposed of shall be allocated to the Parties in the same proportion as the Parties (or their predecessors in interests) were allocated adjusted basis with respect to that property under Paragraph 6(g). Second, any remaining portion of the amount realized shall then be allocated to the Parties in such a way as to cause, to the maximum extent possible, the total amount realized allocated to that Party under this clause (viii) to equal that Party's share of the proceeds derived from such sales or other dispositions under the Agreement (including such Party's share of any proceeds from the sale or disposition of tangible property associated with such oil or gas property).

(e)
For purposes of maintaining the Parties' Capital Accounts, depreciation and amortization based on the Book Value of Special Property shall be computed (A) while such Special Property has an adjusted tax basis, in such a way that such book depreciation or amortization for any year or other period is an amount that bears the same relationship to the Book Value of the Special Property as the depreciation (or cost recovery deduction) and amortization computed with respect to such Special Property for federal income tax purposes for such year or other period bears to the adjusted basis of the Special Property, or (B) from and after the time such Special Property has a zero adjusted tax basis, under any reasonable method selected by the Joint Operation.

5.
Federal and State Income Tax Returns and Elections. The Parties agree that the Operator shall prepare and file the necessary federal and state partnership income tax returns, and the Operator agrees to use reasonable efforts to prepare properly and file such partnership income tax returns. In addition, Operator agrees to submit each year a copy of the final partnership return figures to the other Parties not later than thirty (30) days before such partnership return must be filed. Each Party agrees to furnish to the Operator all pertinent information relating to the operations conducted under the Agreement and this Exhibit which are necessary for the Operator to prepare and file such partnership income tax returns. The Operator shall make the following elections on the appropriate Joint Operation returns hereunder:

(a)
To elect, in accordance with Section 263(c) of the Code and the applicable income tax regulations and comparable provisions of state law, to deduct as an expense intangible drilling and development costs with respect to productive and nonproductive wells, and the preparation of wells for production of oil or gas.

(b)	To elect the calendar year as the Joint Operation's fiscal year.

(c)	To elect the accrual method of accounting.

(d)
If there is a distribution of Joint Operation property as described in Section 734 of the Code or if there is a transfer of an interest as described in Section 743 of the Code, upon written request of any Party, to elect, pursuant to Section 754 of the Code, to adjust the basis of Joint Operation properties; provided, however, that any such election shall not affect the computation of the capital accounts of the Parties except as otherwise required by the Section 704(b) Regulations.

(e)	To claim cost recovery deductions, in accordance with the most accelerated method available under Section 168 of the Code.

(f)	Any other election which is in the Operator's judgment appropriate.

6.
Allocations. Except as provided in Paragraph 7, for accounting purposes and income tax reporting purposes, the distributive share of each of the Parties hereto in each item of income, gain, loss, deduction or credit including, but not by way of limitation, the classes of items specifically mentioned below, shall be determined as follows:

(a)
All items of income arising from the sale or disposition of oil, gas or other hydrocarbon substances and all items of gain or loss other than those items described in (b) or (c) below shall be allocated to the Parties in the proportion that the Parties share in the revenue giving rise to such income, gain, or loss.

(b)
Gain or loss realized upon the sale, abandonment or other taxable disposition of all or part of any oil or gas property shall be computed separately by the Parties in the same manner as depletion pursuant to Paragraph 6(g) below and shall not be charged or credited to any Party's capital account, except to the extent and in the manner provided in Paragraph 4.

(c)
Gain or loss realized upon the sale or other disposition of tangible property shall be allocated to the Parties in accordance with their contributions to the unadjusted cost basis of such tangible property.

(d)
The cost recovery deductions with respect to tangible property shall be allocated to the Parties in accordance with their respective contributions to the unadjusted cost basis of such tangible property.

(e)	Deductions with respect to intangible drilling and development costs shall be allocated to the Parties in accordance with their contribution to such costs.

(f)
If any cost recovery deductions or intangible drilling and development cost deductions are recaptured as a result of the disposition of any Joint Operation assets, the character of the gain allocated under other provisions of this Exhibit shall be determined and allocated to the Parties in such a manner, and in the proportion, that (to the maximum extent possible) those Parties who originally received allocations of cost recovery and intangible drilling and development cost deductions attributable to the assets disposed of shall be allocated the ordinary income element of any gain realized and recognized.

(g)
The deduction for depletion with respect to each separate Joint Operation oil and gas property (as defined in Section 614 of the Code) shall be computed separately by each Party rather than by the Joint Operation and shall not be charged or credited to any Party's capital account except to the extent and in the manner provided in Paragraph 4; and for purposes of such computation, each Party shall be considered to own, and shall be allocated, its proportionate share of the adjusted basis in each Joint Operation oil and gas property. The proportionate share of each Party in the adjusted basis of each Joint Operation oil or gas property shall be such Party's interest in the capital of the Joint Operation with respect to that property, which, in turn, shall be determined in accordance with its interest (i) in the Joint Operation capital used to acquire or provide capitalized improvements to such property if the property is acquired or improved by the Joint Operation, or (ii) in the adjusted basis of the property if such property is contributed to the Joint Operation. Each Party shall separately keep records of its share of the adjusted basis in each oil and gas property, adjust such share of the adjusted basis for any cost or percentage depletion allowable on such property, and use such adjusted basis in the computation of its gain or loss on the disposition of such property. Upon the request of the Operator, each Party shall advise the Operator of its adjusted basis on each oil and gas property of the Joint Operation as computed in accordance with the provisions of this subparagraph (g).

(h)
The consequent decrease in deduction or increase in income resulting from any dry hole or bottom hole contribution obtained from a third person in connection with the drilling of a well on Joint Operation oil and gas properties shall be allocated in the same manner as the costs of drilling such well are charged to the Parties under the provisions of the Agreement and this Exhibit.

(i)
All the losses, deductions and credits not falling within subparagraphs (b), (c), (d), (e), (f), (g) and (h) of this Paragraph 6 shall be allocated to and accounted for by each Party in accordance with its respective contribution to the asset or the costs and expenses to which such items relate.

(j)	Notwithstanding the preceding provisions of this Paragraph:

(i)
If the Parties agree that the fair market value of any asset considered contributed to the Joint Operation differs from its adjusted basis to the contributing Party immediately preceding such contribution, items of income, gain, loss, and deduction with respect to such asset, as computed for federal income tax purposes, shall be shared among the Parties so as to take account of the variation between the basis of the asset to the Joint Operation and its fair market value at the time of contribution in accordance with the principles of Section 704(c) of the Code; and upon any sale or other disposition of such property by the Parties, the portion of the proceeds attributable to (A) any excess of the fair market value at the date of contribution (less accumulated depreciation and Simulated Depletion on such amount from and after the date of contribution as computed in accordance with Paragraph 4(d)(iii) over its adjusted basis at the date of contribution (less the depreciation and Simulated Depletion on such basis from and after the date of contribution) shall result in taxable gain to the contributing Party only or (B) any excess of the adjusted basis at the date of contribution (less depreciation and Simulated Depletion on such basis from and after the date of contribution) over its fair market value at the date of contribution (less depreciation and Simulated Depletion on such amount from and after the date of contribution as computed in accordance with Paragraph 4(d)(iii) shall result in taxable loss to the contributing Party only; and such income, gain, loss, or deduction shall not be reflected in any Party's capital account; and

(ii)
If Joint Operation property is revalued as provided in Paragraph 4(d)(v), the Parties' distributive shares of depreciation, depletion, amortization, and gain or loss with respect to such property, as computed for federal income tax purposes, shall be determined so as to take account of the variation between the adjusted tax basis and Book Value of the property in a manner similar to that described in clause (i) above and in accordance with the principles of Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Section 704(b) Regulations and such income, gain, loss, or deduction shall not be reflected in any Party's capital account.

7.
Distribution Upon Dissolution. Upon any actual termination of the Joint Operation pursuant to Paragraph 3 above, the business of the Joint Operation shall be wound up and concluded, and the assets of the Joint Operation shall be distributed to the Parties as described below.

(a)	Debts of the Joint Operation, other than to Parties, shall be paid; then

(b)	Debts owed by the Joint Operation to Parties shall be paid; then

(c)	All remaining assets of the Joint Operation shall be distributed to the Parties as follows:

(i)
If all the Parties consent, selected Joint Operation property may be sold, and any resulting gain or loss (including Simulated Gain or Simulated Loss) from each sale shall be computed and allocated to the capital accounts of the Parties as provided in Paragraphs 4 and 6.

(ii)
With respect to any properties of the Joint Operation not sold pursuant to subparagraph (i) above, the fair market value (determined without regard to Section 7701(g) of the Code) of such properties shall be determined and the unrealized gain or loss (unrealized Simulated Gain or Simulated Loss in the case of oil or gas properties) that would have been realized if the sale of all such properties at their fair market values (taking into account Section 7701(g) of the Code) had occurred shall be charged or credited to the capital accounts of the Parties as provided in subparagraph (i) above as if such properties had actually been sold.

(iii)
After the allocations of gain or loss (including Simulated Gain or Simulated Loss) required by subparagraphs (i) and (ii) above have been credited or debited, as the case may be, to the capital accounts of the Parties, the balances of the capital accounts of the Parties shall be determined.

(iv)
If the credit balance of the capital account of each Party is equal to that Party's share (under the Agreement) of the cash (both actual and the deemed sales proceeds based upon the fair market value of Joint Operation property deemed to have been sold under subparagraph (ii) above), the assets of the Joint Operation shall be distributed to and owned by the Parties in the same ratio as such properties are owned under this Agreement.

(v)
If (A) the credit balance of the capital account of any Party shall be greater than or less than (B) that Party's share (under the Agreement) of the cash (both actual and the deemed sales proceeds based upon the fair market value of the Joint Operation property deemed to have been sold under clause (ii) above) (any such excess of (B) over (A) being referred to as a "Capital Account Deficiency" and any such excess of (A) over (B) being hereafter referred to as a "Capital Account Surplus"), any Party with a Capital Account Deficiency shall either (x) increase its capital account to a level sufficient to eliminate the Capital Account Deficiency by contributing cash to the Joint Operation, which cash shall then be distributed to the Party having a Capital Account Surplus, or (y) designate cash of the Joint Operation or an interest in properties of the Joint Operation in an amount or having a fair market value equal to the quotient of the Capital Account Deficiency divided by the applicable ownership interest (under the Agreement) of the Party having such Capital Account Deficiency, which shall be distributed to the Party having a Capital Account Surplus; and thereafter, the remaining assets of the Joint Operation shall be distributed to and owned by the Parties in accordance with their respective positive capital account balances; provided, however, such distribution of any property of the Joint Operation shall, to the maximum extent possible, be made in accordance with the Parties' respective ownership interests in the properties under the Agreement; and

(vi)
After the properties and interests of the Joint Operation have been distributed to the Parties pursuant to clause (iv) or (v) above, if any party shall have a deficit in its capital account, it shall restore the amount of such deficit by contributing cash to the Joint Operation, which amount shall be distributed to the Parties in accordance with their remaining positive capital account balances;

provided, however, that notwithstanding the foregoing provisions of this Paragraph 7(c), upon the liquidation of the Joint Operation or any Party's interest in the Joint Operation, the Parties intend that liquidating distributions will be made in all cases in accordance with the positive capital account balances of the Parties after taking into account all capital account adjustments pursuant to Paragraph 4 and this Paragraph 7(c) for the Joint Operation taxable year during which such liquidation occurs, and that any Party restore any deficit capital account balance required to be restored pursuant to Paragraph 7(c)(vi), by the end of such taxable year or, if later, within 90 days after the date of such liquidation; and for purposes hereof (x) the liquidation of a Party's interest in the Joint Operation shall be considered to occur upon the earlier of the date upon which there is a liquidation of the Joint Operation or the date upon which there is a liquidation of the Party's interest in the Joint Operation under Treas. Reg. 1.761-1(d), and (y) the liquidation of the Joint Operation shall be considered to occur upon the earlier of the date the Joint Operation is terminated under Section 708(b)(1) of the Code or the date upon which the Joint Operation ceases to be a going concern (even though it may be considered to continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to the Parties).

All assignments made under the provisions of this Paragraph shall be by special warranty. It is understood and agreed that it shall be the obligation of each Party, as nominee for the Joint Operation, to make such assignments as are required upon termination of the Joint Operation in accordance with the foregoing provisions of this Paragraph 7. Such assignments shall be made subject to the liability of each assignee for costs, expenses and liabilities theretofore incurred or for which commitment had been made by the Operator prior to the date of termination and such costs, expenses and liabilities shall be allocated to such assignee pursuant to this Exhibit.

8.
Joint Operation Level Tax Audits. The Parties agree that the Operator will be treated as the tax matters partner of the Joint Operation pursuant to Section 6231(a)(7) of the Code. The Operator shall inform all other Parties of all matters which may come to its attention in its capacity as tax matters partner by giving notice thereof within ten days after becoming so informed. The Operator shall not take any action contemplated by Sections 6222 through 6232 of the Code unless the Operator has first given the other Parties notice of the contemplated action. This provision is not intended to authorize the Operator to take any action which is left to the determination of an individual Party under Sections 6222 through 6232 of the Code.

9.
Application of this Exhibit. It is understood and agreed that in the event the terms of this Exhibit conflict with any of the terms and conditions of the Agreement then in such event as between the Parties hereto the terms of this Exhibit shall control on the point of such conflict.

EXHIBIT “H”

Attached to and made a part of that certain
Operating Agreement naming
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC and Gordy Oil Company, as Non-Operators.

MEMORANDUM OF OPERATING AGREEMENT
AND FINANCING STATEMENT
(LOUISIANA)

To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.

1.0
This Memorandum of Operating Agreement and Financing Statement (Louisiana) (this “Memorandum”) is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by the undersigned, duly authorized representative of Hall-Houston Exploration III, L.P., whose taxpayer identification number is ___________, and whose address is _______________________Ridgewood Energy Corporation, whose taxpayer identification number is ___________, and whose address is _______________________, Royal Offshore, LLC, whose taxpayer identification number is ___________, and whose address is _______________________, and Gordy Oil Company, whose taxpayer identification number is ___________, and whose address is _______________________ (the “Non-Operating Party”), and the undersigned, duly authorized representative of Walter Oil & Gas Corporation, a Texas corporation, whose taxpayer identification number is ___________, and whose address is 1100 Louisiana Street, Suite 200, Houston, Texas 77002 (the “Operator”).

2.0
The Operator and the Non-Operating Party are parties to that certain Operating Agreement dated February 1, 2010 (“Operating Agreement”), which Operating Agreement provides for the development and production of crude oil, natural gas and associated substances from the well described in Exhibit “A” of the Operating Agreement and in Attachment “1” to this Memorandum (hereinafter called the “Contract Area”) and which designates Walter Oil & Gas Corporation as the Operator, to conduct such operations for itself and the Non-Operating Parties.  All such leases and any future oil and gas wells within the Contract Area that may be acquired by the Operator and the Non-Operating Parties (including substitutions for or replacements of existing leases) are hereinafter called the “Lease.”

3.0
Among other provisions, the Operating Agreement (a) provides for certain liens, mortgages, pledges and security interests to secure payment by the parties of their respective share of costs and performance of other obligations under the Operating Agreement, (b) contains an Accounting Procedure, which establishes, among other things, interest to be charged on indebtedness, certain costs, and other expenses under the Operating Agreement at the rate set forth therein, (c) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall (i) be deemed to have relinquished their interest in production until the carrying consenting parties recover their costs of such operations plus a specified amount or  (ii) forfeit their interest in certain Leases or portions thereof involved in such operations, (d) grants each party to the Operating Agreement the right to take in kind its proportionate share of all oil and gas produces from the Contract Area, and (e) includes a volumetric Gas Balancing Agreement which is attached as Exhibit “E” to the Operating Agreement.

4.0
The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

5.0
In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operating Parties set forth in the Operating Agreement, the Operator and the Non-Operating Parties hereby agree as follows:

5.1
Each Non-Operating Party hereby grants to the Operator a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease, (b) the oil and gas in, on, under, and that may be produced from the lands covered by the Lease or included within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

5.2
Each Non-Operating Party hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the offshore blocks covered by the Lease or the Contract Area or attributable to the Lease or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (d) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all platforms, wells, facilities, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or the Contract Area or maintained or used in connection with the ownership, use, or exploitation of the Lease or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease or the Contract Area, and the cash or other proceeds realized from any sale, transfer, disposition or conversion thereof.  The interest of the Non-Operating Parties in and to the oil and gas produced from or attributable to the Lease or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease or the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-Operating Party hereunder covers (i) all substitutions, replacements, and accessions to the property of such Non-Operating Party described herein and is intended to cover all of the rights, titles, and interests of such Non-Operating Party in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-Operating Party in connection with the Lease or Contract Area, or the oil and gas produced from or attributable to the Lease or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-Operating Party in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of such Non-Operating Party in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease or the Contract Area, including the following:

(1)
all of its rights, title, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment “1”, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements, and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease or the Contract Area;

(2)
all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment “1”, to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease or the Contract Area; and

(3)
all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Lease or the Contract Area.

5.3
To the extent susceptible under applicable law, the mortgage and the security interest granted by each Non-Operating Party in the Operating Agreement and this Memorandum shall secure (a) the complete and timely performance of and payment by such Non-Operating Party to the Operator of all of its obligations and indebtedness of every kind and nature, whether now owned by such Non-Operating Party or hereafter arising pursuant to the Operating Agreement and this Memorandum, and (b) the payment of all expenses incurred by the Operator and the Participating Parties for (or on account of) any and all operations conducted pursuant to the Operating Agreement (“Costs”) and other expenses properly charged to such Non-Operating Party together with (1) interest on such indebtedness, Costs, and other expenses at the rate set forth in Exhibit “C” attached hereto (the “Accounting Procedure”) or the maximum rate allowed by law, whichever is the lesser, (2) reasonable attorneys’ fees, (3) court costs, and (4) other directly related collection costs.

5.4
This Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of Chapter 9 of the Louisiana Commercial Laws, La. R.S.  10:9-101 et seq. (the “Uniform Commercial Code,” as adopted in the State of Louisiana), and, as such, for the purposes of the security interest in favor of the Operator, may be filed for record in the office of the Clerk of Court of any parish in the State of Louisiana, with the Operator being the secured party and the Non-Operating Parties being the debtors with respect to such filing.

5.5
The maximum amount for which the mortgage herein granted by each Non-Operating Party shall be deemed to secure the obligations and indebtedness of such Non-Operating Party to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the “Limit of the Mortgage of each Non-Operating Party”).  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-Operating Party to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-Operating Party, the liability of each Non-Operating Party under this Memorandum and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-Operating Party for, an amount exceeding) the actual obligations and indebtedness (including all interest charges, costs, attorneys’ fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of such Non-Operating Party pursuant to the Operating Agreement.

5.6
The Operator hereby grants to each Non-Operating Party a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease, (b) the oil and gas in, on, under, and that may be produced from the lands covered by the Lease or included within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

5.7
The Operator hereby grants to each Non-Operating Party a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the offshore blocks covered by the Lease or the Contract Area or attributable to the Lease or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all platforms, wells, facilities, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the property covered by the Lease or the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Lease or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease or the Contract Area and the cash or other proceeds realized from any sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil and gas produced from or attributable to the Lease or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease or the Contract Area.  To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers (i) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Lease or the Contract Area, or the oil and gas produced from or attributable to the Lease or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease or the Contract Area, including the following:

(1)
all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment “1”, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease or the Contract Area;

(2)
all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment “1”, to the extent, and only to the extent, that those contracts and agreements cover or include all or any portion of the Lease or the Contract Area; and

(3)
all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, license, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease or the Contract Area.

5.8
To the extent susceptible under applicable law, the mortgage and the security interest granted by the Operator in the Operating Agreement and this Memorandum shall secure (a) the complete and timely performance of and payment by the Operator to the Non-Operating Parties of all of its obligations and indebtedness of every kind and nature, whether now owned or hereafter arising pursuant to the Operating Agreement and this Memorandum, and (b) the payment of all Costs and other expenses properly charged to the Operator, together with (1) interest on such indebtedness, Costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (2) reasonable attorneys’ fees, (3) court costs, and (4) other directly related collection costs.

5.9
For the purposes of the security interest in favor of the Non-Operating Parties, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) may be filed as a non-standard form of financing statement pursuant to the Uniform Commercial Code in the office of the Clerk of Court of any parish in the State of Louisiana, with the Non-Operating Parties being the secured parties and the Operator being the debtor with respect to such filing.

5.10
The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operating Parties as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the “Limit of the Mortgage of the Operator”), irrespective of the total number of non-operators party to the Operating Agreement at any time.  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-Operating Parties is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Memorandum and the mortgage and security interest granted hereby shall be limited to (and the Non-Operating Parties shall not be entitled to enforce the same against Operator for, an amount exceeding) the actual obligations and indebtedness (including all interest charges, costs, attorneys’ fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to the Operating Agreement.

6.0
To serve as notice of the existence of the Operating Agreement as a burden on the title of the Operator and the Non-Operating Parties to their interest in and to the Lease and the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law, this Memorandum is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes in which the offshore blocks covered by the Lease or included within the Contract Area are located or adjacent pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.  All parties to the Operating Agreement are identified on Attachment “1” hereto.

7.0
If performance of any obligation under the Operating Agreement or payment of any indebtedness created hereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code.  If any Non-Operating Party does not pay its indebtedness or perform its obligations under the Operating Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of such Non-Operating Party’s production and collect such indebtedness out of the proceeds from the sale of such Non-Operating Party’s share of production until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such Non-Operating Party’s share of production.  Any purchaser of such production shall be entitled to rely on the Operator’s statement concerning the amount of indebtedness owed by such Non-Operating Party and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such Non-Operating Party.

8.0
Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Operator, on behalf of all parties to the Operating Agreement, shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement.  Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum.  In addition, at any time prior to the filing of such release and termination instrument, each of the Operator and the Non-Operating Parties shall have the right to (i) file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

9.0
It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term, or provision held to be invalid.

10.0
This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

11.0
A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof.  By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

12.0
This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument.  For purposes of recording in each of the records described in Paragraph 6 above, duplicate copies of this Memorandum with individual signature pages attached thereto may be filed of record, one copy of each to be indexed in the name of the Operator, as grantor, and one copy of each to be indexed in the name of each Non-Operating Party, as grantor, and duplicate copies of this Memorandum with individual signature pages attached thereto may be filed in the appropriate Uniform Commercial Code records, one filing for the Operator, as secured party, and another filing for the Non-Operating Parties, as secured parties.  The respective addresses of the Operator, as both secured party and debtor, and the Non-Operating Parties, as both debtors and secured parties, at which information with respect to the security interests created in the Operating Agreement may be obtained, are set forth in Paragraph 1.0 of this Memorandum.

13.0
The Operator and the Non-Operating Parties hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to effectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

14.0
Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

EXECUTED on the dates set forth below each signature but effective as of the 1st day of April, 2009.

OPERATOR:

WITNESSES:	WALTER OIL & GAS CORPORATION

By:
Ron A. Wilson
Vice President

NON-OPERATORS:

WITNESSES:	Hall-Houston Exploration III, L.P.

By:
Name:
Title:

WITNESSES:	Ridgewood Energy Corporation

By:
Name:
Title:

WITNESSES:	Royal Offshore, LLC

By:
	Name:	J. Scott Smith
	Title:	President

WITNESSES:	Gordy Oil Company

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared Ron A. Wilson, to me personally known, who, being by me duly sworn, did say that he is the Vice President of Walter Oil & Gas Corporation, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared __________________________, to me personally known, who, being by me duly sworn, did say that he is the _________________ of Hall-Houston Exploration III, L.P., a ______________ limited partnership, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared Russell D. Gordy, to me personally known, who, being by me duly sworn, did say that he is the President of Gordy Oil Company, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ___________________, 2010, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Ridgewood Energy Corporation,  a _________________ corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF NUECES	§

On this ____ day of ___________________, 2010, before me appeared J. Scott Smith, to me personally known, who, being by me duly sworn, did say that he is the President of Royal Offshore, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

ATTACHMENT “1”

Attached to and made a part of the Memorandum of Operating Agreement and
Financing Statement (Louisiana) dated effective February 1, 2010, by and between
Walter Oil & Gas Corporation, as Operator
and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation  , Royal Offshore, LLC
and Gordy Oil Company, as Non-Operators.

I.	CONTRACT AREA

A.
OCS-G 27982, dated effective July 1, 2006, between the United States of America, as LESSOR, and Walter Oil & Gas Corporation, as LESSEE, covering and affecting lands described as all of Block 834, Ewing Bank Area, OCS Official Protraction Diagram NH 15-12, containing 5,760 acres, more or less, subject to the below limitation.

Limitation: As to Ridgewood Energy Corporation and Hall-Houston Exploration III, L.P., and only as to Ridgewood Energy Corporation and Hall-Houston Exploration III, L.P., the SW/4 NW/4, S/2 SE/4 NW/4, N/2 NE/4 SW/4 and the N/2 NW/4 SW/4 of Ewing Banks block 834 limited to those depths between 8,200’ TVD to 9,700’ TVD shall be specifically excluded from this Operating Agreement.

B.
OCS-G 33140, dated effective July 1, 2009, between the United States of America, as LESSOR, and  Noble Energy Corporation, as LESSEE, effective June 1, 200 covering and affecting lands described as all of Block 790, Ewing Bank Area, OCS Official Protraction Diagram, NH 15-12, containing approximately 5,760 acres, more or less; limited however to the following lands and depths:

The Southwest Quarter of the Southwest Quarter (SW/4 SW/4), the South Half of the Southeast Quarter of the Southwest Quarter (S/2 SE/4 SW/4), and the South Half of the Southwest Quarter of the Southeast Quarter (S/2 SW/4 SE/4) of Ewing Bank Block 790; and further limited to those depths from 17,000’ true vertical depth subsea to 22,500’ true vertical depth subsea

II.	This Memorandum of Operating Agreement and Financing Statement is entered into pursuant to those certain Participation Agreements dated effective as of February 1, 2010, between:

A.	Walter Oil & Gas Corporation and Hall-Houston Exploration III, L.P.;
B.	Walter Oil & Gas Corporation and Ridgewood Exploration Corporation;
C.	Walter Oil & Gas Corporation and Royal Exploration Company, Inc.; and
D.	Walter Oil & Gas Corporation and Gordy Oil Company

III.	Working Interests of the Parties:

Walter	47.50000
Hall-Houston	12.50000
Ridgewood	20.00000
Royal	10.00000
Gordy	10.00000

TOTAL	100.00000

IV.	The names, addresses and representatives of the Parties hereunder follows:

Walter Oil & Gas Corporation	Hall-Houston Exploration III, L.P.
Attn: Mr. Ron A. Wilson	Attn: Mr. Scott Coe
1100 Louisiana, Suite 200	4605 Post Oak Place, Suite 100
Houston, Texas 77002-5299	Houston, Texas 77027
Ph: (713) 659-1221	Ph: 713/337-8903
Fax: (713) 756-1177	Fax: 713/337-8910

Ridgewood Energy Corporation
Attn:  Mr. Greg Tabor
11700 Katy Freeway, Suite 280
Houston, Texas  77079
Ph:           (713) 293-9384
Fax:           (713) 293-8449

Royal Offshore, LLC
Attn:  Mr. Ham Rogers
500 North Shoreline, Suite 807
Corpus Christi, Texas  78471
Ph:  361/ 888-4792
Fax: 361/888-8190

Gordy Oil Company
Attn:  Mr. Russell Gordy
One Kingwood Place
600 Rockmead, Suite 110
Kingwood, Texas  77339
Ph:  713.951.0100
Fax: 713.951.0191

RATIFICATION AND AMENDMENT OF OPERATING AGREEMENT

Reference is herein made for all purposes to that certain Offshore Operating Agreement dated effective February 1, 2010, originally by and between Walter Oil & Gas Corporation (“Walter”), as operator, and Hall-Houston Exploration III, L.P., Ridgewood Energy Corporation, Royal Offshore, LLC and Gordy Oil Company, as non-operators, (the “Operating Agreement”), as amended, covering all of OCS-G 27982, Ewing Bank, Block 834; and the Southwest Quarter of the Southwest Quarter (SW/4 SW/4), the South Half of the Southeast Quarter of the Southwest Quarter (S/2 SE/4 SW/4), and the South Half of the Southwest Quarter of the Southeast Quarter (S/2 SW/4 SE/4) of OCS-G 33140, Ewing Bank Block 790 and further limited on block 790 to those depths from 17,000’ true vertical depth subsea to 22,500’ true vertical depth subsea (the “Leases”).

WHEREAS, by prior agreement, Ridgewood acquired all of Hall-Houston’s interest in the Operating Agreement, the Ewing Banks block 834 lease, and, subject to Noble’s consent, that certain Farmout and Co-Development Agreement with Noble Energy, Inc. (“Noble”), dated September 1, 2009, and covering parts of Ewing Banks block 790;

WHEREAS, Ridgewood Energy Corporation has assigned all of its 32.5% interest in the Operating Agreement and Leases to its internal program participants, REC Funds and ILX (as defined below), in the percentages shown on Exhibit “A”;

WHEREAS, Ridgewood Energy Corporation, as agent, collectively manages 32.5% interest in the Operating Agreement and the Leases covered by the Operating Agreement on behalf of 1) the stipulated Ridgewood investment funds listed on Exhibit “A” pursuant to various fund operating agreements (the “REC Funds”), and 2) ILX Prospective Leases, LLC (“ILX”) pursuant to that certain participation agreement dated July 27, 2010, and management services agreement dated  September 21, 2010.  The REC Funds and ILX will be collectively referred to herein as the “Ridgewood Managed Interests”;

WHEREAS, Houston Energy Deepwater Ventures VII, LLC (“HE”) and Walter have entered into that certain Participation Agreement dated effective December 15, 2011 whereby Walter agreed to assign HE a One Percent (1%) interest in the Operating Agreement, the Ewing Banks block 834 lease, and, subject to Noble’s consent, that certain Farmout and Co-Development Agreement with Noble Energy, Inc. (“Noble”), dated September 1, 2009, and covering parts of Ewing Banks block 790;

WHEREAS, the Ridgewood Managed Interests and HE do each desire to ratify, confirm and adopt the Operating Agreement, as amended, as to its interest, and to comply with all of the terms and conditions thereof;

WHEREAS, Walter, the Ridgewood Managed Interests, Gordy, Royal and HE desire to remove the Exhibit “A” attached to the Operating Agreement and replace it with the Exhibit “A” attached hereto to reflect the current ownership;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

HE and the Ridgewood Managed Interests each do hereby ratify, confirm and adopt the Operating Agreement, as to its interests, and hereby agrees to comply with all of the terms and conditions thereof, as to its interest.

 Walter, the Ridgewood Managed Interests, Gordy, and Royal waive any preferential right to purchase the interests acquired by HE under the agreement referred to above, as to this transaction and only as to this transaction, and to amend Exhibit “A” to the Operating Agreement to reflect the joinder of HE, and to set out the interest of the parties with respect to the Leases, the initial test well and Operating Agreement.  All parties hereto agree that the Exhibit “A” currently attached to the Operating Agreement, as amended, is hereby deleted and the revised Exhibit “A” attached hereto is substituted in lieu thereof.

This Ratification may be executed in multiple counterparts, each of which when so executed shall be given the effect of execution of the original instrument.  When so executed, the signatures of the parties as attached hereto may be combined in, and treated, and given effect, for all purposes, as a single instrument.

This Ratification shall be binding on the parties hereto, their successors and assigns forever.

IN WITNESS WHEREOF, this Ratification is executed effective as of December 15, 2011.

WITNESSES:	Walter Oil & Gas Corporation

[Illegible]

/s/ Lauren Hagerty	By:	/s/ Ron A. Wilson

	Name:	Ron A. Wilson

	Title:	Vice President

/s/ Anne Rees	Royal Offshore, LLC

/s/ Sheila Craven	By:	/s/ J. Scott Smith

	Name:	J. Scott Smith

	Title:	President

Gordy Oil Company

By:

Name:

Title:

Houston Energy Deepwater Ventures VII, LLC

By:

P. David Amend

Sr. Executive Vice President

Royal Offshore, LLC

By:

Name:

Title:

Gordy Oil Company

By:	/s/ Russell Gordy

Name:	Russell Gordy

Title:	President

Houston Energy Deepwater Ventures VII, LLC

By:

P. David Amend

Sr. Executive Vice President

Royal Offshore, LLC

By:

Name:

Title:

Gordy Oil Company

By:

Name:

Title:

[Illegible]	Houston Energy Deepwater Ventures VII, LLC

[Illegible]	By:	/s/ P. David Amend

P. David Amend

Sr. Executive Vice President

Ridgewood Energy O Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy Q Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy S Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy T Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy V Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy W Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy Y Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy A-1 Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy B-1 Fund, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

Ridgewood Energy Gulf of Mexico Oil & Gas Fund, L.P.

[Illegible]	By:	Ridgewood Energy Corporation, Manager

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

ILX Prospective Leases, LLC

[Illegible]	By:	Ridgewood Energy Corporation, Attorney-in-Fact

[Illegible]	By:	/s/ W. Greg Tabor

Name: W. Greg Tabor

Title: Executive Vice President

ACKNOWLEDGMENT

THE STATE OF TEXAS§

                                            §

COUNTY OF HARRIS   §

On this 26th day of January, 2012, before me appeared Ron A. Wilson, to me personally known, who, being by me duly sworn, did say that he is the Vice President of Walter Oil & Gas Corporation, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Kimberly Jenein Escoffery

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this ____ day of _______, 2012, before me appeared P. David Amend, to me personally known, who, being by me duly sworn, did say that he is the Sr. Executive Vice President of Houston Energy Deepwater Ventures VII, LLC, a Texas limited liability company, and that said instrument was signed in behalf of said company by authority of its Managing Member and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this ____ day of ________, 2012, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that Ridgewood Energy Corporation serves in the capacity of Attorney-in-Fact on behalf of ILX Prospective Leases, LLC, a ________corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                            §

COUNTY OF NUECES   §

On this 26th day of January, 2012, before me appeared J. Scott Smith, to me personally known, who, being by me duly sworn, did say that he is the President of Royal Offshore, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Hamilton Rogers

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this 24th day of January, 2012, before me appeared Russell D. Gordy, to me personally known, who, being by me duly sworn, did say that he is the President of Gordy Oil Company, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Brianne Yeary

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this ____ day of ________, 2012, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Ridgewood Energy Corporation,  as Agent, for Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, and Ridgewood Energy Gulf of Mexico Oil & Gas Fund, L.P. and that said instrument was signed on behalf of said entities by their agent by requisite authority and said appearer acknowledged said instrument to be the free act and deed of said entities.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

ACKNOWLEDGMENT

THE STATE OF TEXAS§

                                            §

COUNTY OF HARRIS   §

On this ____ day of ________, 2012, before me appeared Ron A. Wilson, to me personally known, who, being by me duly sworn, did say that he is the Vice President of Walter Oil & Gas Corporation, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this 31st day of January, 2012, before me appeared P. David Amend, to me personally known, who, being by me duly sworn, did say that he is the Sr. Executive Vice President of Houston Energy Deepwater Ventures VII, LLC, a Texas limited liability company, and that said instrument was signed in behalf of said company by authority of its Managing Member and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Sue A. Alford

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this ____ day of ________, 2012, before me appeared Russell D. Gordy, to me personally known, who, being by me duly sworn, did say that he is the President of Gordy Oil Company, a Texas corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this 25th day of January, 2012, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Ridgewood Energy Corporation,  as Agent, for Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, and Ridgewood Energy Gulf of Mexico Oil & Gas Fund, L.P. and that said instrument was signed on behalf of said entities by their agent by requisite authority and said appearer acknowledged said instrument to be the free act and deed of said entities.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Tina Doughty

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                           §

COUNTY OF HARRIS  §

On this 25th day of January, 2012, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that Ridgewood Energy Corporation serves in the capacity of Attorney-in-Fact on behalf of ILX Prospective Leases, LLC, a Delaware corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said corporation.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

[NOTARY SEAL]	/s/ Tina Doughty

Notary Public in and for the State of Texas

THE STATE OF TEXAS§

                                            §

COUNTY OF NUECES   §

On this ____ day of ________, 2012, before me appeared J. Scott Smith, to me personally known, who, being by me duly sworn, did say that he is the President of Royal Offshore, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

In witness whereof, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for the State of Texas

EXHIBIT "A"

Attached to and made a part of that certain
Operating Agreement dated February 1, 2010 naming
Walter Oil & Gas Corporation, as Operator
and Houston Energy, LP, Ridgewood Energy Company, Royal Offshore, LLC and Gordy Oil Company, as Non-Operators.

Amended December 15, 2011

I.	This Operating Agreement covers the following described leases and lands:

A.
OCS-G 27982, dated effective July 1, 2006, between the United States of America, as LESSOR, and Walter Oil & Gas Corporation, as LESSEE, covering and affecting lands described as all of Block 834, Ewing Bank Area, OCS Official Protraction Diagram NH 15-12, containing 5,760 acres, more or less.

Limitation: As to Ridgewood Energy Corporation., and only as to Ridgewood Energy Corporation, the SW/4 NW/4, S/2 SE/4 NW/4, N/2 NE/4 SW/4 and the N/2 NW/4 SW/4 of Ewing Banks block 834 limited to those depths between 8,600’ TVD to 9,700’ TVD shall be specifically excluded from this Operating Agreement.

B.
OCS-G 33140, dated effective July 1, 2009, between the United States of America, as LESSOR, and  Noble Energy Corporation, as LESSEE, effective June 1, 200 covering and affecting lands described as all of Block 790, Ewing Bank Area, OCS Official Protraction Diagram, NH 15-12, containing approximately 5,760 acres, more or less; limited however to the following lands and depths:

The Southwest Quarter of the Southwest Quarter (SW/4 SW/4), the South Half of the Southeast Quarter of the Southwest Quarter (S/2 SE/4 SW/4), and the South Half of the Southwest Quarter of the Southeast Quarter (S/2 SW/4 SE/4) of Ewing Bank Block 790; and further limited to those depths from 17,000’ true vertical depth subsea to 22,500’ true vertical depth subsea

II.	This Operating Agreement is entered into pursuant to those certain Participation Agreements dated effective as of February 1, 2010, between:

A.	Walter Oil & Gas Corporation and Hall Houston Exploration, L.P.;
B.	Walter Oil & Gas Corporation and Ridgewood Exploration Corporation;
C.	Walter Oil & Gas Corporation and Royal Production Company, Inc.; and
D.	Walter Oil & Gas Corporation and Gordy Oil Company
E.	Walter Oil & Gas Corporation and Houston Energy, L.P. (dated December 15, 2011)

III.	Working Interests of the Parties

Participant

Walter Oil & Gas Corporation	46.50000%
Ridgewood Energy Corporation, as Agent for	32.50000%

    ILX Prospective Leases, LLC (6.25%)
    Ridgewood Energy O Fund, LLC (5.00%)
    Ridgewood Energy Q Fund, LLC (2.25%)
    Ridgewood Energy S Fund, LLC (2.50%)
    Ridgewood Energy T Fund, LLC (2.00%)
    Ridgewood Energy V Fund, LLC (3.00%)
    Ridgewood Energy W Fund, LLC (3.00%)
    Ridgewood Energy Y Fund, LLC (2.00%)
    Ridgewood Energy A-1 Fund, LLC (2.00%)
    Ridgewood Energy B-1 Fund, LLC (3.00%)
    Ridgewood Energy Gulf of Mexico Oil & Gas Fund, L.P. (1.50%)

Royal Offshore, LLC	10.00000%
Gordy Oil Company	10.00000%
Houston Energy Deepwater Ventures VII, LLC	1.00000%
TOTAL	100.00000%

IV.	Permitted Burdens

A.
That certain overriding royalty interest described in Section V. of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Hall-Houston Exploration III, L.P. on the other hand;

B.
That certain overriding royalty interest described in Section V. of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Ridgewood Energy Corporation, on the other hand;

C.
That certain overriding royalty interest described in Section V. of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Gordy Oil Company, on the other hand;

D.
That certain overriding royalty interest described in Section V. of the Participation Agreement dated effective February 1, 2010, between Walter Oil & Gas Corporation, on the one hand, and Royal Offshore, LLC,  on the other hand;

E.
That certain royalty interest due to Noble Energy, Inc. pursuant to that certain Farmout and Co-Development Agreement dated September 1, 2009 by and between Walter Oil & Gas Corporation, as Farmee and Noble Energy, Inc. as Farmor;

F.
That certain overriding royalty interest described in Section VI. Of the Participation Agreement dated effective December 15, 2011 between Walter Oil & Gas Corporation, on the one hand, and Houston Energy, L.P. on the other hand.

V.	The names, addresses and representatives of the Parties hereunder follows:

Walter Oil & Gas Corporation
Attn:  Mr. Ron A. Wilson
1100 Louisiana, Suite 200
Houston, Texas 77002-5299
Ph:           (713) 659-1221
Fax:           (713) 756-1177

Ridgewood Energy Corporation, as Agent for

ILX Prospective Leases, LLC
Ridgewood Energy O Fund, LLC
Ridgewood Energy Q Fund, LLC
Ridgewood Energy S Fund, LLC
Ridgewood Energy T Fund, LLC
Ridgewood Energy V Fund, LLC
Ridgewood Energy W Fund, LLC
Ridgewood Energy Y Fund, LLC
Ridgewood Energy A-1 Fund, LLC
Ridgewood Energy B-1 Fund, LLC
Ridgewood Energy Gulf of Mexico Oil & Gas Fund, L.P.

Attn:  Mr. W. Greg Tabor
1254 Enclave Parkway, Ste 600
Houston, Texas  77077
Ph:           (281) 293-8449
Fax:           (281) 293-7705

Royal Offshore, LLC
Attn:  Mr. Ham Rogers
500 North Shoreline, Suite 807
Corpus Christi, Texas  78471
Ph:           (361) 888-4792
Fax:           (361) 888-8109

Gordy Oil Company
Attn:  Mr. Russell Gordy
100 Waugh Drive, Suite 400
Houston, Texas 77007
Ph:  (713) 951-0100
Fax: (713) 951-0191

Houston Energy Deepwater Ventures, VII, LLC
Attn:  Mr. Allen Wilhite
1415 Louisiana, Suite 2400
Houston, Texas  77002
Phone:      (713) 586-5744
Fax:           (713) 650-8305